                                                                    EXHIBIT 10.4

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*].

                         STORAGE TECHNOLOGY CORPORATION
                                      AND
                        LSI LOGIC STORAGE SYSTEMS, INC.

                   AMENDED AND RESTATED DISTRIBUTOR AGREEMENT

                              DATE: APRIL 15, 2004
                                  CONTRACT [*]

                               TABLE OF CONTENTS

 1.  DEFINITIONS........................................................  1
     "AFFILIATE"........................................................  1
     "BUILD TO ORDER"...................................................  1
     "CERTIFIED COMPATIBLE".............................................  1
     "CHANGE OF CONTROL"................................................  1
     "CO-BRANDED PRODUCTS"..............................................  1
     "COMPATIBILITY"....................................................  2
     "COMPETITOR".......................................................  2
     "COMPETITOR CHANGE OF CONTROL".....................................  2
     "CONFIDENTIAL INFORMATION".........................................  2
     "CONTRACT".........................................................  2
     "CONTROL"..........................................................  2
     "DISTRIBUTORS".....................................................  2
     "DEAD ON ARRIVAL OR DOA"...........................................  2
     "EPIDEMIC FAILURE".................................................  3
     "END OF LIFE"......................................................  3
     "END OF SERVICE"...................................................  3
     "END USERS"........................................................  3
     "ENHANCEMENTS".....................................................  3
     "FIR MEASUREMENT"..................................................  3
     "FIRMWARE".........................................................  3
     "FIT"..............................................................  3
     "FORM".............................................................  3
     "FRU"..............................................................  3
     "FUNCTION".........................................................  3
     "GENERAL PURPOSE COMPUTING APPLICATIONS" OR "GPC"..................  3
     "HARDWARE".........................................................  3
     "HIGH PERFORMANCE COMPUTING APPLICATIONS" OR "HPC".................  3
     "INTELLECTUAL PROPERTY"............................................  3
     "INTEROPERABILITY".................................................  4
     "LEAD TIME"........................................................  4
     "LEVEL 3 SUPPORT"..................................................  4
     "LIKE NEW".........................................................  4
     "MAINTAINABILITY"..................................................  4
     "MAJOR CHANGE".....................................................  4
     "MODULES"..........................................................  4
     "MTBR".............................................................  4
     "NET REVENUE"......................................................  4
     "OEM"..............................................................  4
     "PLUG AND PLAY"....................................................  4
     "PREMIUM SOFTWARE".................................................  4
     "PRIOR PRODUCTS"...................................................  4
     "PRODUCT"..........................................................  5
     "RECIRCULATION PROCESS"............................................  5

     "REFERENCE SYSTEM".................................................  5
     "RELIABILITY"......................................................  5
     "RESIDUALS"........................................................  5
     "RMA"..............................................................  5
     "ROADMAP AND SCHEDULE".............................................  5
     "SALES AND MARKETING PLAN".........................................  5
     "SDD"..............................................................  5
     "SERVICE AND SUPPORT AGREEMENT"....................................  5
     "SOFTWARE".........................................................  5
     "SOFTWARE TOOL"....................................................  5
     "SPARE PARTS OR SPARES"............................................  5
     "SPECIFICATIONS"...................................................  5
     "STANDARD STORAGE PRODUCTS"........................................  5
     "STOP ORDER".......................................................  5
     "STOP SHIP"........................................................  6
     "STORAGETEK CUSTOMER INFORMATION"..................................  6
     "STORAGETEK INSTALLED BASE"........................................  6
     "SUBSIDIARIES".....................................................  6
     "SUBSTITUTE".......................................................  6
     "SYSTEM"...........................................................  6
     "TRADEMARKS".......................................................  6
     "TRANSITIONED RESELLER ACCOUNTS"...................................  6
     "UNIQUE COMPONENTS"................................................  6
 2.  APPOINTMENT........................................................  6
     2.1    Appointment of StorageTek and its Affiliates as
            Distributor.................................................  6
     2.2    Additional Product Rights...................................  6
     2.3    Other Distribution..........................................  6
     2.4    Competing Products..........................................  6
     2.5    Governmental Sales..........................................  7
     2.6    Independent Development.....................................  7
 3.  MARKETING, FORECAST AND ORDERS.....................................  7
     3.1    Sales and Marketing Plan....................................  7
     3.2    Advertising.................................................  7
     3.3    Marketing Development.......................................  7
     3.4    Sales Support...............................................  7
     3.5    Marketing, Training and Other Support; Pass Through
            Benefits....................................................  7
     3.6    Forecasting.................................................  7
     3.7    Purchase Orders; Acceptance; Contract Formation.............  8
     3.8    Product Returns.............................................  8
     3.9    Support of StorageTek Major Distributors for Stocking.......  9
     3.10   Sales Pipeline Information..................................  9
     3.11   Credit Limit................................................  9
     3.12   Evaluation Units............................................  9
 4.  PRICES AND PAYMENT.................................................  9
     4.1    Pricing.....................................................  9

     4.2    Resale Pricing by StorageTek................................  9
     4.3    Quarterly Business Meetings.................................  9
     4.4    Taxes.......................................................  9
     4.5    Invoicing...................................................  9
     4.6    Payment.....................................................  9
     4.7    Interest....................................................  10
 5.  CANCELLATION AND RESCHEDULING......................................  10
     5.1    SSI Delay...................................................  10
     5.2    Rescheduling................................................  10
     5.3    Cancellation and Reconfiguration Before Shipment by
            StorageTek..................................................  10
     5.4    Surplus Unique Components...................................  10
     5.5    Reconfiguration After Shipment..............................  11
     5.6    Recirculation Process.......................................  11
 6.  SHIPMENT, DELIVERY AND SUPPORT.....................................  11
     6.1    Shipping Terms..............................................  11
     6.2    Shipping Carrier; Drop Ship.................................  11
     6.3    Delivery....................................................  11
     6.4    Service and Support.........................................  11
     6.5    Spare Parts.................................................  11
     6.6    Allocation..................................................  12
     6.7    Spare Part Obsolescence.....................................  12
 7.  TESTING AND ACCEPTANCE.............................................  12
     7.1    Testing and Acceptance......................................  12
     7.2    Records.....................................................  12
     7.3    StorageTek Participation....................................  12
 8.  DOCUMENTATION......................................................  13
 9.  PRODUCT MODIFICATIONS..............................................  13
     9.1    Manufacturing and Engineering; Co-branded Product Roadmap...  13
     9.2    StorageTek Requested Changes................................  13
     9.3    Changes.....................................................  13
     9.4    Interoperability............................................  13
     9.5    Mandatory Engineering Changes...............................  14
     9.6    Engineering Evaluation Products.............................  14
     9.7    Beta Products...............................................  14
     9.8    Engineering Change Kits.....................................  14
10.  PRODUCT DISCONTINUATIONS...........................................  15
     10.1   Product Discontinuance......................................  15
     10.2   End of Life Notice..........................................  15
     10.3   Last Buy....................................................  15
     10.4   Spares Through End of Service...............................  15
11.  SSI SOFTWARE.......................................................  15
     11.1   Demonstration License.......................................  15
     11.2   Diagnostic Tools and Support Licenses.......................  15
     11.3   Distribution License........................................  15
     11.4   Keying of Software..........................................  16

     11.5   Records.....................................................  16
     11.6   Sublicense Restrictions; Copyright..........................  16
     11.7   Form and Delivery of Sublicenses To End Users...............  16
12.  EXPORT.............................................................  16
     12.1   StorageTek..................................................  16
     12.2   SSI.........................................................  16
13.  WARRANTIES AND WARRANTY DISCLAIMERS................................  16
     13.1   Hardware and Firmware Warranty..............................  16
     13.2   Software Warranty...........................................  17
     13.3   Title Warranty..............................................  17
     13.4   Technical Support Center Access.............................  17
     13.5   FCC Compliance..............................................  17
     13.6   Returned Material Authorization.............................  17
     13.7   New or Like New Warranty....................................  18
     13.8   Warranty for Evaluation Products............................  18
     13.9   Authority...................................................  18
     13.10  Disclaimer..................................................  18
14.  LIMITATIONS OF LIABILITY...........................................  18
     14.1   Damages.....................................................  18
     14.2   HIGH RISK ACTIVITIES........................................  19
15.  INDEMNIFICATION....................................................  19
     15.1   Intellectual Property Indemnification by SSI................  19
     15.2   Intellectual Property Indemnification by StorageTek.........  20
     15.3   StorageTek..................................................  21
     15.4   Product Liability...........................................  21
     15.5   Transitioned Reseller Accounts..............................  21
     15.6   High Risk...................................................  22
     15.7   Exclusive Remedies..........................................  22
16.  CONFIDENTIALITY....................................................  22
     16.1   Confidentiality.............................................  22
     16.2   Use of Confidential Information.............................  22
     16.3   Disclosure of Confidential Information......................  22
     16.4   Residuals...................................................  23
     16.5   Termination.................................................  23
     16.6   Legal Remedies..............................................  23
     16.7   Confidentiality and Meet-Comp Information...................  23
     16.8   No Limitation...............................................  23
17.  INTELLECTUAL PROPERTY..............................................  24
     17.1   Trademarks..................................................  24
     17.2   Co-branding.................................................  24
     17.3   Intellectual Property.......................................  24
     17.4   Use of Unique Components....................................  25
18.  TERM AND TERMINATION...............................................  25
     18.1   Term........................................................  25
     18.2   Co-branded Product Access...................................  25

     18.3   Termination.................................................  25
     18.4   Competitor Change of Control................................  25
     18.5   Effect of Discontinuation of Standard Storage Product or
            Termination of this Agreement...............................  26
19.  REGULATORY APPROVALS AND SAFETY....................................  26
     19.1   Regulatory Warranties.......................................  26
     19.2   Compliance with Law.........................................  27
     19.3   Asbestos Materials..........................................  27
20.  QUALITY ASSURANCE; COMPATIBILITY...................................  27
     20.1   Quality Assurance...........................................  27
     20.2   Plug and Play...............................................  27
     20.3   Product Reliability.........................................  28
     20.4   Annual Return Rate..........................................  28
     20.5   Failure Analysis............................................  28
     20.6   Epidemic Failure............................................  28
     20.7   Stop Shipment Process.......................................  29
     20.8   ISO.........................................................  29
21.  AUDIT RIGHTS.......................................................  29
     21.1   Plant Audit.................................................  29
     21.2   Other Audit Rights..........................................  29
22.  [INTENTIONALLY DELETED]............................................  30
23.  GOVERNMENT CONTRACTS...............................................  30
24.  [INTENTIONALLY DELETED.]...........................................  30
25.  DISPUTE RESOLUTION AND GOVERNING LAW...............................  30
     25.1   Disputes....................................................  30
     25.2   Escalation..................................................  30
     25.3   Arbitration.................................................  30
     25.4   Governing Law...............................................  31
26.  GENERAL............................................................  31
     26.1   Assignment..................................................  31
     26.2   Publicity...................................................  31
     26.3   Notices.....................................................  31
     26.4   Amendments..................................................  32
     26.5   Independent Relationship....................................  32
     26.6   Counterparts................................................  32
     26.7   Entire Agreement............................................  32
     26.8   Non-Waiver of Rights........................................  32
     26.9   Force Majeure...............................................  32
     26.10  Headings....................................................  32
     26.11  Guaranty....................................................  32
     26.12  Insurance...................................................  32
     26.13  Severability................................................  33

SCHEDULES

Schedule 1.1    --    Co-branded Products
Schedule 1.2    --    List of Competitors

Schedule 1.3    --    Unique Components
Schedule 1.4    --    Specifications for Co-branded Products
Schedule 2.5    --    Federal Opportunities
Schedule 3.3    --    Market Development
Schedule 3.4    --    Sales Information
Schedule 3.5.2  --    Demo Units
Schedule 3.5.3  --    Training
Schedule 3.12   --    Evaluation Units
Schedule 4.1    --    Pricing Provisions
Schedule 4.1.1  --    Mark Up Schedule
Schedule 5.3    --    Cancellation Fees
Schedule 5.6    --    Recirculation
Schedule 17.2   --    Trademark
Schedule 20.4   --    ARR

EXHIBITS

Exhibit A  --    Form of FIR Measurement
Exhibit B  --    Co-branded Product Service and Support Agreement
Exhibit C  --    Co-branded Product Roadmap and Schedule
Exhibit D  --    StorageTek Software License Terms
Exhibit E  --    Critical End Product Parameters
Exhibit F  --    Form of Scorecard

                              AMENDED AND RESTATED

                             DISTRIBUTOR AGREEMENT

     THIS AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (this "AGREEMENT") is made and entered into effective as of April 15, 2004 (the "EFFECTIVE DATE"), by LSI LOGIC STORAGE SYSTEMS, INC., a Delaware corporation having its principal place of business at 1621 Barber Lane, Milpitas, California 95035 ("SSI") and Storage Technology Corporation, a Delaware corporation having its principal place of business at One StorageTek Drive, Louisville, Colorado 80028 ("STORAGETEK"). SSI and StorageTek are referred to individually as a Party and collectively as the Parties.

                                    RECITALS

     LSI Logic Corporation, a Delaware corporation ("LSI LOGIC"), and StorageTek entered into the Master Distribution Agreement for the Co-branded Products (the "ORIGINAL AGREEMENT" on January 20, 2002 (the "ORIGINAL AGREEMENT EFFECTIVE DATE") to pursue a strategic alliance, through which StorageTek and its Subsidiaries could, as a master distributor, purchase Co-branded Products from LSI Logic and its Subsidiaries, in particular SSI, in order to resell, license or lease these Co-branded Products to End Users and Distributors worldwide. LSI Logic assigned the Original Agreement to SSI on April 15, 2004.

     The Parties have agreed to enter into this amended and restated agreement under which SSI will be the developer and manufacturer of the Co-branded Products and StorageTek and its Subsidiaries would, as a distributor, purchase Co-branded Products from SSI in order to resell, license or lease these Co-branded Products to End Users and Distributors worldwide pursuant to the terms and conditions set forth in this Agreement.

     In consideration of the mutual covenants in this Agreement, the Parties agree:

1  DEFINITIONS

     "AFFILIATE" -- with respect to any person or entity, any corporation, partnership, limited liability company or any other person or entity that, directly or indirectly through one or more intervening entities, Controls, is Controlled by, or is under common Control with such person or entity. In addition, for so long as LSI Logic owns or controls greater than 50% of the voting stock of SSI, LSI Logic shall be deemed to be an Affiliate of SSI for the purposes of this Agreement.

     "BUILD TO ORDER" -- a manufacturing model implemented by SSI whereby each Co-branded Product is built to meet the applicable Contract.

     "CERTIFIED COMPATIBLE" -- any hardware, software, components or platforms that SSI has certified as compatible with the Standard Storage Products.

     "CHANGE OF CONTROL" -- with respect to a Party: (a) a sale or assignment, by operation of law or otherwise, of all or substantially all of such party's assets to an entity not an Affiliate of such party; (b) a merger or consolidation by it with or into an entity that is not an Affiliate of such party where, as a result of such transaction, the stockholders of the unaffiliated entity own more than 50% of the combined entity; or (c) a sale of beneficial ownership of a party's voting securities to an entity that is not an Affiliate of such party, where such entity, as a result of such sale, owns more than 50% of the outstanding voting securities of such party. For purposes hereof, a "CHANGE OF CONTROL" of a material portion of SSI's Standard Storage Products business or substantially all the assets related to the business that sells the Standard Storage Products in accordance with clauses (a) through (c) of this definition shall be deemed a "CHANGE OF CONTROL" of SSI. The Parties agree that neither the sale of SSI's Class A common stock in SSI's initial public offering and any secondary offering nor the distribution by LSI Logic of its Class B common stock of SSI to its shareholders shall constitute a "CHANGE OF CONTROL" for purposes of this definition.

     "CO-BRANDED PRODUCTS" -- on a product by product basis, the Standard Storage Products bearing a Trademark of both (i) SSI or its Subsidiaries and
(ii) StorageTek in accordance with Article 17, and Spare

Parts therefor sold under the Original Agreement and this Agreement by SSI or any of its Subsidiaries to StorageTek or any of its Subsidiaries in accordance with the terms of the Original Agreement or this Agreement, including without limitation, those Standard Storage Products and Spare Parts therefor modified to include Unique Components. As of the Effective Date, the Co-branded Products and Spare Parts therefor are listed on SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as modified from time to time pursuant to this Agreement.

     "COMPATIBILITY" -- with respect to a particular System or Enhancements to that System, the ability of a part and the prior version of such part to operate in conjunction with such System or Enhancements to such System; provided that all updates, upgrades, bug fixes and patches to Software shall be downward compatible to the [*] or as otherwise mutually agreed.

     "COMPETITOR" -- the current competitors of each Party listed on SCHEDULE
1.2 (LIST OF COMPETITORS), their successors, and after the Effective Date any other entity that is not an Affiliate of such Party that offers data storage products that are customarily considered, by nationally recognized independent storage industry analysts, to be comparable products to the Standard Storage Products and/or StorageTek's information lifecycle management solutions, tape, disk or network storage products.

     "COMPETITOR CHANGE OF CONTROL" -- with respect to a Party, a Change of Control wherein the "entity that is not an Affiliate of such Party" is a Competitor of the other Party.

     "CONFIDENTIAL INFORMATION" -- all information, data, knowledge and know-how (in whatever form and however communicated), relating, directly or indirectly, to the terms and conditions of this Agreement, the Co-branded Products or the business of the Provider, as defined in Section 16.1, that is made available or disclosed by the Provider or any of its officers, directors, partners, members, employees, agents, affiliates or shareholders to the Recipient, as defined in
Section 16.1, in writing, electronically, verbally or through visual means, or which the Recipient learns or obtains aurally, through observation or through analyses, interpretations, compilations, studies or evaluations of such information, data, knowledge or know-how; provided that any information provided that is not provided in a written document must be reduced to writing within 30 days from disclosure and marked confidential information in order to considered Confidential Information. Without limiting the foregoing, Confidential Information shall include product roadmaps, architectures, specifications, business plans, design plans, product strategies, product architectures, drawings, software, data, prototypes, business strategies and information related to customers, forecasts and shipping data. Confidential Information shall not include information, data, knowledge and know-how that: (a) is in the Recipient's possession prior to disclosure to Recipient; (b) is in the public domain prior to disclosure to the Recipient or lawfully enters the public domain through no violation of this Agreement after disclosure to Recipient; (c) is developed independently by Recipient without reference to the Confidential Information of Provider; (d) is furnished by Provider to a third party without a restriction similar to those imposed herein; or (e) is rightfully disclosed by a third party to Recipient without any restrictions of confidentiality. The term "CONFIDENTIAL INFORMATION," as used in this Agreement, shall include, without limitation, any writing, instrument, agreement, letter, memorandum, chart, graph, blueprint, photograph, financial statement or data, telex, facsimile, cable, tape, disk or other electronic, digital, magnetic, laser or other recording or image in whatever form or medium.

     "CONTRACT" -- an agreement for the purchase of Co-branded Products formed pursuant to the terms of Section 3.7.

     "CONTROL" -- consists of the ownership of 50% or more of the voting stock, voting interests, voting membership interests or other voting equity interests in an entity, or, in the case of a limited partnership, in the general partner thereof.

     "DISTRIBUTORS" -- those unaffiliated entities that are authorized by StorageTek or its Subsidiaries to directly or indirectly: (a) sell, license or lease the Co-branded Products to End Users, including original equipment manufacturers, remarketers, value-added resellers, and value-added distributors (including any or all of the Transitioned Reseller Accounts); or (b) provide service and support for any of the Co-branded Products.

     "DEAD ON ARRIVAL OR DOA" -- a Co-branded Product that will not function when it is initially installed at an End User site and the Co-branded Product was properly configured for the End User's environment and all routine and customary installation procedures have been followed as outlined in the co-branded SSI and StorageTek installation guide and StorageTek personnel performing the installation have completed the defined training for installation of such Co-branded Products.

     "EPIDEMIC FAILURE" -- has the meaning set forth in Section 20.6.

     "END OF LIFE" -- for each Co-branded Product and Spare Part, the date SSI discontinues offering that Co-branded Product or Spare Part to StorageTek and its Subsidiaries, which shall be no earlier than the date SSI and its Subsidiaries discontinue offering the comparable Standard Storage Product or Spare Part to substantially all of SSI's and its Subsidiaries other customers.

     "END OF SERVICE" -- for each Co-branded Product, the later of: (a) [*] after End of Life of that Co-branded Product; or (b) when SSI gives written notice that SSI and its Subsidiaries will no longer provide any further service and support of the comparable Product to substantially all of their customers.

     "END USERS" -- those persons or entities who purchase, license or lease Products for their own use and not for resale or further distribution for value.

     "ENHANCEMENTS" -- enhancements, improvements, engineering changes and other modifications to Products that do not: (a) rise to the level of a Major Change;
(b) rise to the level of a Substitute; or (c) constitute a new Product.

     "FIR MEASUREMENT" -- the confirmed failures of field incident requirements rate set forth on EXHIBIT A (FIR MEASUREMENT).

     "FIRMWARE" -- that portion of the Software that is embedded in the Hardware that is required for the basic operation of the Hardware and that does not require key activation.

     "FIT" -- the degree of precision with which surfaces of parts or components of a Product are required to be produced to properly integrate with each other during assembly or installation.

     "FORM" -- the physical size, shape, structure, volume and area of a part for a Product.

     "FRU" -- a field replaceable unit.

     "FUNCTION" -- the specific purpose of a part of any Product, including performance, operating characteristics, and measurable effectiveness of the Product.

     "GENERAL PURPOSE COMPUTING APPLICATIONS" or "GPC" -- all computing applications for which the Co-branded Products or the Standard Storage Products may be used by End Users except for High Performance Computing Applications.

     "HARDWARE" -- all Co-branded Products, excluding the Software contained within the Co-branded Products.

     "HIGH PERFORMANCE COMPUTING APPLICATIONS" or "HPC" -- computing requirements typically used for specific computing applications that are not used for general purpose business computing which typically require very high performance as the main criteria, where typically pricing is highly competitive and where service and support requirements of the product typically are much less important to the End User than in the General Purpose Computing Applications market segment. Examples of such applications include, but are not limited to, high performance scientific applications, seismic processing, complex simulations and large capacity video processing. "HIGH PERFORMANCE COMPUTING APPLICATIONS" does not include computing applications that apply broadly across various business markets, such as payroll, accounts payable processing, data processing applications for general purpose computing and e-commerce applications for general purpose computing.

     "INTELLECTUAL PROPERTY" -- all of the following, or their substantial equivalent or counterpart, in any jurisdiction anywhere in the world: (a) patents, patent applications and patent disclosures; (b) trademarks, service marks, trade dress, tradenames, logos and Internet domain names; (c) copyrights, copyrightable works, mask works and software; (d) moral rights; (e) trade secrets, confidential information, inventions and know-how; and (f) any registrations and applications for registration of any of the foregoing.

     "INTEROPERABILITY" -- the ability of a Co-branded Product to operate at or above its Specifications in conjunction with any other hardware, software or platform on SSI's or its Subsidiaries' Certified Compatible list, as modified from time to time.

     "LEAD TIME" -- as of the Effective Date, Lead Time means [*] for any Co-branded Product that is in general availability, [*] for any Co-branded Products containing SATA disk drives and [*] for any Co-branded Product that has not completed SSI's pilot program for such Co-branded Product. As SSI continues to improve its manufacturing processes, Lead Time may decrease as mutually agreed to by the Parties.

     "LEVEL 3 SUPPORT" -- level 3 support as defined in EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT).

     "LIKE NEW" -- any Spare Parts or refurbished Products: (a) meet the current engineering change level; (b) meet the applicable Specifications; (c) meet SSI's workmanship standards; and (d) is functionally equivalent to a new Spare Part or Product.

     "MAINTAINABILITY" -- the ability to: (a) prevent the failure of a Co-branded Product through preventative programs; (b) repair a Co-branded Product; and (c) ensure the interchangeability of components or subassemblies for a Co-branded Product.

     "MAJOR CHANGE" -- a design change which materially affects a Product's Form, Fit, Function, Reliability, Maintainability, Compatibility or Interoperability.

     "MODULES" -- the Hardware components of a System and its associated Firmware as identified by SSI as "MODULES" as of the Effective Date are identified on SCHEDULE 1.1 (CO-BRANDED PRODUCTS), which shall be updated from time to time pursuant to this Agreement.

     "MTBR" -- the mean time between replacement of FRUs.

     "NET REVENUE" -- means the gross revenues from sales made by SSI and its Subsidiaries to StorageTek and its Subsidiaries during a specified SSI fiscal period less all amounts for adjustments, credits, rebates, returns, and reserves related to such revenues in accordance with generally accepted accounting principles.

     "OEM" -- customers of SSI or its Subsidiaries that are not Affiliates of SSI or its Subsidiaries who purchase Standard Storage Products or components or Modules that are incorporated into such customer's branded products for resale under the customer's branded or co-branded (including, without limitation, with SSI) product.

     "PLUG AND PLAY" -- a Co-branded Product that: (a) when installed according to SSI's or its Subsidiaries' installation procedures, passes all SSI installation verification tests and internal diagnostic routines and operates properly in accordance with such Co-branded Product's specifications; (b) when delivered meets the following criteria: (i) is correctly configured; (ii) includes all the correct documentation and accessories; and (iii) is in the correct packaging with appropriate shipping documents; and (c) meets the 30 day FIR Measurement.

     "PREMIUM SOFTWARE" -- all premium software, exclusive of SANtricity, bundled partitions and operating systems, but including incremental sales of partitions, and any other "data service" type software products that SSI may introduce during the Term for which SSI charges separately.

     "PRIOR PRODUCTS" -- (a) disk storage products offered by StorageTek or its Subsidiaries prior to the Original Agreement Effective Date using Modules supplied by SSI or its Subsidiaries under that certain existing OEM Agreement (as defined in Section 24), which are known as the [*] and [*] products and are substantially similar to Metastor products included in the Standard Storage Products; (b) the [*] products previously offered by StorageTek or its Subsidiaries in connection with its offering of the [*] and [*] products; and
(c) disk storage products previously manufactured by StorageTek or its Subsidiaries using modules supplied by SSI or its Subsidiaries or SSI's predecessors (including Symbios) to StorageTek under any prior agreements between these parties.

     "PRODUCT" -- any Co-branded Product or Standard Storage Product.

     "RECIRCULATION PROCESS" -- has the meaning set forth in Section 5.6.

     "REFERENCE SYSTEM" -- a standard System configuration as mutually defined by StorageTek and SSI to be used for Demo Units.

     "RELIABILITY" -- has the meaning set forth in Section 20.3.

     "RESIDUALS" -- technical information and concepts in intangible form which are retained in the unaided memory by persons who have had access to technical Confidential Information (including ideas, concepts, know-how or techniques contained therein) in the normal course of their use or review of the technical Confidential Information.

     "RMA" -- returned material authorization number.

     "ROADMAP AND SCHEDULE" -- has the meaning set forth in Section 9.1.

     "SALES AND MARKETING PLAN" -- has the meaning set forth in Section 3.1.

     "SDD" -- the scheduled delivery date for a Contract as set by SSI in the due to ship report provided weekly to StorageTek.

     "SERVICE AND SUPPORT AGREEMENT" -- is the Service and Support Agreement substantially in the form attached hereto as EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT).

     "SOFTWARE" -- the machine readable code consisting of: (a) the Firmware embedded in the Hardware; (b) the basic storage management software for the management of the Co-branded Products; (c) enhanced storage management software for the Co-branded Products embedded in the Hardware and activated with a security key for enhanced management and/or storage optimization; and (d) other software sold or distributed by SSI or its Subsidiaries for use with the Co-branded Products. Software products as of the Effective Date, and the applicable royalty fees, if any, are listed in SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as modified from time to time pursuant to this Agreement.

     "SOFTWARE TOOL" -- a software tool developed by SSI that will enable StorageTek or its Subsidiaries' sales personnel to demonstrate the following Co-Branded Products: the [*].

     "SPARE PARTS OR SPARES" -- all parts and FRUs for the Products, including those parts for the Co-branded Products listed as "SPARE PARTS" on SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as modified from time to time pursuant to this Agreement.

     "SPECIFICATIONS" -- means SSI's standard published specifications for the Standard Storage Products and the standard published specifications for the Unique Components attached to this Agreement as SCHEDULE 1.4 (SPECIFICATIONS FOR CO-BRANDED PRODUCTS), as modified from time to time (a) by StorageTek as to the Unique Components, and (b) by SSI for Product modifications in accordance with
Section 9 and as specified by SSI for new Products at the time the new Products are incorporated into this Agreement.

     "STANDARD STORAGE PRODUCTS" -- hardware products (including Modules and Spare Parts) and software products and Systems: (a) offered by SSI or its Subsidiaries as existing versions of SSI's or its Subsidiaries' E Series (except for the LRM module products); (b) new products offered by SSI or its Subsidiaries other than products that include Unique Components; and (c) any Enhancements, Major Changes or Substitutes for the products and Systems identified in subsections in (a) and (b). The Standard Storage Products, as of the Effective Date, are listed on SCHEDULE 1.1 (CO-BRANDED PRODUCTS), which shall be updated from time to time to include all new products Enhancements, Major Changes and Substitutes described in clauses (b) and (c).

     "STOP ORDER" -- a formal stoppage of production and shipment of Co-branded Products by SSI requiring an approved Stop Order release to resume production or shipment.

     "STOP SHIP" -- an informal stoppage of production and shipment of Co-branded Products by SSI for which SSI estimates resolution of the problem within 24 hours.

     "STORAGETEK CUSTOMER INFORMATION" -- specific information identifying StorageTek's End Users and Distributors.

     "STORAGETEK INSTALLED BASE" -- all End Users to whom Co-branded Products were sold, leased or otherwise distributed by StorageTek, its Subsidiaries or Distributors during the Term of this Agreement and the Original Agreement.

     "SUBSIDIARIES" -- with respect to any person or entity, any Affiliate of such person or entity that, directly or indirectly through one or more intervening entities, is Controlled by such person or entity.

     "SUBSTITUTE" -- a replacement for a particular item of Hardware or Software that has reasonably equivalent or improved Function, Maintainability, Reliability, Compatibility and Interoperability as compared to the particular item of Hardware or Software for which it is released to replace.

     "SYSTEM" -- are those combinations of Hardware and Software identified as "Systems" in SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as modified from time to time pursuant to this Agreement.

     "TRADEMARKS" -- has the meaning set forth in Section 17.1.

     "TRANSITIONED RESELLER ACCOUNTS" -- those reseller accounts for the Metastor line of Standard Storage Products listed on SCHEDULE 1.50 (TRANSITIONED RESELLER ACCOUNTS) of the Original Agreement.

     "UNIQUE COMPONENTS" -- parts, features, components or software of Co-branded Products that are developed, conceived, engineered or customized by StorageTek or for StorageTek by a third party that is not SSI or an Affiliate of SSI. Unique Components, as of the Effective Date, are listed on SCHEDULE 1.3 (UNIQUE COMPONENTS), which shall be modified from time to time after the Effective Date pursuant to this Agreement.

2  APPOINTMENT

     2.1 Appointment of StorageTek and its Affiliates as Distributor. Subject to the terms of this Agreement, SSI for itself and its Subsidiaries appoint StorageTek and its Subsidiaries as an authorized distributor of Co-branded Products. Subject to the terms and conditions of this Agreement, SSI for itself and its Subsidiaries grants to StorageTek and its Subsidiaries the right to use, purchase (or license, with the right to sublicense, for Software contained within the Co-Branded Products), and distribute the Co-branded Products on a worldwide basis for: (a) resale, directly and indirectly through Distributors to End Users; and (b) internal use. SSI will sell Co-branded Products that contain Unique Components owned by StorageTek only to StorageTek unless StorageTek directs otherwise and the Parties mutually agree as evidenced in writing by authorized agents of the Parties.

     2.2 Additional Product Rights. StorageTek shall have the option, on behalf of StorageTek and its Subsidiaries, to add to SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as a Co-branded Product for distribution under this Agreement, any Major Changes or Substitutes for any Standard Storage Product or any new Standard Storage Product that are generally offered for sale by SSI or its Subsidiaries.

     2.3  Other Distribution.

           2.3.1 SSI and its Subsidiaries reserve the right (without the use of any StorageTek Confidential Information, except as otherwise permitted by existing agreements between the Parties) with respect to the Standard Storage Products, including under arrangements whereby SSI's Trademarks may appear on such products, to sell directly and indirectly to OEMs, to appoint other distributors and resellers and to End Users for any application.

           2.3.2 In addition to the provisions of Section 2.3.1, SSI and StorageTek agree that they will work together to sell the Co-branded Products to the HPC market for the mutual benefit of the Parties.

     2.4 Competing Products. StorageTek, on behalf of itself and its Affiliates, reserves the right to independently develop (such independent development to be without the use of any SSI Intellectual Property, except to the extent use of such Intellectual Property is otherwise permitted by existing agreements) or obtain from an unaffiliated third party vendor any storage products.

     2.5 Governmental Sales. SSI and its Subsidiaries and StorageTek will work together to sell Co-branded Products to the U.S. federal government including U.S. federal governmental agencies (collectively, the "US GOVERNMENT") as set forth on SCHEDULE 2.5 (FEDERAL).

     2.6 Independent Development. StorageTek and its Subsidiaries shall have the right to develop product differentiation: (a) independently without the use of SSI Intellectual Property; (b) with the use of SSI Intellectual Property through existing agreements; (c) in either case of (a) or (b) above, to integrate or incorporate a System with such product differentiation, provided that StorageTek does not internally modify such System; or (d) if the parties agree, pursuant to a mutually acceptable development agreement.

3  MARKETING, FORECAST AND ORDERS

     3.1 Sales and Marketing Plan. StorageTek shall be solely responsible for an annual sales and marketing plan ("SALES AND MARKETING PLAN"). StorageTek shall disclose the Sales and Marketing Plan to SSI during periodic conference calls and [*] meetings through out the calendar year as StorageTek deems necessary. The Sales and Marketing Plan and the results from any of these sales and marketing meetings shall be non-binding and without any remedy for failure to implement or invest and dedicate resources.

     3.2 Advertising. SSI shall provide to StorageTek and its Subsidiaries, advertising content in connection with the resale of Co-branded Products at [*]. Unless otherwise provided in this Agreement, SSI and its Subsidiaries reserve the right to charge StorageTek and its Subsidiaries for advertising, marketing and training services to which the parties have mutually agreed upon in writing.

     3.3 Marketing Development. The parties agree to provide the marketing development support pursuant to the terms set forth on SCHEDULE 3.3 (MARKETING DEVELOPMENT).

     3.4 Sales Support. SSI shall dedicate [*] ("SSI SALES SUPPORT") to StorageTek for the purposes of providing support for the sale of Co-branded Products [*]. If SSI begins charging StorageTek for sales and systems engineering resources, other than as currently reflected in the Federal Agreement between the two Parties, StorageTek reserves the right to bill SSI for cubicles, offices, phone service and/or other costs associated with providing workspace to SSI employees working within a StorageTek office environment at the same cost allocated for StorageTek employees using the same amenities. The SSI Sales Support shall provide StorageTek with copies of its sales pipeline information regarding StorageTek's sale of Co-branded Products. The Parties agree that StorageTek will provide SSI with certain sales information as described on SCHEDULE 3.4 (SALES INFORMATION).

     3.5  Marketing, Training and Other Support; Pass Through Benefits.

           3.5.1 Sales and Marketing Responsibility and Support. StorageTek shall have primary responsibility for marketing the Co-branded Products, in accordance with its Sales and Marketing Plan, but shall be supported by SSI, at SSI's discretion, in development of its marketing, sales incentives and marketing demonstration programs.

           3.5.2 Demos/Marketing Units. SSI will make available to StorageTek the initial demonstration units of the Reference Systems needed for the global marketing by StorageTek, its Subsidiaries or its Distributors pursuant to the terms and conditions set forth on SCHEDULE 3.5.2 (DEMO UNITS).

           3.5.3 Training. Sales and technical training for StorageTek and its Subsidiaries and SSI and its Subsidiaries is described in SCHEDULE 3.5.3 (TRAINING). StorageTek and SSI agree to work jointly to establish software sales competencies within the StorageTek's sales force, including professional services, as a means to improving StorageTek's close rate for software sales, an example being the instruction on, and the use of, SSI's LogicStor suite of pre-tested solutions.

     3.6 Forecasting. During the Term, StorageTek shall supply SSI with a [*], non-binding forecast of StorageTek's and its Subsidiaries' anticipated requirements for Co-branded Products for the then current quarter and the [*] quarters. All forecasts will be non-binding. The form of the forecast will initially be transmitted either by fax or email. The Parties will use the new web-based tool to provide such forecasts as soon as it is available, and all forecasts provided thereunder shall also be non-binding, forward looking on a [*] basis for a period of [*].

     3.7  Purchase Orders; Acceptance; Contract Formation.

          3.7.1 Form of Purchase Orders. The Parties will cooperate to implement web-based order processing as soon as reasonably practical. Until the web-based order process is implemented, StorageTek or its Subsidiaries will submit purchase orders to SSI or its Subsidiaries by fax or by a mutually acceptable electronic method.

          3.7.2 Order Content and Lead Time. Orders placed by StorageTek and its Subsidiaries under this Agreement shall be Build to Order and shall be for the mutually agreed configurations of the Co-branded Products, if configurations are applicable to the Co-branded Products being ordered. The parties agree to pursue developing mutually agreed to standard product configurations. Orders shall contain: (a) the identification of the Co-branded Products to be purchased; (b) the price of each Co-branded Product; (c) the quantity of each Co-branded Product; (d) the requested delivery date and delivery instructions, subject to Section 6.3, including drop shipment instructions, if any; and (e) other information customarily included in a purchase order process. In the event StorageTek intends any order it wishes to place with SSI is to be placed subject to a Government Contract under Article 23 hereof or otherwise, StorageTek will cause the DX or DO priority ratings to be conspicuously set forth on such Order. The Parties will review Lead Time status together on a [*] basis.

          3.7.3 Acknowledgment; Acceptance; Contract Formation. SSI or its Subsidiaries shall acknowledge receipt of purchase orders by the close of the next business day based on SSI's or its acknowledging Subsidiary's time zone, and, in such acknowledgment, indicate either: (a) that it can deliver the requested quantity in the time requested, in which case a Contract is formed; or (b) the quantity that it reasonably expects it can deliver in the time requested, which will be deemed a counteroffer from SSI or its Subsidiaries that StorageTek or its Subsidiaries can accept, reject or reject and submit a new purchase order. If StorageTek or its Subsidiaries do not accept, reject or reject and submit a new purchase order within two business days, the counteroffer shall be deemed rejected. A Contract is formed when a purchase order is accepted by SSI or its Subsidiaries or a counteroffer is accepted by StorageTek or its Subsidiaries. No preprinted terms or terms inconsistent with the terms of this Agreement on any purchase order or acknowledgement thereof shall be of any force and effect. No preprinted terms or terms inconsistent with or in addition to, the terms of this Agreement on any invoice shall be of any force and effect.

          3.7.4 Commitment. This Agreement shall not obligate StorageTek or its Subsidiaries to purchase any Co-branded Products except as specifically set forth in a Contract. SSI and its Subsidiaries commit to delivering Co-branded Products pursuant to a Contract in accordance with Section 5, but shall have no other obligations or liabilities for failure to deliver on time except as otherwise set forth in Section 6.3.

     3.8  Product Returns.

          3.8.1 Defective Products/Dead on Arrival (DOA). StorageTek and its Subsidiaries shall have the right to return to SSI or its selling Subsidiaries for full purchase price refund within [*] after the initial delivery date to the Distributor, or if sold directly to the End User by StorageTek or its Subsidiaries, the End User, any DOA Co-branded Product and any Co-branded Product that fails to perform in accordance with the Specifications. Co-branded Products returned to SSI or its Subsidiaries under this Section 3.8.1 shall be returned ExWorks Incoterms 2000. Title and risk of loss pass to SSI upon the delivery of the Co-branded Products to the common carrier. SSI shall pay for any freight charges associated with such returns.

          3.8.2 Damaged Box Returns. StorageTek and its Subsidiaries shall have the right to return to SSI or its selling Subsidiaries Co-branded Products that have boxes that are or become damaged; provided however, that StorageTek or its Subsidiaries will be responsible for paying all associated reasonable re-testing and repackaging costs. Co-branded Products returned to SSI or its selling Subsidiaries under this Section 3.8.2 shall be returned DDU Incoterms 2000 or DDP Incoterms 2000, as applicable. Title and risk of loss pass to LSI upon delivery of Co-branded Products to SSI or its Subsidiary. StorageTek shall pay for any freight charges associated with such returns.

     3.9 Support of StorageTek Major Distributors for Stocking. The Parties will discuss, in good faith, programs to allow StorageTek's Distributors to stock Co-branded Products. The Parties agree these discussions will occur no later than [*].

     3.10 Sales Pipeline Information. StorageTek shall use reasonable efforts to provide to SSI sales pipeline information, other than specific customer data, of StorageTek and its Affiliates relating to sales opportunities for the Co-branded Products for the purpose of manufacturing and other related planning.

     3.11 Credit Limit. In the event that StorageTek or any of its Subsidiaries fails to make any payment required under this Agreement in a timely matter, then SSI or its Subsidiaries may implement a credit limit in accordance with their credit policies.

     3.12 Evaluation Units. SSI shall make available to StorageTek evaluation units of the Co-branded Products for the purpose of StorageTek's customers evaluating them pursuant to the terms and conditions set forth on SCHEDULE 3.12 (EVALUATION UNITS).

4  PRICES AND PAYMENT

     4.1 Pricing. The initial prices of Co-branded Products shall be as set forth on SCHEDULE 1.1 (CO-BRANDED PRODUCTS). Pricing for any Co-branded Products added to this Agreement after the Effective Date shall be as mutually agreed and set forth in the updated SCHEDULE 1.1 (CO-BRANDED PRODUCTS). Pricing for the Co-branded Products shall be subject to provisions on SCHEDULE 4.1 (PRICING PROVISIONS). Orders placed before the effective date of any new price release shall be priced under then current pricing structure. Orders placed after the effective date of any new price release shall be priced in accordance with the new price release.

     4.2 Resale Pricing by StorageTek. StorageTek shall resell Co-branded Products at pricing to be determined in its sole discretion.

     4.3 Quarterly Business Meetings. The Parties shall meet quarterly, or sooner if market conditions necessitate, to review any matters related to this Agreement, including sales and marketing efforts and plans, market conditions, sales consulting, distribution, Roadmap and Schedule, quality, service and support, forecasts, and distribution.

     4.4 Taxes. Prices do not include any taxes. Unless StorageTek or its Subsidiaries provides SSI or its Subsidiaries with a tax exemption certificate acceptable to the relevant taxing authorities, SSI or its Subsidiaries shall invoice StorageTek or its Subsidiaries for all applicable taxes, including sales, use, transfer, value added, export, property gross receipts and gains taxes, fees, levies, charges, tariffs, duties, imposts and similar charges. StorageTek or its Subsidiaries shall pay SSI or its Subsidiaries upon request for such items (and interest or other penalties assessed, if due to StorageTek's fault). After shipping, StorageTek or its Subsidiaries shall pay all taxes in respect of the Co-branded Products, including without limitation, all property taxes and all taxes based on the ownership, use or disposition of the Co-branded Product.

     4.5 Invoicing. Upon or after shipment of a Co-branded Product, SSI or its Subsidiaries shall invoice (electronically if available) StorageTek or its Subsidiaries for such Co-branded Products in U.S. dollars or other mutually agreed upon currency. Each invoice will contain the appropriate information to enable electronic payment by StorageTek or its Subsidiaries. Invoices must reference a valid StorageTek purchase order number and contain date of shipment from SSI's dock.

     4.6 Payment. Payments for Co-branded Products are due and payable in United States dollars within [*] from the date of invoice to StorageTek or its Subsidiaries.

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

     4.7 Interest. If SSI or its Subsidiaries do not receive payment in accordance with Section 4.6, StorageTek shall pay SSI or its Subsidiaries the unpaid invoice amount plus interest on that amount from the date of the invoice until the date it is paid at the rate of [*] or the maximum rate permitted by law, whichever is less. However, in cases where the invoice is in good faith dispute, StorageTek or its Subsidiaries shall not incur interest on the disputed amount for so long as the problem is unresolved, for which payment shall be due within [*] following resolution. SSI's entitlement to any interest specified above shall be in addition to any other remedies SSI or its Subsidiaries may have.

5  CANCELLATION AND RESCHEDULING

     5.1 SSI Delay. SSI or its Subsidiaries shall notify StorageTek, or its Subsidiaries that is the party to a Contract, of any Co-branded Product that cannot be delivered on time in accordance with a Contract, prior to the SDD of such Co-branded Product. If SSI or its Subsidiaries cannot deliver on time in accordance with a Contract, then, unless otherwise mutually agreed, StorageTek or its Subsidiaries shall have the option to either: (a) reschedule for up to [*], which date can extend beyond the end of the current calendar quarter ([*]) without limitations or any liability; (b) request expedited freight at [*]; or
(c) cancel or reconfigure the Contract [*].

     5.2 Rescheduling. After formation of a Contract, StorageTek and its Subsidiaries may reschedule delivery of the Co-branded Product subject to the following limitations:

          5.2.1 StorageTek Delay Requests. Upon written notice to SSI or its Subsidiaries before delivery, StorageTek and its Subsidiaries may reschedule the delivery of the Co-branded Product for up to [*], which date can extend beyond the end of the current calendar quarter ([*]). The written notice of rescheduling may be electronic. Only [*] per original Contract is allowed.

          5.2.2 Moving Forward. SSI and its Subsidiaries agree to use their commercially reasonable efforts to allow moving forward any scheduled delivery of Co-branded Product as may be reasonably necessary to meet the needs of any Distributor or End User or its Subsidiaries. In the event that StorageTek or any of its Subsidiaries requests expedited delivery, SSI or its Subsidiaries shall use reasonable efforts to accommodate such request and advise StorageTek or its Subsidiaries whether SSI or its Subsidiaries can accept the Contract in the time requested and of any additional costs associated with expedited delivery. If StorageTek or its Subsidiaries accepts such additional costs, in writing, then SSI or its Subsidiaries shall use commercially reasonable efforts to deliver the Co-branded Products in the expedited time requested, and StorageTek or its Subsidiaries shall pay for such expedited products at their price plus the agreed to additional costs of expediting.

     5.3  Cancellation and Reconfiguration Before Shipment by
StorageTek. StorageTek or any of its Subsidiaries, at its discretion, may cancel a Contract(s) or have Co-branded Products of a Contract(s) re-configured at any time prior to the beginning of the manufacture of the Co-branded Product without any penalty, or within the Co-branded Product's manufacturing process at a charge as set forth on SCHEDULE 5.3 (CANCELLATION FEES).

     5.4 Surplus Unique Components. StorageTek and its Subsidiaries shall be responsible to pay for and purchase (or reimburse SSI or its Subsidiaries for) any Unique Components rendered surplus, whether such components were on order to the extent not able to be mitigated, in SSI's or its Subsidiaries' inventory or in works in process when rendered surplus, except those on account of: (a) termination of this Agreement by StorageTek due to material breach by SSI; or
(b) engineering changes made by SSI or its Subsidiaries without consent of StorageTek. StorageTek and SSI or its Subsidiaries will mutually agree upon a process by which SSI and its Subsidiaries will order and inventory Unique Components based upon StorageTek's forecasts, and such process will be included in SCHEDULE 1.3 (UNIQUE COMPONENTS) and will further define StorageTek's liability for Unique Components. StorageTek retains the right to approve any suppliers of Unique Components that are not Subsidiaries of SSI, such approval not to be unreasonably withheld or delayed.

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     5.5  Reconfiguration After Shipment.  Upon the reasonable request of
StorageTek, SSI and its Subsidiaries agree to use commercially reasonable efforts to reconfigure Co-branded Products shipped, and to perform revalidation testing necessary to meet the Specifications, in accordance with the prioritization schedule set forth by StorageTek. Any reconfiguration shall be subject to the Recirculation Process. Subject to the provisions of this Section
5.5 and the Recirculation Process, StorageTek's Subsidiary located in Toulouse, France ("STORAGETEK TOULOUSE") may reconfigure Co-branded Product at the request of StorageTek or its Subsidiaries, for which SSI will provide Software, updates, upgrades, Enhancements, patches and bug fixes on its website or through other applicable transfer mechanism(s) to allow StorageTek Toulouse to complete reconfigurations. In order for a Co-branded Product to be eligible for reconfiguration under this Section 5.5, it must have shipped from SSI's or its Subsidiaries' facilities at least [*] prior to the reconfiguration. In addition, StorageTek shall maintain tracking records and on a [*] basis and shall provide SSI with the serial numbers of all units reconfigured by StorageTek Toulouse. SSI's obligation to provide warranty for any reconfigured Co-branded Product shall be as set forth in the Recirculation Process. StorageTek or its Subsidiaries may request that SSI certify StorageTek or its Subsidiaries to reconfigure Co-branded Products in addition to the reconfigurations described in this Section 5.5. StorageTek shall not pay any reconfiguration charges to SSI for reconfigurations made by StorageTek or its Subsidiaries.

     5.6 Recirculation Process. The Parties will comply with the provisions of a re-circulation process, the details of which are set forth on SCHEDULE 5.6 (RECIRCULATION PROCESS).

6  SHIPMENT, DELIVERY AND SUPPORT

     6.1 Shipping Terms. SSI or its Subsidiaries shall ship Co-branded Products to StorageTek or its Subsidiaries EXW Incoterms 2000, if shipped domestically within the United States, and FCA Incoterms 2000 for international shipments or other shipments outside the United States. SSI or its Subsidiaries may ship the Co-branded Products at its discretion from either Wichita, Kansas or Cork, Ireland. Title and risk of loss for the Co-branded Products (other than Software) shall pass and deemed to have been delivered to StorageTek or its Subsidiaries upon SSI's or its Subsidiaries' delivery to the StorageTek designated carrier for Co-branded Products shipped EXW Incoterms 2000 and upon loading in the carrier's delivery vessel for Co-branded Products shipped FCA Incoterms 2000.

     6.2 Shipping Carrier; Drop Ship. StorageTek and its Subsidiaries shall designate a carrier of choice on the purchase order. SSI and its Subsidiaries agree to drop ship to destinations worldwide (subject to any restrictions imposed by law) the Co-branded Products for StorageTek or its Subsidiaries, at no additional cost, as requested in any Contract submitted by StorageTek or its Subsidiaries. All shipments will contain packing slips. All shipping and non-standard packaging costs agreed to in writing by StorageTek prior to the Contract ship date will be borne by and billed directly to StorageTek or its Subsidiaries; provided, however that StorageTek is not responsible for any additional costs related to SSI delay pursuant to Section 5.1. SSI or its Subsidiaries will make all arrangements for shipments of the Products in accordance with StorageTek's or its Subsidiaries' reasonably designated carriers.

     6.3 Delivery. SSI and its Subsidiaries will use commercially reasonable efforts to fulfill Contracts within the applicable Lead Time. SSI and its Subsidiaries will fulfill (a) for the [*], and (b) beginning after the [*] (each a "DELIVERY TARGET") as measured on a [*] basis. SSI shall communicate to StorageTek on a [*] basis the Lead Times for all major components of the Co-branded Products then currently on StorageTek's price list. StorageTek will deliver to SSI a [*] report demonstrating SSI's performance to the Delivery Target. [*].

     6.4 Service and Support. Service and support for the Co-branded Products shall be provided through End of Service as specified in the Service and Support Agreement.

     6.5  Spare Parts.

          6.5.1 Pricing. StorageTek and its Subsidiaries shall obtain its initial supply of Spare Parts from SSI or its Subsidiaries. Initial pricing for Spare Parts is listed on SCHEDULE 1.1 (CO-BRANDED PRODUCTS) and SSI agrees to offer StorageTek and its Subsidiaries a one-time discount on StorageTek's initial buy

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

     of Spare Parts. Most Favored Nation's pricing that applies to Spare Parts during the term of this Agreement will be determined in accordance with
     SCHEDULE 4.1 (PRICING PROVISIONS). After the Term through the End of Service, Most Favored Nation's pricing for Spare Parts will be subject to normal pricing adjustments reflected by industry practice encountered at the End of Service; provided however, the prices will be no higher than the cost of similar Spare Parts for any other customers for the Standard Storage Products.

          6.5.2 Availability. SSI or its Subsidiaries shall provide Spare Parts for the Co-branded Products through End of Service, subject to SSI's and its Subsidiaries' ability to obtain parts and components that comprise the Spare Parts subject to prior notice and allocation as described in
     Section 6.6. SSI or its Subsidiaries shall provide notification to StorageTek of End of Life per terms of Section 10. SSI shall provide [*] reports reflecting the number of days between the StorageTek request for a Spare Part and the date that the Spare Part is delivered to StorageTek or its Subsidiaries.

          6.5.3 Emergency Spares. StorageTek may request an emergency shipment of Spares ("CODE A SHIPMENT") shipment. SSI will have support for Code A shipments [*]. SSI will use best commercially reasonable efforts to ship Code A shipments within [*] of acceptance of an emergency Order from StorageTek using the most expeditious shipping method, at [*]. Prices for Code A shipments will be [*] over the price of Spares Parts as shown in
     SCHEDULE 1.1 (CO-BRANDED PRODUCTS).[*].

          6.5.4 Repairs of Out-of-Warranty Spares. SSI will provide repair services for selected Spare Parts that are out-of-warranty at prices found in SCHEDULE 1.1 (CO-BRANDED PRODUCTS). SSI shall use commercially reasonable efforts to return repaired Spare Parts to StorageTek within [*] from the date that SSI receives such Spare Parts for repair from StorageTek ("REPAIR CYCLE TIME").

     6.6 Allocation. SSI and its Subsidiaries will use commercially reasonable efforts to provide adequate manufacturing capabilities to meet its obligations under Contracts. SSI will notify StorageTek immediately, but no more than [*] after discovery whenever SSI identifies a reasonable likelihood that there is or will be a materials or capacity constraint that could negatively affect SSI's ability to meet Contract ship dates or StorageTek's existing or forecasted needs for the Co-branded Products ("SUPPLY CONSTRAINT"). During any period of Supply Constraint, SSI agrees, at a minimum, to reasonably allocate Co-branded Products, Spare Parts, materials and capacity to StorageTek under whichever of the following formulas would give StorageTek the [*] of Co-branded Products or Spare Parts: [*]. The allocation shall be subject to any priority use for orders for Code A shipments of Spare Parts received by SSI during such allocation period. In addition, StorageTek and SSI will escalate any Supply Constraint to their respective senior management as appropriate and SSI will use its commercially reasonable efforts to eliminate the Supply Constraint as soon as possible.

     6.7 Spare Part Obsolescence. In the event that SSI or any of its Subsidiaries makes an Enhancement, Major Change or mandatory engineering change that effects the use of a Spare Part that renders StorageTek's inventory of such Spare Part unusable, then SSI or its Subsidiaries shall [*].

7  TESTING AND ACCEPTANCE

     7.1 Testing and Acceptance. Prior to delivery, SSI or its Subsidiaries shall conduct an acceptance test at its plant on each unit of Co-branded Products in accordance with SSI's then current test specifications.

     7.2 Records. A complete record of inspections and tests performed on each unit of Co-branded Products shall be kept by SSI or its testing Subsidiary for at least [*]. Upon StorageTek's request in the event of a failure, at SSI's or its Subsidiary's expense, SSI or its appropriate Subsidiary will provide StorageTek or its Subsidiaries with a duplicate copy of the tests within [*] of such request therefor.

     7.3 StorageTek Participation. A representative from StorageTek may, upon request and at its sole expense, witness the acceptance tests carried out by SSI or its Subsidiaries if such request is made with reasonable notice and subject to SSI's and its Subsidiaries' reasonable safety and security rules. Any such witnessing of tests by StorageTek shall be conducted on a non-interference basis.

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

8 DOCUMENTATION. SSI or any of its Subsidiaries shall create documentation in the English language describing the Standard Storage Products at the expense of SSI or its Subsidiaries. The Parties shall, acting reasonably, mutually agree as to modifications to such documentation to describe the comparable Co-branded Products, and, SSI, at its expense shall incorporate such modifications and produce the associated media for End Users. SSI or its Subsidiaries shall ship the documentation associated with the relevant Co-branded Products on CD-ROM or other mutually agreeable media with each shipment of the relevant Co-branded Product. To the extent that SSI translates any of the Documentation into languages in addition to English for any of its other customers, SSI agrees to provide the Documentation translations to StorageTek. SSI grants to StorageTek, its Subsidiaries or its subcontractor, without additional charge, the right to reproduce, copy, distribute, display, translate, modify and prepare derivative works of all Documentation solely for use with the Co-branded Products. All Documentation may be distributed under StorageTek's Trademarks, provided that all legends, copyright notices, and license terms are reproduced therein in the same form as provided by SSI. SSI will, at no additional charge to StorageTek, include a standard user manual on a CD for each Co-branded Product delivered under this Agreement.

9  PRODUCT MODIFICATIONS

     9.1 Manufacturing and Engineering; Co-branded Product Roadmap. SSI shall be responsible for manufacturing and continuing engineering of the Products. SSI will be responsible for designating and maintaining all Specifications and providing copies of the Specifications to StorageTek in accordance with SSI's or its Subsidiaries' regular engineering change notice process(es). SSI shall be responsible for the development roadmaps and schedules for current and future Products ("ROADMAP AND SCHEDULE"). The initial Roadmap and Schedule for the [*] following the Effective Date is attached as EXHIBIT C (CO-BRANDED PRODUCT ROADMAP AND SCHEDULE). SSI shall provide an [*] Roadmap and Schedule to StorageTek at least [*]. Each Roadmap and Schedule shall be prepared in consultation with StorageTek but shall be at SSI's sole and final discretion. All Roadmaps and Schedules are subject to change. SSI shall use commercially reasonable efforts to keep the Co-branded Products current with the comparable Standard Storage Products.

     9.2 StorageTek Requested Changes. StorageTek may make requests of SSI to develop Unique Components, Enhancements or Substitutes for the Products. SSI shall consider all such requests and undertake the development of such requests if commercially reasonable to SSI, and the Parties shall enter into development agreements as deemed appropriate for any such projects SSI agrees to undertake.

     9.3 Changes. In the event that a Major Change, Enhancement or Substitute adversely affects the Compatibility Reliability, Maintainability, or Interoperability of a Co-branded Product, then, unless such change is a Mandatory Engineering Change (defined below), SSI shall first obtain StorageTek's written approval for such Major Change, Enhancement or Substitute, which approval shall not to be unreasonably withheld or delayed.

     9.4  Interoperability.

           9.4.1 Support. SSI agrees that SSI and its Subsidiaries shall provide StorageTek with the following Interoperability support:

                  (a) SSI will consider requests by StorageTek and act in good faith to add other components, configurations, hardware, software and platforms to its "Certified Compatible" list as reasonably requested by StorageTek;

                  (b) SSI will provide support for all new operating systems listed on the "Certified Compatible" list by the later of (i) [*] from the release of the operating system by its manufacturer or (ii) upon the next available SSI Software release date and SSI typically provides three Software releases per calendar year;

                  (c) SSI will provide support for the current operating systems for all Co-branded Products listed on the "Certified Compatible" list at current release [*] as the Parties shall mutually agree; provided that if the Parties do not reach a mutual agreement within [*] of negotiation, then the Parties agree to follow the escalation procedure in subsection (e) below;

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

                  (d) SSI will coordinate driver level certification with StorageTek automated tape systems business unit through a SSI partner manager;

                  (e) SSI will provide a Interoperability roadmap for current and future Products, indicating additions and proposed deletions to the "Certified Compatible" list (the "INTEROPERABILITY ROADMAP"); provided that if SSI intends to delete any component from the Certified Compatible list, SSI must give StorageTek [*] written notice prior to any such deletion to the Certified Compatible list [*];

                  (f) SSI will provide StorageTek updated Interoperability documentation on a [*] basis, which shall contain all of the proposed changes to the Certified Compatible list that may occur in the next [*];

                  (g) SSI will provide [*] status reports on Interoperability status indicating slips or pull ins of new Products, Substitutes or Enhancements, accomplishments according to the previous report, releases of new self certification tests and new adds or priority changes; and

                  (h) SSI will provide StorageTek with the self certifications tests and process steps provided to any third party for the purpose of self-certification to allow StorageTek to qualify the component on the SSI's Certified Compatible list (the "REQUIRED TESTING"). If StorageTek successfully completes the Required Testing, as "successful completion" is described in the self-certification tests, then for purposes of StorageTek sales of Co-branded Products, SSI will include the component for which StorageTek has completed the Required Testing, on its Certified Compatible list and provide interoperability support to StorageTek.

           9.4.2 Requested Changes. StorageTek may make requests to change the Interoperability Roadmap and to add other configurations and platforms to its "Certified Compatible" list as reasonably requested by StorageTek. SSI shall consider all such requests and reply to StorageTek in a timely manner.

     9.5 Mandatory Engineering Changes. SSI or any of its Subsidiaries may issue, at its expense, upon notice to StorageTek but without any prior evaluation or approval by StorageTek, any engineering change it determines may be appropriate to remedy a system-down situation, to make any of the Products safe or to comply with legal obligations (a "MANDATORY ENGINEERING CHANGE"). SSI shall provide, at [*], any materials, parts or components required by the Mandatory Engineering Change and will [*] for each Mandatory Engineering Change installed by StorageTek or its Subsidiaries.

     9.6 Engineering Evaluation Products. At StorageTek's request through a no-cost purchase order, SSI or its Subsidiaries shall furnish to StorageTek or its Subsidiaries for evaluation, all Major Changes, Substitutes and new Co-branded Products up to [*] or in quantities as mutually agreed (the "ENGINEERING EVALUATION UNITS"). The Engineering Evaluation Units will be returned to SSI or its Subsidiaries within [*], or other evaluation period agreed to in writing by the parties ("ENGINEERING EVALUATION PERIOD"), after receipt by StorageTek or its Subsidiaries. Engineering Evaluation Units returned to SSI or its Subsidiaries that are not in good working order, which were in good working order when delivered to StorageTek or its Subsidiaries, or that are not returned to SSI or its Subsidiaries within the Engineering Evaluation Period, will be purchased by StorageTek or its Subsidiaries at a mutually agreed reasonable price.

     9.7 Beta Products. At StorageTek's request, through a [*] purchase order, SSI shall furnish to StorageTek or its Affiliates for beta testing by StorageTek, its Subsidiaries, Distributors and End Users, beta products for all proposed Substitutes and new Co-branded Products in quantities as mutually agreed (the "BETA UNITS"). The Beta Units will not be required to be returned to SSI unless such products fail.

     9.8 Engineering Change Kits. If SSI or its Subsidiaries determine that an engineering field change is necessary for the Co-branded Products, then SSI or its Subsidiaries shall issue engineering field change kits to StorageTek and its Subsidiaries at [*].

10  PRODUCT DISCONTINUATIONS

     10.1 Product Discontinuance. SSI or its Subsidiaries shall not discontinue any Co-branded Products during the Term of the Agreement unless SSI or its Subsidiaries has previously released a Substitute for the discontinued Co-branded Products.

     10.2 End of Life Notice. SSI shall use its commercially reasonable efforts to give StorageTek at least [*] prior written notice before End of Life of any Co-branded Product. In the event StorageTek gives its customers an end of life notice with respect to any of the Co-branded Products, StorageTek shall promptly notify SSI in writing of such action.

     10.3 Last Buy. StorageTek and its Affiliates may continue to place orders for Co-branded Products and Spare Parts through the End of Life date, in the ordinary course of business pursuant to this Agreement. In addition, StorageTek and its Affiliates may submit noncancellable last time buy orders (which SSI and its Subsidiaries may deliver up to [*] after the End of Life date) for any discontinued Co-branded Product no later than [*] the End of Life date, and SSI will fulfill those last buy orders before the End of Life date unless it is not commercially reasonably practicable to obtain the Spare Parts therefor, in which case SSI shall notify StorageTek in writing. SSI and its Subsidiaries shall follow the notice and allocation process set forth in Section 6.6 prior to the deadline for submitting last time buy orders if there is insufficient supply of parts.

     10.4 Spares Through End of Service. SSI shall continue to provide Spare Parts until End of Service unless SSI is not reasonably able to obtain such Spare Parts.

11  SSI SOFTWARE

     11.1 Demonstration License. SSI grants to StorageTek, its Subsidiaries and their Distributors, during the Term and for the sole purpose of performing demonstrations of the Co-branded Products, a non-exclusive, non-royalty bearing, worldwide, limited right and license to execute, store, display and use the Software and the Software Tool in connection with each marketing unit, Evaluation Unit, Engineering Evaluation Unit, Demo Unit and Beta Unit supplied by SSI or its Subsidiaries under Sections 3.5.2, 3.12, 9.6 and 9.7, respectively, and solely for evaluation and demonstration purposes. The license pursuant to this Section 11.1 is transferable with an assignment of this Agreement made in accordance with the terms and conditions of this Agreement.

     11.2 Diagnostic Tools and Support Licenses. SSI grants to StorageTek and its Subsidiaries solely for the purpose of providing service and support for the Co-branded Products to Distributors and End Users of the Co-branded Products, a non-exclusive, non-royalty bearing, worldwide limited right and license to load, execute, store, display, use and copy any Software and diagnostic tools made available by SSI or its Subsidiaries outside of SSI or its Subsidiaries for the purpose of providing support or service to the Co-branded Products. The foregoing includes the right to sublicense. Such license shall be transferable with an assignment of this Agreement made in accordance with the terms and conditions of this Agreement. All licenses under this Section 11.2 shall last until the End of Service of all Co-branded Products sold hereunder.

     11.3 Distribution License. SSI grants to StorageTek and its Subsidiaries, during the Term and to the extent necessary or appropriate to perform its obligations under this Agreement, a worldwide limited right and license to distribute and sublicense the Software directly and indirectly through Distributors or its Subsidiaries to End Users, subject to the terms and conditions of this Agreement. Such license shall be exclusive with respect to the Co-branded Products that contain Unique Components owned by StorageTek or its Subsidiaries, and such license shall be non-exclusive with respect to all other Co-branded Products. Such license shall be royalty free for Firmware, and royalty bearing for all Software identified as a Software Product with an indicated price on SCHEDULE 1.1 (CO-BRANDED PRODUCTS) unless otherwise allowed under this Agreement. All licenses and sublicenses granted pursuant to this
Section 11.3 are perpetual and shall not be affected by the termination of this Agreement. The license pursuant to this Section 11.3 is transferable with an assignment of this Agreement made in accordance with the terms and conditions of this Agreement.

     11.4 Keying of Software. SSI and its Subsidiaries shall control and provide to StorageTek and its Subsidiaries any software keys necessary to activate the Software, as requested by StorageTek or its Subsidiaries from time to time.

     11.5 Records. StorageTek shall keep clear, complete, and accurate records of the number and types of Software that StorageTek furnishes to sublicensees or uses internally.

     11.6 Sublicense Restrictions; Copyright. Except as expressly permitted under this Agreement, StorageTek and its Subsidiaries shall not, and shall not knowingly permit their Distributors and End Users to: (a) sell, rent, loan, disclose, communicate or otherwise make available the Software, or any portion thereof, to any third person, except subcontractors or consultants of StorageTek or its Subsidiaries; (b) use the Software; or (c) make any copies of or modify the Software. Notwithstanding the prior sentence, an End User may transfer Software that is Firmware with the transfer of any Hardware as permitted in the agreement between the End User and StorageTek. StorageTek and its Subsidiaries shall reproduce SSI's and its Subsidiaries' copyright notice, if any, and all other proprietary legends on all copies of the Software that StorageTek or its Subsidiaries make, including copies in Co-branded Product readable form. All copies of Software shall be and remain the property of SSI or its Subsidiaries or, if applicable, SSI's and its Subsidiaries' licensor.

     11.7 Form and Delivery of Sublicenses To End Users. The terms of Sublicenses by StorageTek, its Subsidiaries or Distributors granted under the license of this Section 11.7 shall be substantially similar to the terms in the form of EXHIBIT D (STORAGETEK SOFTWARE LICENSE TERMS) hereto, or as otherwise mutually agreed to in writing by the Parties. The terms of any click through or shrink-wrap agreements packaged by SSI in the Software shall not apply to Sublicenses granted under this Agreement.

12  EXPORT

     12.1 StorageTek. In performing under this Agreement, StorageTek agrees to comply, and will cause its Affiliates, to comply, with all U.S. export regulations applicable to the Co-branded Products and this Agreement, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State.

     12.2 SSI. SSI and its Subsidiaries will cooperate with and provide information to StorageTek and its Subsidiaries as reasonably requested by StorageTek and its Subsidiaries, or as is otherwise necessary, from time to time for the purpose of StorageTek's and its Subsidiaries' compliance with Section
12.1. In the event SSI or its Subsidiaries exports Co-branded Products, SSI and its Subsidiaries shall comply, and will cause its Subsidiaries, to comply, with all U.S. export regulations applicable to the Co-branded Products and this Agreement, including the Export Administration Regulations administered by the U.S. Department of Commerce and the International Traffic in Arms Regulations administered by the U.S. Department of State.

13  WARRANTIES AND WARRANTY DISCLAIMERS

     13.1 Hardware and Firmware Warranty. SSI warrants that all Hardware and Firmware will be free from defects in workmanship and materials and will conform to the Specifications for the warranty period as described below. This warranty does not apply to any Hardware and Firmware that has been misused (including static discharge, improper installation, repair or accident), neglected or modified without SSI's express prior written consent. SSI's sole obligation to StorageTek and its Subsidiaries for Hardware or Firmware failing to meet this warranty is, at SSI's sole discretion, to replace or repair the Hardware and Firmware; or, if SSI or its Subsidiaries are not reasonably able to repair or replace the defective Hardware or Firmware within [*] after escalation to Level 3 Support, then SSI or its Subsidiary shall refund the purchase price of the defective Hardware or Firmware. The foregoing remedies are conditioned upon: (a) SSI or its Subsidiary receiving written notice of the warranty claim within the applicable warranty period specified below; (b) after SSI's or its applicable Subsidiary's written authorization pursuant to the RMA process set forth in
Section 13.6, the Hardware and its related Firmware, if any, having been returned to SSI, or the applicable Subsidiary of SSI, freight prepaid; and (c) SSI or the applicable Subsidiary of SSI, having determined the Hardware or Firmware to be defective. This subparagraph (c) does not apply in those cases where repair or replacement has already been escalated to Level 3 Support. SSI similarly warrants any

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

replacement or repaired Hardware or Firmware provided pursuant to this Section
13.1 but only for the unexpired term of the warranty applicable to the original Hardware or Firmware that was repaired or replaced. For Hardware and Firmware, SSI shall provide a [*] warranty period from date of delivery for the Hardware and Firmware, except cache memory batteries and SATA drives. Cache memory batteries included in the Hardware and Firmware are warranted for a [*] warranty period commencing on the date of delivery. SSI warrants SATA drives for a [*] warranty period commencing on the date of delivery. SSI and its Subsidiaries similarly warrant that the Spare Parts shall be free from defects in workmanship, and once installed will not cause the Hardware and Firmware to fail to meet the warranty set forth above. Spare Parts to be installed as replacements for defective parts in Co-branded Products that are under warranty shall be warranted for the greater of: (i) their remaining term of the warranty for such Co-branded Product; or (ii) [*] from delivery; and Spare Parts for out-of-warranty Co-branded Products shall be warranted for [*] from delivery.

     13.2 Software Warranty. SSI warrants to StorageTek and its Subsidiaries that, for a period of [*] from delivery, the Software (other than the Firmware, which is warranted under Section 13.1 above) will conform to the Specifications. SSI's sole obligation to StorageTek and its Subsidiaries for Software that fails to meet this warranty is, at SSI's and its Subsidiaries' sole discretion, to fix or replace the defective Software, or if SSI or its Subsidiaries are not reasonably able to fix or replace the defective Software within [*] after escalation to Level 3 Support, then SSI or its Subsidiary shall refund the license fee applicable to the affected Software.

     13.3 Title Warranty. SSI warrants that: (a) SSI is the sole and original author and owner of Software, as modified from time to time, without encumbrances, or that SSI has acquired the necessary rights to grant the licenses in this Agreement; and (b) SSI has the unrestricted right to enter into and perform this Agreement. SSI warrants that the neither the Software nor Firmware contain or will contain, without prior written notice to StorageTek, any open source software, freeware or other software that is licensed under an open source software license.

     13.4 Technical Support Center Access. As part of its warranty obligations in Sections 13.1 and 13.2, SSI or its Subsidiaries shall provide Level 3 Support through its Technical Support Center telephone assistance on a [*] basis for Hardware, Firmware and Software during the applicable warranty period specified above. SSI or its Subsidiaries shall provide Level 3 Support for Software after the applicable warranty period at the prices set forth on SCHEDULE 1.1 (CO-BRANDED PRODUCTS), with StorageTek to be charged therefor with respect to End Users within 30 days after the applicable End User has paid for such service. Level 3 Support for Hardware shall be as specified in the Service and Support Agreement.

     13.5 FCC Compliance. SSI warrants that all Co-branded Products, when properly installed in the normal operating environment, will meet the specifications for conducted and radiated emissions as set forth by the Federal Communications Commission ("FCC") (Class "A") concerning electromagnetic interference.

     13.6  Returned Material Authorization.  The following provisions of this
Section 13.6 shall only apply to Co-branded Products:

          13.6.1 RMA. StorageTek and its Subsidiaries may obtain a replacement Co-branded Product by contacting a customer service representative of SSI or of its Subsidiaries to request a RMA number and providing either the service ticket number when the problem has already been escalated to SSI Level 3 Support or the following information: (a) the serial number of the subsystem from which the failed Co-branded Product originated; (b) a brief, written description of the failure, such description to include how the failure was discovered, where the failure was discovered, and what action was taken by StorageTek, its Subsidiaries or Distributors and/or a third-party service organization to remedy the situation; and (c) the location where the replacement Co-branded Product is to be shipped. StorageTek and its Subsidiaries should also indicate whether a failure analysis is requested. SSI or its Subsidiaries will issue a RMA number as soon as reasonably practicable but not later than the next business day of receiving the request.

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

          13.6.2 Replacement. SSI or its Subsidiaries will ship a replacement Co-branded Product to the ship-to location specified by StorageTek as soon as reasonably practicable but not later than [*] after issuing the RMA number, and will invoice StorageTek or its Subsidiaries for the cost of the replacement Co-branded Product as specified in the then-current price list. Packaging material and a return address label will be included with the replacement Co-branded Product for StorageTek's or it Subsidiaries' use in returning the failed Co-branded Product to SSI or its Subsidiaries. StorageTek or its Subsidiaries must return the failed Co-branded Product within [*] if shipped with the United States [*] if shipped internationally) from the date of issuance of the RMA number; except that StorageTek or its Subsidiaries shall only be required to provide the serialized plates from the disk drives if the disk drive replacement is for a US Government site that is governed by a security classification that expressly precludes the release of such drives. If StorageTek or its Subsidiaries requests a failure analysis, the Co-branded Product shall be returned as soon as reasonably practicable but not later than [*] from the date of issuance of the RMA number. Upon receipt of the failed Co-branded Product within such [*] period, as the case may be, SSI or its Subsidiaries will credit StorageTek or its Subsidiaries for the cost of the replacement Co-branded Product. If StorageTek or its Subsidiaries fails to return the failed Co-branded product within such [*] period, as the case may be or if SSI or its Subsidiaries reasonably determines that the replacement was not required or covered by the applicable warranty, StorageTek or its Subsidiaries must pay for the cost of the replacement Co-branded Product. Shipping shall be DDU Incoterms 2000 or DDP Incoterms 2000, as applicable, if the product is in warranty, and shall be EXW Incoterms 2000 if such product is out of warranty.

     13.7 New or Like New Warranty. SSI warrants that all Co-branded Products ordered by StorageTek or its Subsidiaries shall be new or Like-New (in the case of Co-branded Product containing components that completed the Recirculation Process under Section 5.6); provided, however, that StorageTek acknowledges that Spare Parts may be Like-New, provided that if, on a special case basis, StorageTek's or its Subsidiaries' order for Spare Parts specifies that they must be new to meet the requirements of the End User (e.g., to meet governmental requirements), then all such replacement Co-branded Products therein shall be new.

     13.8 Warranty for Evaluation Products. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SSI AND ITS SUBSIDIARIES PROVIDE ENGINEERING EVALUATION UNITS AND BETA UNITS AND PRODUCTS FURNISHED PURSUANT TO SECTIONS 9.6 AND 9.7 HEREOF ON AN "AS-IS WHERE-IS" BASIS.

     13.9 Authority. SSI warrants that it has all necessary or appropriate right, power and authority to enter into this Agreement and perform its obligations hereunder. StorageTek warrants that it has all necessary or appropriate right, power and authority to enter into this Agreement and perform its obligations hereunder.

     13.10 Disclaimer. THE WARRANTY AND REMEDIES STATED IN THIS AGREEMENT ARE EXCLUSIVE. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, ARE DISCLAIMED.

14  LIMITATIONS OF LIABILITY

     14.1 Damages. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR LOSS OF PROFITS, REVENUE, OR DATA, WHETHER IN AN ACTION IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THOSE DAMAGES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY'S CUMULATIVE LIABILITY UNDER A CONTRACT OR WITH RESPECT TO THE CO-BRANDED PRODUCTS SUPPLIED THEREUNDER WILL EXCEED THE AGGREGATE AMOUNT PAID OR PAYABLE UNDER THAT CONTRACT OR THIS AGREEMENT FOR THE [*] PERIOD IMMEDIATELY PRIOR TO THE CAUSE OF ACTION.

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

     14.2 HIGH RISK ACTIVITIES. THE CO-BRANDED PRODUCTS ARE NOT DESIGNED, MANUFACTURED, OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL PRODUCTS REQUIRING FAIL-SAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATIONS SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT, OR WEAPONS SYSTEMS WHERE FAILURE OF THE CO-BRANDED PRODUCT COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY AND/OR SUBSTANTIAL PROPERTY DAMAGE. SSI AND ITS SUBSIDIARIES EXPRESSLY DISCLAIM ANY RESPONSIBILITY OR LIABILITY FOR ANY AND ALL DAMAGES THAT MAY BE INCURRED DUE TO THE USE OF THE CO-BRANDED PRODUCTS IN SUCH APPLICATIONS.

15  INDEMNIFICATION

     15.1 Intellectual Property Indemnification by SSI. SSI or one or more of its Subsidiaries shall defend and indemnify StorageTek and its Subsidiaries against infringement of Intellectual Property as follows:

          15.1.1 Indemnity. At SSI's expense, SSI shall defend, indemnify and hold harmless StorageTek and its Subsidiaries, and its and their respective officers, directors, members, partners, employees and agents, from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities that may result, in whole or part, from any claim brought alleging that any Co-branded Product or other product, part or component, except for Unique Components owned by StorageTek or its Subsidiaries and covered under
     Section 15.2.1, furnished under this Agreement or Trademark(s) of StorageTek or its Subsidiaries, infringes any Intellectual Property of any third party; provided that StorageTek: (a) promptly notifies SSI in writing of the claim; (b) provides SSI all reasonably requested information which StorageTek and its Subsidiaries has concerning the claim; (c) reasonably cooperates with and assists SSI or its Subsidiaries in defending the claim at SSI's expense; and (d) grants SSI and its Subsidiaries authority to defend and control the defense of the claim (provided StorageTek and its Subsidiaries may participate in the defense to the extent it deems appropriate at StorageTek's expense).

          15.1.2 Options. If, as a result of a matter within the scope of the indemnification provisions of Section 15.1.1, an injunction is issued against the marketing or distributing of Co-branded Products, or if in SSI's or its Subsidiaries' opinion a Co-branded Product is likely to become the subject of a meritorious infringement claim, SSI or its Subsidiaries shall, at its or their option and expense: (a) obtain for StorageTek or its Subsidiaries that are the subject of such third party claim the right to continue such marketing and distribution; (b) replace or modify the Co-branded Product (and any similarly situated Co-branded Products) so that the Co-branded Product(s) become non-infringing while being capable of performing the same function without degradation of performance; or (c) if SSI or its Subsidiaries determine that neither of (a) or (b) is commercially reasonable, terminate the license for and repurchase such Co-branded Product (and any similarly situated Co-branded Products) for a sum equal to the original purchase price. If SSI or its Subsidiaries elects to proceed under any of the options contained in this Section 15.1.2, such election shall not limit its obligations under Section 15.1.1.

          15.1.3 No Obligation. SSI and its Subsidiaries will not be obligated to defend, or be liable under Section 15.1.1 or 15.1.2 for, costs or damages if the infringement referenced in Section 15.1.1, or the injunction referenced in Section 15.1.2, is a result of: (a) the combining with, adding to, or modifying the Co-branded Product after shipment by anyone other than SSI or its Subsidiaries if the Co-branded Product without such combination, addition or modification would not be infringing; (b) use of the Co-branded Product, or any part of the Co-branded Product, in the practice of a process for which the Co-branded Product is not intended; (c) failure by StorageTek or its Subsidiaries to use materials or instructions provided by SSI or its Subsidiaries at no cost to StorageTek (other than the cost of publication/media), the use of which would have rendered the Co-branded Product non-infringing; or (d) the combination of any Trademark or Unique Component owned by StorageTek or its Subsidiaries with a Co-branded Product, if the Co-branded Product without such combination would not infringe. For the avoidance of doubt, after the Effective Date the reconfiguration activities of StorageTek Toulouse under Section 5.5 shall not be deemed a combination, addition or modification of a Co-Branded Product

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

     for purposes of clause (a) of this Section 15.1.3, provided such reconfiguration activities only are done using system components and Software obtained from SSI and the resulting configuration is reasonably established by StorageTek to be one that SSI would have done consistent with the specifications for Co-Branded Products had SSI performed the reconfiguration activities.

          15.1.4 No Limitations. SSI's or its Subsidiaries' duties and obligations under this Section 15.1 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in Section 14; provided, however, neither SSI nor its Subsidiaries shall have any liability to StorageTek or its Subsidiaries under the foregoing indemnity for StorageTek's or its Subsidiaries' lost profits.

     15.2 Intellectual Property Indemnification by StorageTek. StorageTek shall defend and indemnify SSI and its Subsidiaries against infringement of Intellectual Property as follows:

          15.2.1 Indemnity. At StorageTek's expense, StorageTek shall defend, indemnify and hold harmless SSI and its Subsidiaries, and its and their respective officers, directors, members, partners, employees and agents, from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities that may result, in whole or part, from any claim brought alleging that any Unique Component owned by StorageTek or its Subsidiaries or any Co-branded Product in combination with any Unique Component or Trademark owned by StorageTek or its Subsidiaries if such Co-branded Product without such combination would not be infringing, or any Trademark of StorageTek or its Subsidiaries infringes any Intellectual Property of any third party; provided that SSI or its Subsidiaries: (a) promptly notify StorageTek in writing of the claim; (b) provide StorageTek all reasonably requested information which SSI and its Subsidiaries have concerning the claim; (c) reasonably cooperates with and assists StorageTek in defending the claim at StorageTek's expense; and (d) grants StorageTek authority to defend and control the defense of the claim (provided SSI and its Subsidiaries may participate in the defense to the extent it deems appropriate at its or their expense).

          15.2.2 Options. If, as a result of a matter within the scope of the indemnification provisions of Section 15.2.1, an injunction is issued against the making or supply of a Unique Component or Trademark owned by StorageTek or its Subsidiaries or a Co-branded Product incorporating a Unique Component or Trademark owned by StorageTek or its Subsidiaries, or if in StorageTek's or its Subsidiaries' opinion a Unique Component is likely to become the subject of a meritorious infringement claim, StorageTek shall, at is option and expense: (a) obtain for SSI and its Subsidiaries the right to make and supply the Co-branded Product incorporating such Unique Component or Trademark; or (b) permit SSI and its Subsidiaries to make and supply the Co-branded Product without the Unique Component or Trademark (and any similarly situated Co-branded Products). If StorageTek elects to proceed under any of the options contained in this
     Section 15.2.2, such election shall not limit its obligations under Section 15.2.1.

          15.2.3 No Obligation. StorageTek will not be obligated to defend, or be liable under Section 15.2.1 or 15.2.2 for, costs or damages if the infringement referenced in Section 15.2.1, or the injunction referenced in
     Section 15.2.2, is a result of: (a) the combining with, adding to, or modifying the Unique Component by anyone other than StorageTek or its Subsidiaries or SSI or its Subsidiaries if the Unique Component without such combination, addition or modification would not be infringing; (b) use of the Unique Component, or any part of the Unique Component, in the practice of a process for which the Unique Component is not intended; or
     (c) failure by SSI to use materials or instructions provided by StorageTek at no cost to SSI and its Subsidiaries (other than the cost of publication/media), the use of which would have rendered the Unique Component non-infringing.

          15.2.4 No Limitations. StorageTek's duties and obligations under this Section 15.2 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in
     Section 14; provided, however, neither StorageTek nor its Subsidiaries shall have any liability to SSI or its Subsidiaries under the foregoing indemnity for SSI's or its Subsidiaries' lost profits.

     15.3 StorageTek. StorageTek agrees to defend, indemnify and hold SSI, and its and their respective officers, directors, members, partners, employees and agents, harmless from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from StorageTek's negligence or willful misconduct in the distribution of the Co-branded Products pursuant to this Agreement; provided that SSI or its Subsidiaries: (a) promptly notifies StorageTek in writing of the claim; (b) provides StorageTek all reasonably requested information which SSI and its Subsidiaries have concerning the claim;
(c) reasonably cooperates with and assists StorageTek in defending the claim at StorageTek's expense; and (d) grants StorageTek authority to defend and control the defense of the claim (provided SSI and its Subsidiaries may participate in the defense to the extent it deems appropriate at its or their expense). StorageTek's duties and obligations under this Section 15.3 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in Section 14; provided, however, StorageTek's liability with respect to property damage shall be limited to [*].

     15.4 Product Liability. SSI agrees to defend, indemnify and hold StorageTek and its Subsidiaries, and its and their respective officers, directors, members, partners, employees and agents, harmless from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities that may result, in whole or in part, from any claim relating to the use or operation of a Co-branded Product (including personal injury and property damage) except those wherein the damage(s) is caused by a Unique Component owned by StorageTek or any of its Subsidiaries; provided that StorageTek: (a) promptly notifies SSI in writing of the claim; (b) provides SSI all reasonably requested information which StorageTek and its Subsidiaries has concerning the claim; (c) reasonably cooperates with and assists SSI or its Subsidiaries in defending the claim at SSI's expense; and (d) grants SSI and its Subsidiaries authority to defend and control the defense of the claim (provided StorageTek and its Subsidiaries may participate in the defense to the extent it deems appropriate at StorageTek's expense). Neither SSI nor its Subsidiaries shall be liable for any product warranties made by StorageTek or its Subsidiaries or its or their Distributors in excess of the product warranties made by SSI or its Subsidiaries. SSI's duties and obligations under this Section 15.4 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in Section 14; provided, however, SSI's and its Subsidiaries liability with respect to property damage shall be limited to [*].

     15.5  Transitioned Reseller Accounts.

           15.5.1 SSI. SSI agrees to defend, indemnify and hold StorageTek and its Subsidiaries, and its and their respective officers, directors, members, partners, employees, and agents, harmless from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities relating to any Transitioned Reseller Account or any of SSI's other resellers or distributors: (a) arising with respect to any act or failure to act by SSI or its Subsidiaries; or (b) arising with respect to alleged violation by SSI of any contract or course of dealing between SSI and such parties whether before or after the Original Agreement Effective Date; (c) arising from a claim of tortuous interference with contract; or (d) relating to the termination of any contract or other arrangement with such parties; provided that StorageTek: (i) promptly notifies SSI in writing of the claim; (ii) provides SSI all reasonably requested information which StorageTek and its Subsidiaries has concerning the claim; (iii) reasonably cooperates with and assists SSI or its Subsidiaries in defending the claim at SSI's expense; and (iv) grants SSI and its Subsidiaries authority to defend and control the defense of the claim (provided StorageTek and its Subsidiaries may participate in the defense to the extent it deems appropriate at StorageTek's expense).

           15.5.2 StorageTek. StorageTek agrees to defend, indemnify and hold SSI and its Subsidiaries, and its and their respective officers, directors, members, partners, employees, and agents, harmless from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities relating to any Transitioned Reseller Account: (a) arising under any contract or alleged violation by StorageTek of any contract or course of dealing between StorageTek and such Transitioned Reseller Account arising on or after such Transitioned Reseller becomes a Distributor of StorageTek; or (b) except to the extent StorageTek is indemnified by SSI pursuant to Section 15.5.1, arising prior thereto if such liability is a result of StorageTek's direct dealing with such

     Transitioned Reseller Account; provided that SSI: (i) promptly notifies StorageTek in writing of the claim; (ii) provides StorageTek all reasonably requested information which SSI and its Subsidiaries has concerning the claim; (iii) reasonably cooperates with and assists SSI or its Subsidiaries in defending the claim at StorageTek's expense; and (iv) grants StorageTek and its Subsidiaries authority to defend and control the defense of the claim (provided SSI and its Subsidiaries may participate in the defense to the extent it deems appropriate at SSI's expense).

           15.5.3  Limitation.  The Parties' duties and obligations under this
     Section 15.5 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in
     Section 14; provided, however: (a) SSI's liability under the indemnification provisions contained in Section 15.5 shall be limited to [*] by SSI and its Subsidiaries during calendar year [*] from the applicable Transitioned Reseller Account, and (b) StorageTek's liability under the indemnification provisions contained in Section 15.5 shall be limited to [*] by SSI and its Subsidiaries in [*] from the applicable Transitioned Reseller Account.

     15.6 High Risk. StorageTek agrees to defend, indemnify and hold SSI and its Subsidiaries, and its and their respective officers, directors, members, partners, employees, and agents, harmless from and against any and all claims, damages, costs, expenses (including, without limitation, reasonable attorneys' fees and costs) or liabilities relating to StorageTek's or its Subsidiaries' use of Co-branded Products as on-line control products requiring fail-safe controls, such as in the operation of nuclear facilities, aircraft navigation or communications systems, air traffic control, life support, or weapons systems where failure of the Co-branded Product could lead directly to death, personal injury and/or substantial property damage. StorageTek's duties and obligations under this Section 15.6 shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in Section 14; provided, however, StorageTek's liability with respect to property damage shall be limited to [*].

     15.7  Exclusive Remedies.  The specific indemnities provided in this
Section 15 are the sole and exclusive remedy under this Agreement for the subject matter to which they each pertain.

16  CONFIDENTIALITY

     16.1 Confidentiality. Each Party will maintain and keep confidential the Confidential Information of the other Party in accordance with this Section 16. The Party to whom the Confidential Information belongs shall be referred to as the "PROVIDER," and the party who receives the Confidential Information shall be referred to as the "RECIPIENT."

     16.2 Use of Confidential Information. The Recipient agrees to use the Confidential Information solely for performing its duties and obligations under this Agreement and for no other purpose.

     16.3 Disclosure of Confidential Information. The Recipient shall protect the Confidential Information by using the same degree of care to prevent unauthorized use, dissemination or publication of the Confidential Information as it uses to protect its own Confidential Information of like nature; provided however, that in no event shall Recipient use less than a reasonable degree of care to protect the Confidential Information. The Recipient shall keep the Confidential Information confidential and shall not disclose the Confidential Information to any person or entity other than such employees, contractors, consultants, advisors, and legal and financial advisors of Recipient who have a bona fide need to know and who are subject to a written obligation of confidentiality substantially similar to the obligations contained herein. The Recipient shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement. Nothing contained herein shall be deemed to prevent disclosure of any of the Confidential Information if such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order or to meet securities laws or regulatory requirements; provided, however, the Recipient shall give Provider at least 10 days prior written notice (unless less time is permitted by the applicable proceedings) before disclosing any of the Confidential Information in any such proceeding or to meet such laws or regulations and, in making such disclosure, the Recipient shall disclose only that portion thereof required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including obtaining protective orders and supporting the Provider in intervention.

     16.4 Residuals. Notwithstanding anything to the contrary, either Party (as the Receiving Party) shall be free to use for any purpose the Residuals resulting from access to or work with the Confidential Information of the other party (as the Provider), provided that the Recipient shall not disclose the Confidential Information except as expressly permitted pursuant to the terms of this Agreement. Furthermore, neither party shall intentionally memorize the Confidential Information of the other party so as to reduce it to a non-tangible form for the purpose of creating a Residual. The Recipient shall not have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals. However, this subparagraph shall not be deemed to grant to the Recipient a license under the Provider's copyrights or patents. In the absence of another applicable agreement to the contrary, the Parties shall have the freedom to use Residual information in the development, manufacturing, marketing, performance, maintenance, sale and delivery of any products and services. This Agreement shall not be construed as precluding either party or its employees, subject to the express terms of this Agreement, from competing with the other or from independently and without breach of this Agreement developing, having developed, acquiring or marketing any other materials, products and services, irrespective of their similarity to materials, products or services owned or marketed by the other party hereto.

     16.5 Termination. Upon termination of this Agreement for any reason, the obligation of confidentiality and of use and nondisclosure contained herein shall continue to bind the Parties; provided however, that Recipient may continue to use the Confidential Information to the limited extent required to perform its obligations in connection with a specific Co-branded Product through the End of Service, at which time the Recipient shall destroy and certify to the Provider that it has destroyed, all such Confidential Information of the Provider.

     16.6 Legal Remedies. Recipient agrees that if this Agreement is breached, or if a breach hereof is threatened, the remedy at law may be inadequate; and, therefore, notwithstanding the provisions of Section 25, without limiting any other remedy available at law or in equity, an injunction, restraining order, specific performance and other forms of equitable relief or money damages or any combination thereof shall be available to the Provider. The successful Party in any action or proceeding brought to enforce the provisions of this Section 16 shall be entitled to recover the costs, expenses and fees incurred in any such action or proceeding, including, without limitation, reasonable attorneys' fees and expenses. All duties, obligations, rights, powers and remedies provided for herein are cumulative, and not exclusive, of any and all duties, obligations, rights, powers and remedies existing at law or in equity, and the Provider shall, in addition to the duties, obligations, rights, powers and remedies herein conferred, be entitled to avail itself of all such other duties, obligations, rights, powers and remedies as may now or hereafter exist, including, without limitation, the Uniform Trade Secrets Act and similar statutes and rules of law pertaining to trade secrets and confidential and proprietary information as applied by the law governing this Agreement.

     16.7 Confidentiality and Meet-Comp Information. If StorageTek provides SSI with STK Customer Information pursuant to the Meet Comp process, the parties agree that the STK Customer Information shall be deemed Confidential Information under this Agreement and shall be subject to the provisions of this Section 16 regarding treatment of Confidential Information as well as to the additional, more restrictive provisions of this Section 16.7. For clarification purposes only, Win/Loss Data shall be deemed Confidential Information under this Agreement but shall not be subject to the provisions of this Section 16.7. StorageTek shall provide the STK Customer Information to the authorized representative(s) of SSI who is responsible for the activities of the SSI Pricing Desk, which representative(s) may be changed by SSI at any time, (the "Pricing Desk"). In addition to the Pricing Desk such STK Customer Information may be provided to such other SSI employees who have a need to know such STK Customer Information in order to perform their employment responsibilities for SSI. SSI shall only use the STK Customer Information for the specific purpose of SSI [*] of Co-Branded Products in accordance with the [*] and for no other purpose. In addition, STK Customer Information may be provided to SSI's accountants, attorneys and other advisers on a confidential basis in connection with the services such parties are engaged by SSI to perform.

     16.8 No Limitation. The obligations and duties set forth in this Section 16 and the liability of the Parties hereunder shall not be limited by any provision contained in this Agreement, including without limitation, the limitations set forth in Section 14.

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

17  INTELLECTUAL PROPERTY

     17.1 Trademarks. With respect to the trademarks, trade names, trade dress and logos of SSI and its Subsidiaries, and StorageTek and its Subsidiaries, used with the Co-branded Products (each, a "TRADEMARK"), for the Term of this
Agreement:

          17.1.1 The Trademarks of SSI and its Subsidiaries and the goodwill and Intellectual Property rights associated with such Trademarks shall at all times be and remain the property of SSI or its Subsidiaries, as the case may be; the Trademarks of StorageTek and its Subsidiaries and the goodwill and Intellectual Property rights associated with such Trademarks shall at all times be and remain the property of StorageTek or its Subsidiaries, as the case may be.

          17.1.2 SSI and its Subsidiaries grants to StorageTek and its Subsidiaries and its and their Distributors the limited right and license to use and display the Trademarks of SSI and its Subsidiaries solely for the purposes of marketing, promoting, distributing and selling the Co-branded Products. StorageTek grants to SSI and its Subsidiaries the limited right and license to apply the Trademarks of StorageTek and its Subsidiaries to the Co-branded Products and their related documentation. A Party shall first obtain the other Party's approval of any written materials using or displaying the Trademarks not prepared by the owner of the Trademark.

          17.1.3 Each Party and its Subsidiaries recognizes the other Party's and its Subsidiaries ownership of and title to their Trademarks and shall not at any time during the Term of this Agreement or thereafter do or suffer to be done any act or thing that will impair the rights of such owner in the Trademarks.

          17.1.4 Each Party and its Subsidiaries shall cooperate with the other Party and its Subsidiaries in the registration of the Trademarks should the owner thereof, at its sole discretion and at its cost and expense, decide to register any of the Trademarks anywhere in the world.

          17.1.5 During the Term of this Agreement and for a period of 5 years thereafter, neither Party and its Subsidiaries shall contest the validity or enforceability of the Trademarks of the other Party and its Subsidiaries.

          17.1.6 Each Party and its Subsidiaries shall notify the other Party or its Subsidiaries of any third party's use of the Trademarks or similar name, words, symbol or logo of which a Party becomes aware, and shall cooperate with the owner of the Trademark in any action brought by it or another to enforce or defend its rights in the Trademarks.

          17.1.7 The Trademarks, as applied to the Co-branded Products and their related documentation and marketing materials intended for distribution to End Users when shipped by SSI or its Subsidiaries may not be altered, removed or otherwise tampered with by either Party or their Subsidiaries in any respect.

     17.2 Co-branding. SSI shall apply Trademarks of the Parties or their Subsidiaries together upon the Co-branded Products and their related documentation and marketing materials distributed to End Users, except Spare Parts, in accordance with the specifications set forth in SCHEDULE 17.2, as amended from time to time by mutual agreement; provided however, that StorageTek may request that SSI enlarge or reduce those impressions of the Trademarks as used together, proportionately. Spare Parts may be, but are not required to be, branded with the Trademarks of the Parties together. SSI and its Subsidiaries shall not sell or distribute the Co-branded Products that bear the Trademarks of StorageTek, directly or indirectly, to any Party other than StorageTek and its Subsidiaries.

     17.3 Intellectual Property. SSI grants, on behalf of SSI and its Subsidiaries, to StorageTek and its Subsidiaries, the right and license to SSI's Intellectual Property to the extent necessary to use, sell, offer to sell, manufacture, solely as permitted in Section 18.5.2, import, display and distribute the Co-branded Product solely in connection with SSI's and its Subsidiaries' supply of Co-branded Products to StorageTek and its Subsidiaries in accordance with the terms of this Agreement. Subject only to this Section 17.3, no right, license or immunity from suit under any of the either Party's or its Affiliates' patents or copyrights is granted under this Agreement by a Party or its Affiliates to the other Party or its Affiliates either expressly, by implication, by estoppel or otherwise.

     17.4 Use of Unique Components. Notwithstanding the provisions of section 17.3, SSI shall use Unique Components owned by StorageTek only in connection with the making and supplying of Co-branded Products under the terms of this Agreement. StorageTek grants, on behalf of StorageTek and its Subsidiaries, to SSI and its Subsidiaries, the right and license to make, use, sell, offer to sell, import, display and distribute the Unique Components solely in connection with SSI's and its Subsidiaries' supply of Co-branded Products to StorageTek and its Subsidiaries in accordance with the terms of this Agreement.

18  TERM AND TERMINATION


     18.1 Term. Unless earlier terminated under this Section 18, the initial term of the Agreement shall commence on the Effective Date and expire on the third anniversary of the Effective Date of this Agreement ("INITIAL RENEWAL TERM"), and thereafter shall automatically renew for an additional period(s) of 1 year each (each, a "RENEWAL TERM," and each Renewal Term, if any, together with the Initial Term, collectively, the "TERM"), unless terminated by either Party by a written notice [*] prior to the expiration the Initial Renewal Term or any subsequent Renewal Term, if applicable.


     18.2 Co-branded Product Access. If this Agreement terminates: (a) as a result of the regular expiration of its Term; or (b) as a result of a material breach by SSI, then if StorageTek has created significant differentiation between Co-branded Products and the Standard Storage Products, the Parties will negotiate in good faith to enter into an agreement for the sale of Co-branded Products by SSI or its Subsidiaries to StorageTek and its Subsidiaries for a longer period of time than that contemplated by this Agreement.

     18.3 Termination. Notwithstanding Sections 18.1 and 18.2, this Agreement may be terminated as follows:

          18.3.1 Material Breach. Either Party may terminate this Agreement at any time upon at least [*] prior written notice for a material breach by the other Party, unless the material breach is cured, to the reasonable satisfaction of the Party giving notice of material breach, within the [*] notice period.

          18.3.2 SSI Product Inadequacy. StorageTek may terminate this Agreement at any time upon at least [*] prior written notice: (a) upon a material failure by SSI with respect to Sections 20.2 and 20.3; or (b) if, following a Competitor Change of Control of SSI, there is a material degradation in performance under this Agreement as compared to SSI's performance prior to the Competitor Change of Control; unless the failure or degradation is cured, to the reasonable satisfaction of StorageTek, within the [*] notice period; provided however, that prior to any exercise of remedies in accordance with the terms of this Section 18.3.2, the Parties shall enter into expedited mediation for a [*] period before StorageTek exercises its rights.

          18.3.3  Mutual Agreement.  By mutual agreement of the Parties.

     18.4  Competitor Change of Control.

          18.4.1 StorageTek. In the event of a Competitor Change of Control with respect to StorageTek, SSI shall have the option of either terminating this Agreement or continuing under this Agreement. SSI may exercise its termination option by written notice to StorageTek at any time on or prior to the [*] after StorageTek notifies SSI in writing that such Competitor Change of Control has occurred.

          18.4.2 SSI. In the event of a Competitor Change of Control with respect to SSI, StorageTek shall have the option of either terminating this Agreement or continuing under this Agreement. StorageTek may exercise its termination option by written notice to SSI at any time prior to the [*] after SSI notifies StorageTek in writing that such Competitor Change of Control has occurred and the date on which the termination shall occur, which date shall not exceed [*] from the termination notice date. If StorageTek determines during such [*] period not to exercise its termination right, it may, by written notice to SSI within such period continue under this Agreement, but be relieved of its obligations under

     Section 17.2, in which case the "entity that was not Affiliated with the Party" shall assume and be bound by the terms of this Agreement.

          18.4.3 Non-Competitor Change of Control. Following a Change of Control of SSI or StorageTek that is not a Competitor Change of Control, this entire Agreement shall remain in full force and effect, and the "entity that was not Affiliated with the Party" shall assume and be bound to its terms.

     18.5 Effect of Discontinuation of Standard Storage Product or Termination of this Agreement. Following termination of this Agreement, the Parties agree:

          18.5.1 Survival of Certain Terms. StorageTek shall be entitled to a last buy of the Co-branded Products as provided in Section 10.3 as if each Co-branded Product were a discontinued Co-branded Product (unless StorageTek is in breach of this Agreement), and the Parties' obligations shall continue to survive as to: (a) those provisions which survive by their specific terms; (b) Sections 3.6, 3.7, 3.12, 4.1 (with respect to Spares), 4.6, 4.7, 7.2, 9.3 (with respect to Spare Parts), 9.4 (with respect to support), 9.8, 11.2 17.1.1, 17.1.3, 17.1.4, 17.1.5, 17.1.7,
     17.3, and 18.5; and (c) Sections 5 and 6 (with respect to orders not delivered prior to termination and Spare Parts) and 12, 13 (except 13.8), 14, 15, 16, 19, 20, 21.2 (for a period of [*] from termination) 23, 25 and
     26. Termination will not prejudice either Party to require performance of any obligation due at the time of termination in connection with Contracts existing upon the effective date of termination. Termination will not reduce the liability of any Party for a breach of this Agreement that occurred prior to such termination.

          18.5.2 SSI Breach. Upon termination of this Agreement due to any of the following conditions: (a) commencement of any involuntary proceeding in bankruptcy or insolvency action against SSI; or (b) discontinuance of material Co-branded Products without a Substitute; or (c) if StorageTek properly terminates this Agreement pursuant to Section 18.3.2(b), then, SSI (including any SSI successor) shall, in its sole discretion either: (i) provide StorageTek with alternative arrangements to continue to supply the Co-branded Products or equivalent products reasonably acceptable to StorageTek but on terms no less favorable than the terms provided to StorageTek pursuant to this Agreement; or (ii) if alternative arrangements are not made within [*] after termination, provide StorageTek with the manufacturing rights which shall include the right and license, under SSI's Intellectual Property Rights and otherwise, to manufacture, use, sell, market and distribute Co-branded Products. Such license shall be non-exclusive, shall terminate at the [*] from the event that gave rise to the license (whichever is last to occur), shall apply only to the discretional Co-branded Product if the termination was caused by the event described in clause (b) above, and shall bear a royalty payable by StorageTek to SSI in the amount of [*] that resulted to StorageTek as a result of the event that gave rise to the license. The foregoing limited right to manufacture is expressly limited and shall not arise except with respect to the condition(s) as set forth in this Section 18.5.2. In addition to the foregoing limited right to manufacture, StorageTek reserves all rights and remedies as set forth in this Agreement.

          18.5.3 Escrow. The parties acknowledge that they will meet no later than 90 days after the Effective Date to discuss the means by which StorageTek's may exercise its manufacturing license granted under Section
     18.5.2 and the purchase of materials under the terms of SSI's supplier contracts.

          18.5.4  StorageTek Breach.  Upon termination of this Agreement under
     Section 18.3.1 due to material breach by StorageTek, StorageTek will provide mutually agreed upon point of sale information to SSI. StorageTek shall continue to provide support for the Co-branded Products sold by StorageTek for an additional [*] period at pricing as set forth in the Service and Support Agreement.

          18.5.5 StorageTek Installed Base. During the Term of this Agreement, SSI shall not directly fulfill any orders for Co-branded Products or Standard Storage Products to the StorageTek Installed Base in the GPC market.

19  REGULATORY APPROVALS AND SAFETY

     19.1 Regulatory Warranties. SSI warrants that the Co-branded Products meet the regulatory health or safety standards (e.g., UL, CSA, TUV/IEC, FCC) listed in the applicable Specifications when being properly used in accordance with such Specifications. SSI agrees to provide StorageTek with copies of the approval certificates and/or reports it has related to such standards.

     19.2 Compliance with Law. SSI shall at all times comply with all applicable laws, statutory regulations and enactments including, but not limited to, those relating to health and safety at work and the control of hazardous substances. SSI acknowledges and agrees that it shall take all reasonable action to comply with the European Union directives, the Waste Electrical and Electronic Equipment Directive and the Restrictions on the Use of Certain Hazardous Substances in Electrical and Electronic Equipment Directive, (collectively referred to as the "DIRECTIVES"), as applicable to the Agreement, and shall, upon written request from StorageTek, provide reasonable assistance to facilitate compliance with the Directives. In addition, SSI acknowledges and agrees to also comply with all other country directives, regulations, and laws that are related or similar to the Directives and upon written request, provide reasonable assistance to facilitate compliance thereto.

     19.3 Asbestos Materials. SSI shall not supply or use asbestos or materials or equipment containing asbestos in the provision of the Co-branded Products. All Co-branded Products supplied which contain or are manufactured using ozone depleting substances (as defined by the Montreal Protocol) shall, be clearly and securely, labeled by SSI as follows:

          Warning: Contains or manufactured with, (insert chemical name of substance(s)), a substance which harms public health and the environment by destroying ozone in the upper atmosphere

20  QUALITY ASSURANCE; COMPATIBILITY

     20.1 Quality Assurance. SSI agrees to maintain a quality assurance system to ensure that processes of design, sourcing, manufacture, test, failure analysis, repair, packaging and shipping of the Co-branded Products is under continuous control including in accordance with the performance specifications contained in the Specifications and the critical end product parameters and limits, attached to the Agreement as EXHIBIT E (CRITICAL END PRODUCT PARAMETERS) (the "PARAMETERS"), which Schedule SSI will use reasonable efforts to provide within [*] of the Effective Date. SSI will take appropriate corrective action with regard to any deficiencies identified by either SSI or StorageTek as specified in the response and escalation matrixes set forth on SCHEDULE 2 OF EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT). SSI agrees to participate in StorageTek's sourcing supplier scorecard process (the "SCORECARD"). StorageTek will communicate to SSI Quality department on a [*] basis the resulting field data for MTBR and FIR performance and on a [*] basis the StorageTek Scorecard indicating a numerical basis relating to the Co-branded Products' quality, delivery and pricing. The Scorecard will identify areas for improvement by SSI and StorageTek may require SSI to deliver an action plan that demonstrates a plan for this improvement. If StorageTek requests an action plan, SSI will provide the action plan within [*] from StorageTek's delivery of the Scorecard so long as StorageTek has provided SSI with MTBF and FIR Measurement on a [*] basis. SSI will include in the action plan the minimum actions SSI will take, who is accountable for the action resolution and a time frame when the action is to be completed. SSI will provide StorageTek with a status of the action plan on a [*] basis until SSI completes all identified actions. An example of the Scorecard is set forth in EXHIBIT G (SCORECARD).

     20.2 Plug and Play. StorageTek and SSI agree the "PLUG AND PLAY MEASUREMENT" for the Products shall be equal to or less than the FIR Measurement for the identified period established in EXHIBIT A (FIR MEASUREMENT), which may be amended by the parties periodically. StorageTek will provide written notice to SSI if the Plug and Play Measurement exceeds the FIR Measurement. In the event that the Plug and Play Measurement increases beyond the FIR Measurement for each [*] based on Co-Branded Product shipped to StorageTek and it Subsidiaries for that [*], then SSI shall immediately develop and initiate a corrective action plan with notice to and participation by StorageTek (if StorageTek so elects) [*] to StorageTek in order to resolve any problems and to reach the FIR Measurement. SSI will respond to and resolve any problems pursuant to the response and escalation matrixes set forth on SCHEDULE 2 OF EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT). SSI shall demonstrate to StorageTek's satisfaction, via time-to-failure data, the applicable FIR Measurement has been achieved. StorageTek shall also have the right to cancel (without incurring any cancellation charges) any orders already submitted but not yet delivered in the event the Plug and Play Measurement increases beyond the FIR Measurement. Should the Plug and Play Measurement continue to remain above the applicable FIR Measurement for [*], SSI's Vice President and General Manager for SSI Wichita will meet with StorageTek's Vice President of Quality in Louisville, Colorado to establish appropriate corrective actions.

     20.3 Product Reliability. SSI agrees to ensure that over the applicable warranty period for the Co-branded Products specified in Section 13 will meet the quality and reliability standards as defined by the Specifications and the Parameters ("RELIABILITY"). If over the Specifications' defined life of the Product, the Product(s) fail to meet the Reliability standards, then SSI shall use its reasonable commercial efforts to implement a corrective action plan and will deliver, if applicable, engineering change orders, packaging changes, test procedures, Software and Hardware changes, process changes that affect Form, Fit, Function, Reliability, Maintainability, Compatibility or Interoperability, [*] to StorageTek in order to achieve the Reliability standards. SSI will implement a corrective action plan pursuant to the response and escalation matrix set forth on SCHEDULE 2 OF EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT). Should the Products fail to meet the Reliability standards for [*], SSI's Vice President and General Manager of SSI Wichita will meet with StorageTek's Vice President of Quality in Louisville, Colorado to establish appropriate corrective actions.

     20.4 Annual Return Rate. SSI will track a [*] Annual Return Rate ("ARR") for all disk drives, controllers, and environmental services modules (each an "ARR COMPONENT") and will monitor the ARR monthly. SSI sets the goal for the ARR (the "ARR GOALS") based on the MTBF as stated in the engineering specification for the ARR Component as set forth on SCHEDULE 20.4 (ARR). SSI will calculate the ARR Goal by taking [*]. If the actual ARR exceeds the ARR Goal for a period of [*], SSI will immediately develop and initiate a corrective action plan with notice to and participation by StorageTek (if StorageTek so elects) at no charge to StorageTek in order to resolve any problems to bring performance below the ARR Goals. The corrective action may include, but is not limited to, requesting failure analysis of all failed/returned ARR Components. SSI will then pareto the failure analysis results and each failure mechanism will be subject to corrective action(s) either internally at SSI or at the sub-tier vendor, depending on the corrective action needed. SSI will monitor the effectiveness of the corrective actions by the Defective Parts Per Million's measured through SSI's manufacturing process and the return rate from field failures as described on SCHEDULE 20.4, (ARR). [*]. Should the actual ARR continue to remain above the applicable ARR Goal for [*], SSI's Vice President and General Manager for SSI Wichita will meet with StorageTek's Vice President of Quality in Louisville, Colorado to establish appropriate corrective actions.

     20.5 Failure Analysis. Within [*], SSI shall perform a formal failure analysis to root cause for all field related failures or where a Product falls outside of defined Reliability standards of the Specifications. SSI shall provide StorageTek the results of the analysis, SSI's corrective action, data regarding the effectiveness of the corrective action and disposition of Spare Parts affected by the corrective action. In addition, design failure mode effect analysis or process failure effect mode analysis, if deemed appropriate by SSI, will be conducted as part of the corrective action process. If in any [*] SSI fails to meet the minimum failure analysis "track to closure" performance minimum in the Scorecard, SSI's Vice President and General Manager for will meet with StorageTek's Vice President of Quality in Louisville, Colorado to establish appropriate corrective actions.

     20.6 Epidemic Failure. In the event that StorageTek has determined that the Co-branded Product contains one or more potential Epidemic Failure Defects, StorageTek shall promptly give SSI written notice of all relevant details with respect to such potential Epidemic Failure Defect(s). StorageTek may, at its sole discretion, issue a stop shipment order pursuant to Section 20.7 to SSI for the affected Product until the Epidemic Failure is corrected. In addition, SSI shall, at StorageTek's option, either: (a) exchange the Product containing the Epidemic Failure Defect for a new Product; (b) repair all Epidemic Failure Defects at SSI's cost; or (c) accept return of the Product with Epidemic Failure Defects and grant StorageTek credit or replacement, at StorageTek's option, for the Product. "EPIDEMIC FAILURE DEFECT" means defects in design, procured material or manufacturing resulting in the occurrence of multiple failures of the same component(s) in Systems delivered to StorageTek or it's designee, for the same single root cause after completion of root cause failure analysis by SSI. "EPIDEMIC FAILURE" occurs when a product is not meeting Reliability standards, and when a specific Epidemic Failure Defect represents [*] or more of the annualized return rate for a specific Product shipped to StorageTek and its Subsidiaries in a [*] period using a Pareto analysis. For the purpose of calculating the Epidemic Failure percentage, the defect to be measured shall be only the defined and specific defect from the same components, parts or assemblies that are part of the System. The existence of an Epidemic Failure shall be established in good faith between StorageTek and SSI, as supported by service records for a Product and by using the annualized return rate for the specified period that the monitored Product is not in conformance with the applicable Specification.

     20.7 Stop Shipment Process. SSI shall maintain a documented product stop shipment process that is invoked in response to, and to establish containment of, any Co-branded Product issues or defects that are identified to SSI by StorageTek that actually or may potentially adversely affect data integrity, safety or create other significant operation impacts to StorageTek or StorageTek's End Users. At a minimum, the process will provide for:

          (a) Status updates to StorageTek during the course of problem resolution detailing actions taken and progress made toward resolution by SSI, to be furnished at intervals agreed upon between StorageTek and SSI on a case-by-case basis;

          (b) Positive stop shipment of the Co-branded Product pending problem resolution;

          (c) Prompt notification to StorageTek at any time that SSI initiate's a Stop Order or a Stop Ship that impacts shipment to StorageTek or its End Users of a Co-branded Product;

          (d) Prompt notification to StorageTek identifying any specific serial number(s) of Co-branded Product or range of Co-branded Product that has been previously delivered to StorageTek or StorageTek's End Users that may be affected by the issue causing the Stop Ship or Stop Order; and

Immediate allocation of Co-branded Product pursuant to Section 6.6 and appropriate SSI resources to resolve the problem on an urgent priority basis as defined in the response and escalation matrix set forth on SCHEDULE 2 OF EXHIBIT B (CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT). SSI will include in its communication of Stop Order to StorageTek, the type of problem (field issue; manufacturing issue or component issue), description of the situation, customers that are affected, parts that are affected, a failure analysis, what are SSI's next actions, corrective action, delivery schedule and date and time for next update on the situation.

     20.8 ISO. SSI confirms that all of its processes are ISO 9001:2000 and ISO 14001 certified and will maintain such certification throughout the term of this Agreement. SSI also confirms that its process for the supply and service of the Co-branded Products comply with these ISO quality standards. SSI will promptly notify StorageTek if SSI fails to maintain these certifications.

21  AUDIT RIGHTS

     21.1 Plant Audit. At StorageTek's sole expense, StorageTek may, upon 5 business days prior notice to SSI, conduct a commercially reasonable audit of SSI's plant to assess effectiveness of SSI's quality and manufacturing engineering and manufacturing processes, sourcing process, statistical process control records, quality assurance procedures, packaging and shipping procedures along with all associated quality records and procedures and functions relating to Co-branded Products affected by the terms of this Agreement; provided, however, that in the event that notice would unreasonably disrupt SSI's business, then the Parties shall mutually agree upon a more reasonable time period for such audit. Any discrepancies discovered as a result of the audit will be jointly reviewed, with any remediation actions to be mutually agreed upon, with time frames and milestones clearly documented and tracked by both Parties.

     21.2 Other Audit Rights. Each Party shall have the right to audit the other Party's financial records not more than [*] per calendar year using a nationally recognized accounting firm with 5 business days prior notice for the purpose of confirming the other Party's compliance with this Agreement; provided, however, that in the event such 5 business days prior notice would unreasonably disrupt the audited Party's business, then the Parties shall mutually agree upon a more reasonable time period.

22  [INTENTIONALLY DELETED]

23  GOVERNMENT CONTRACTS

     The provisions of Executive Orders 11246 and 11375, relating to equal employment opportunity, are hereby incorporated in this Agreement by reference (the term "SSI" being substituted for "CONTRACTOR" unless the context of the order otherwise requires), unless work performed by SSI under this Agreement is exempted pursuant to such executive orders and the regulations thereunder. SSI agrees to submit all reports, certifications, and other documents required by such executive orders. In the event that any government contract to which StorageTek becomes a party requires inclusion of certain provisions in subcontracts awarded under such contract and in the further event that StorageTek desires to place on SSI, under this Agreement, a purchase order having such required subcontract provisions, SSI shall, if it has been advised in writing of such provisions and accepts the purchase order, be bound by any of such provisions as are additional to, different from or deletions from, certain of the terms of this Agreement. Any purchase order placed by StorageTek on SSI as a subcontract under such government contract shall conspicuously identify the new provisions required under the government contracts. To the extent applicable, each Party shall comply with Federal Acquisition Regulations.

24  [INTENTIONALLY DELETED.]

25  DISPUTE RESOLUTION AND GOVERNING LAW

     25.1 Disputes. Except for claims related to intellectual property rights or breach of confidentiality, prior to the filing of a written demand for arbitration related to any dispute arising out of this Agreement, the Party believing itself aggrieved (the "INVOKING PARTY") will call first for progressive management involvement in the dispute negotiation by notice to the other Party before the Invoking Party's right to institute any other dispute resolution provisions of this Agreement.

     25.2 Escalation. The Parties will use commercially reasonable efforts to arrange personal meetings or telephone conferences as needed, at mutually convenient times and places, between negotiations for the Parties at the following successive management levels, each of which will have a period of allotted time as specified below in which to attempt to resolve the dispute.

              LEVEL                           ALLOTTED TIME
              -----                           -------------
               [*]                                 [*]
               [*]                                 [*]

     The allotted time for the first level negotiator will begin on the effective date of the Invoking Party's notice. If negotiators at the management level do not achieve resolution at the end of their allotted time, then the allotted time for the negotiations at the final management level, if any, will begin immediately.

     25.3 Arbitration. If negotiators at the final management level do not achieve resolution within the allotted time as specified above, either Party may initiate binding arbitration by providing written demand for arbitration to the Judicial Arbitration and Mediation Services ("JAMS") (with a copy to the other Party), a copy of this Agreement and the administrative fee required by JAMS. The arbitration shall be conducted in accordance with the JAMS Comprehensive Arbitration Rules. The Federal Arbitration Act, 9 U.S.C. sec.sec. 1-16, not state law, shall govern the arbitrability of all claims. The written demand for arbitration shall be sufficiently detailed to permit the other Party to understand the claim(s) and identify witnesses and relevant documents. The Parties shall share the remaining cost of the arbitration, including arbitrator's fees, equally; provided, however, each Party shall bear the cost of preparing and presenting its own case (including its own attorneys' fees). If StorageTek is the first to file for arbitration in any dispute, then the arbitration shall be held in San Francisco, California; and, if SSI is the first to file for arbitration in any dispute, then the arbitration shall be held in Denver, Colorado. The arbitrator has no authority to award any indirect, incidental, special, punitive, or consequential damages, including damages for lost profits. The arbitrator's decision shall follow the plain meaning of the Agreement and shall be final, binding, and enforceable in a court of competent jurisdiction. If either Party fails to comply with the dispute resolution process set forth herein (including without limitation, non-payment of an arbitration award) and a Party is required to resort to court proceedings to enforce such compliance, then the non-complying Party shall reimburse all of the costs and expenses incurred by the Party requesting such enforcement (including reasonable attorneys' fees). Notwithstanding anything in this Section 25 to the contrary, in the case of injunctive relief or other remedies with respect to intellectual property rights and indemnifications or breach of confidentiality, either Party may bring suit in a court of competent jurisdiction. If StorageTek is the plaintiff in any such suit, then the Parties shall consent to the exclusive jurisdiction of the United States District Court for the Northern District of California in San Francisco, California; and, if SSI is the plaintiff in any such suit, then the Parties shall consent to the exclusive jurisdiction of the United States District Court for the District of Colorado in Denver, Colorado.

     25.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to its conflict of laws provisions.

26  GENERAL

     26.1 Assignment. Except to the acquiror in a Change of Control, neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party. Any purported assignment or transfer of this Agreement in violation of this Section 26.1 shall be void and of no force or effect.

     26.2 Publicity. Any press release or publication regarding this Agreement is subject to prior review and written approval of the Parties.

     26.3 Notices. All notices and other communications under this Agreement shall be in writing and delivered: (a) personally; (b) by registered or certified mail with postage prepaid, and return receipt requested; (c) by recognized overnight courier service with charges prepaid; or (d) by facsimile transmission, directed to the intended recipient as follows:

     IF TO SSI:

     LSI Logic Storage Systems, Inc.
     1621 Barber Lane
     M/S AD-249
     Milpitas, California 95035-7451
     Fax No. (408)433-8323
     Attn: General Counsel (Legal Department)

     WITH A COPY TO:

     LSI Logic Storage Systems, Inc.
     1621 Barber Lane
     Milpitas, California 95035-7451
     Fax No. (408)433-8323
     Attn: President, SSI Logic Storage Systems, Inc.

     IF TO STORAGETEK:

     Storage Technology Corporation
     One StorageTek Drive
     Louisville, Colorado 80028-4309
     Attn: Vice President and General Manager, Information Lifecycle Management Solutions Group
     Fax No. (303) 673-4151

     WITH A COPY TO:

     Storage Technology Corporation
     One StorageTek Drive
     Louisville, Colorado 80028-4309
     Office of Corporate Counsel
     Attn: Vice President, General Counsel
     Fax No. (303) 673-4151

     Either StorageTek or SSI may change the address to which notices and other communications hereunder can be delivered by giving the other Party notice in the manner herein set forth. A notice or other communication shall be deemed delivered on the earlier to occur of: (i) its actual receipt; (ii) the fifth business day following its deposit in registered or certified mail, with postage prepaid and return receipt requested; (iii) the second business day following its deposit with a recognized overnight courier service, with charges prepaid; or (iv) the business day it is sent by confirmed facsimile transmission (if sent before 5:00 p.m. local time of the receiving Party) or the next business day (if sent after 5:00 p.m. of such local time).

     26.4 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written agreement signed by authorized representatives of each of the Parties. No documents or course of action will be deemed to amend this Agreement by implication.

     26.5 Independent Relationship. SSI and StorageTek are contractors independent of one another. Nothing in this Agreement is intended to or will constitute either Party as an agent, legal representative, or partner of the other for any purpose.

     26.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.

     26.7 Entire Agreement. The Exhibits and Schedules to this Agreement are incorporated in this Agreement by reference and made a part of this Agreement. All references to this Agreement shall include this Agreement and all such Schedules and Exhibits. This Agreement, together with the Exhibits and Schedules, constitutes the entire agreement of the Parties concerning the subject matter hereof, and supersedes all previous statements, representations, and agreements, whether written or oral, concerning the subject matter hereof.

     26.8 Non-Waiver of Rights. The failure of either Party to enforce any provisions of this Agreement or any rights with respect to this Agreement will in no way affect the validity of this Agreement. Such failure will not preclude or prejudice such Party from later enforcing the same or any other provisions or rights it may have under this Agreement.

     26.9 Force Majeure. Neither Party will be liable for any failure of, or delay in the performance of, its obligations under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes, labor disputes or any interruption in, or failure of, information systems, or any other cause beyond such Party's reasonable control. Each Party will notify the other Party promptly of the occurrence of any such cause and will carry out this Agreement as promptly as practicable after such cause is terminated.

     26.10 Headings. References in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed to be references to Articles, and Sections of, and Exhibits and Schedules to, this Agreement, unless the context requires otherwise. Titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     26.11 Guaranty. StorageTek and SSI respectively hereby guarantee the performance of all of the duties and obligations of their Affiliates under the terms of this Agreement.

     26.12 Insurance. During the Term, both parties will keep in full force and effect insurance policies covering: (i) commercial general liability insurance; (ii) workers' compensation insurance; and (iii) such other insurance as is required by law or that each party deems, in its reasonable discretion, as appropriate for its business.

     26.13 Severability. In the event one or more provisions contained in this Agreement is held or found to be invalid, illegal or unenforceable under any applicable law, rule or regulation, the validity, legality and enforceability of the remaining provisions will not be affected or impaired.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

LSI LOGIC STORAGE SYSTEMS, INC.                        STORAGE TECHNOLOGY CORPORATION

Signed: /s/ THOMAS GEORGENS                            Signed: /s/ JEAN URYNOWICZ
                                                       -----------------------------------------------
-----------------------------------------------                Name: Jean Urynowicz, C.P.M.
        Name: Thomas Georgens                                  Title:   Chief Negotiating Officer
        Title:   President                                     Date:   April 15, 2004
        Date:   4/15/04

                                  SCHEDULE 1.2

                              LIST OF COMPETITORS

STORAGETEK COMPETITOR LIST

     [*]

SSI COMPETITOR LIST

     [*]

                                  SCHEDULE 1.3

                               UNIQUE COMPONENTS

PART                                         DESCRIPTION
----                                         -----------
[*]                                              [*]

                                  SCHEDULE 2.5

                             FEDERAL OPPORTUNITIES

     A. Federal Program. SSI and its Subsidiaries and StorageTek will work together to sell Co-branded Products to the U.S. Government as set forth in this
Schedule 2.5, except to the Excluded Accounts unless otherwise agreed to by the Parties. For purposes of this Schedule 2.5, the "EXCLUDED ACCOUNTS" include [*].

     B. SSI Services. In connection with opportunities for sales of the Co-Branded Products to the U.S. Government, SSI will provide StorageTek with a [*] forecast updated on a [*] basis for projected sales. SSI will work with StorageTek on such sales opportunities, including, without limitation, providing StorageTek with sales and systems engineering support in connection with such opportunities. SSI will provide reasonable assistance to StorageTek in training StorageTek sales personnel, systems engineers and customer support engineers and StorageTek resellers who are selling into the U.S. Government. SSI will also provide post-sales support for strategic U.S. Government accounts or in order to address specific customer satisfaction issues. Such support shall include, without limitation, assistance in trouble-shooting and installation. SSI will assign its U.S. Government sales organization an annual quota for sales of the Co-Branded Product commensurate with that assigned by StorageTek to its U.S. Government sales team. SSI and StorageTek shall participate in joint account planning and sales strategy development on a [*] basis and SSI shall participate in StorageTek U.S. Government sales meetings and account planning meetings. SSI shall provide these services through the Term of this Agreement.

     C. Right for SSI to Pursue Opportunities in the U.S. Government
Market. Beginning [*] after an opportunity with the U.S. Government is identified by either StorageTek or SSI other than in the Excluded Accounts, as defined below (the "OPPORTUNITY"), if StorageTek decides not to pursue the Opportunity, SSI may send a written request to StorageTek of its desire to pursue the Opportunity directly to sell Standard Storage Products to such Opportunity. StorageTek shall have [*] from receipt of SSI's request to notify SSI of its intent to continue to pursue the Opportunity. If StorageTek does not notify SSI within this timeframe or notifies SSI that StorageTek's intent is not to continue to pursue the Opportunity, SSI shall have the right to pursue the Opportunity on its own to try to sell Standard Storage Products to such Opportunity.

     D. Compensation Rate.

     (1) For sales to the U.S. Government, effective [*], StorageTek shall pay SSI a commission (a "COMMISSION") equal to the lesser of:

     (a) [*]; or

     (b) [*].

     (2) The parties acknowledge and agree that they may agree to remove certain names from the Excluded Accounts. If any entities are removed from the Excluded Accounts, the parties agree that SSI will be entitled to receive Commissions from sales of Co-Branded Products to such entities.

     (3) Within [*] of the end of each calendar quarter (a) unless and until this Agreement is terminated, or (b) until with respect to the [*], StorageTek shall pay SSI Commissions accrued during the immediately preceding calendar quarter. Such payments shall be accompanied by a report that sets forth the total gross sales revenue StorageTek will receive for each sale to the U.S. Government, a calculation for the Commission paid to SSI for each such sale and a running total of the amount of Commissions paid to SSI by StorageTek to date. Solely for purposes of this Schedule 2.7, Commissions shall be calculated based on a calendar year.

     E. Term


     This agreement shall be effective beginning on January 1, 2003 and continue until December 31, 2004.

                                  SCHEDULE 3.3



                             MARKETING DEVELOPMENT



     1. Funding. Beginning the [*] has occurred, StorageTek and SSI will create a market development fund (the "MDF") in which [*] StorageTek and its Subsidiaries from SSI's [*] of Co-branded Products by StorageTek and its Subsidiaries. SSI [*] no later than the close of the following StorageTek's [*]. Additionally, SSI [*] the MDF as required by Sections [*] and [*].



     2. Use of MDF and Reporting Requirements.



     2.1 [*] MDF shall be only for those items which [*], including, but not limited to, [*]. Notwithstanding the foregoing, [*] the MDF for [*] provided that the following criteria is met: (a) the [*] (i) [*], or (ii) [*], (b) [*], and (c) [*], to be developed [*] by mutual agreement of the Parties.



     2.2 StorageTek shall provide SSI with a [*], which shall include any [*], that details StorageTek's [*]. StorageTek will provide this [*] is to be made. [*] each MDF [*]. If [*] MDF [*] date (the "EXPIRED FUNDS"), [*] MDF [*] MDF.



     3. One Time MDF Contribution. In addition, SSI agrees to [*] provided that [*] (the "ONE TIME CONTRIBUTION"). [*]. Prior to the [*], StorageTek will provide SSI with notice of [*] One Time Contribution and the [*] the StorageTek [*] and the SSI [*] of the One Time Contribution. [*] of the One Time Contribution no later than [*] such One Time Contribution [*]. StorageTek will provide a [*] to SSI for the One Time Contribution in the manner as described in this SCHEDULE 3.3 (MARKETING DEVELOPMENT FUNDS).

                                  SCHEDULE 3.4



                               SALES INFORMATION



     [*], StorageTek agrees to provide the following information to SSI: (a) [*]; and (b) [*] (the "BASIC [*] INFORMATION"). The Parties agree that StorageTek will use commercially reasonable efforts provide the Basic [*] Information pursuant to the following time schedule:



North America:              [*]
                            [*]
International:              [*]
International Distributor:  [*]



     The Parties agree that [*] StorageTek to provide the Basic [*] Information pursuant to this SCHEDULE 3.4 [*]. StorageTek will provide this Basic [*] information [*].



     StorageTek has provided and will continue to provide, in its sole discretion, additional [*] information [*] (the "CURRENT [*] INFORMATION") so long as StorageTek's [*] of Current [*] Information. Upon a change of StorageTek's [*], StorageTek will provide SSI notice of the change and the parties will meet to discuss what [*] information StorageTek will be able to provide.



     Additionally StorageTek will continue to provide SSI with the Current [*] Information so long as SSI continues to maintain a substantially similar level of [*] as to the current level of [*] that SSI provides as of the Effective Date (the "CURRENT [*]"). If SSI degrades the Current [*], StorageTek may upon [*] prior written notice, revert to providing only the Basic [*] Information, subject to SSI's right to escalate this issue to an executive level. If SSI escalates this issue, an SSI's Vice President will meet with a StorageTek Vice President in Louisville, Colorado to resolve the issue within [*] from StorageTek's notice. If StorageTek reverts to providing only the Basic [*] Information to SSI, StorageTek will provide the Basic [*] Information until the earlier of (a) [*]; or (b) SSI has [*] so that the Basic [*] Information is no longer necessary [*].



     The parties agree to explore a more efficient process to provide SSI the Basic [*] Information during the Term.

                                 SCHEDULE 3.5.2



                                   DEMO UNITS



     1.1 Demos/Marketing Units. SSI will make available to StorageTek the initial demonstration units of the Reference Systems needed for the global marketing by StorageTek, its Subsidiaries or its Distributors pursuant to the terms set forth below or as otherwise agreed to by the Parties. StorageTek shall have the right to purchase up to [*] for each Reference System offered for sale by StorageTek per the standard demonstration configuration for such Reference System listed in SCHEDULE 1.1 (CO-BRANDED PRODUCTS) (the "DEMO UNITS") [*] for each Reference System within the [*] Demo Unit and [*] for each Reference System within the [*] Demo Unit, with the following exceptions: (i) Software noted as "[*]" in SCHEDULE 1.1 (CO-BRANDED PRODUCTS) with a [*] or [*] Demo Unit is [*]; and (ii) [*] applies to cabinets and disk drives in such for [*] Demo Units. Software that is not marked as "[*]" in SCHEDULE 1.1 (CO-BRANDED PRODUCTS) is priced as set forth therein. StorageTek shall obtain Demo Units by submitting a purchase order to SSI. StorageTek shall have the right to provide or sell Demo Units to its Subsidiaries and Distributors and use Demo Units at its sole discretion. StorageTek is responsible for making sure the shipping and handling of Demo Units are done according to Section 6. StorageTek shall pay for the Demo Units as set forth in Section 4.6.



     1.3 SSI shall warrant the Demo Units in the same manner SSI warrants the Co-Branded Products as set forth in Section [*].



     1.4 The Demo Units shall be shipped, delivered and supported by SSI as set forth in Section 6. StorageTek shall have the right to return any Demo Unit pursuant to Section 3.



     1.5 Beginning on the date that is [*] after StorageTek's, its Subsidiaries' or Distributors' receipt of a particular Demo Unit, such party shall also have the right to sell such Demo Unit to an End User or to dispose of the Demo Units in such party's discretion. StorageTek may [*] the Demo Units pursuant to the [*]. If StorageTek, its Subsidiaries or Distributors determine that such party will sell to an End User prior to the expiration of the [*] period, StorageTek shall pay SSI a [*] SCHEDULE 1.1 (CO-BRANDED PRODUCT).

                                 SCHEDULE 3.5.3

                                    TRAINING

     SSI or its Subsidiaries will provide training to StorageTek's and its Subsidiaries' employees as described below.

SALES TRAINING

     Sales training courses are intended for sales personnel and field systems engineers. SSI or its Subsidiaries and StorageTek or its Subsidiaries may, as mutually agreed, jointly develop and offer, at no charge to either Party, sales training materials regarding Co-branded Products for StorageTek and its Subsidiaries and those employees of SSI or its Subsidiaries covered under the Sales Consulting Agreement. Training on such materials or otherwise will be offered as mutually agreed by the Parties. StorageTek shall pay the reasonable expenses of such trainer(s). At least one such course shall be offered in the United States no later than thirty (30) days after StorageTek's general availability announcement of a Co-branded Product. StorageTek and its Subsidiaries may also offer sales training to Distributors, and SSI or its Subsidiaries may assist with such training as mutually agreed between the Parties.

GENERAL TECHNICAL TRAINING

     General technical training courses are intended to train a limited number of employees of StorageTek on the technical aspects of Co-branded Products. These employees will, in turn, train other StorageTek personnel as well as personnel of its Subsidiaries and Distributors. SSI or its Subsidiary will provide up to [*] technical training classes related to the Co-branded Products for up to [*] StorageTek personnel (each class) at [*] StorageTek. Upon a Major Change to any Co-branded Product, SSI will provide [*] technical training class for up to [*] StorageTek personnel [*]. This general technical training will be held either at SSI's Wichita, Kansas's training facility or, at SSI's option, at SSI's Milpitas, California facility. StorageTek shall pay all expenses of its personnel to attend such classes. Additional technical training courses may be provided for StorageTek employees at SSI's [*] per class to cover [*] costs, which [*] costs includes all [*] and [*]at the rates listed in Schedule 1.5. Enrollment in each such class is limited to a maximum of [*] personnel, unless otherwise agreed in writing by the Parties.

LEVEL 3 TECHNICAL TRAINING

     Level 3 technical training will be given only to StorageTek Level 3 technical personnel. SSI will provide [*] Level 3 training class related to the Co-branded Products for up to [*] StorageTek Technical Support Engineers at [*] StorageTek. Upon a Major Change to any Co-branded Product, SSI will provide [*] class for up to [*] StorageTek Technical Support Engineers [*]. Training classes will be conducted by SSI Technical Support Engineers to StorageTek Technical Support Engineers. Training will be held at SSI's Wichita, Kansas's facility. StorageTek shall [*] of its personnel to attend such classes.

TRAINING DISTRIBUTORS AND END USERS

     Design and development activities for training classes intended for Distributors and End Users, including updates, changes and new content for training classes involving the Co-branded Products must be approved by both Parties prior to beginning the work to avoid duplication of effort. Either Party may develop the course material at its own cost. StorageTek is not required to co-brand the training materials. SSI and its Subsidiaries offers courseware under an annual subscription fee program, pricing for which is shown in SCHEDULE
1.1 (CO-BRANDED PRODUCTS) and the terms for which are set forth below. Pricing, as updated from time to time.

     StorageTek will manage all Distributor and End User training sessions for the Co-branded Products within its Learning Management System. StorageTek may subcontract the Distributor and/or End User training session(s) to SSI or its Subsidiaries, in which case SSI or its Subsidiary will work with StorageTek's designee to schedule the training session(s) in the Learning Management System, enroll students, manage payment and graduate students as they complete this training session(s). StorageTek will manage all marketing initiatives for training session(s) at [*].

     When SSI or its Subsidiaries conducts a revenue-generating training session(s) at a facility of SSI or its Subsidiaries, SSI or its Subsidiaries will collect [*] charged by StorageTek or its Subsidiaries. When StorageTek or its Subsidiaries conducts a revenue-generating training session(s) at a facility of StorageTek or its Subsidiaries, StorageTek will collect [*].

TRAINING DOCUMENTATION

     StorageTek shall pay the cost of publishing and delivering training materials to StorageTek's or its Subsidiaries' attendees to all training sessions described in this Schedule.

LOGICSTOR

     SSI agrees that it will provide any SSI training that is specific to LogicStor to StorageTek at [*].

                      SUBSCRIPTION TO COURSEWARE MATERIALS
                              TERMS AND CONDITIONS

SUBSCRIPTION TERMS

     For purposes of these terms and conditions "COURSEWARE" means: Level One D-Series Technical Training and derivatives of this course including Fundamentals of SANtricity Storage Management; and Level Two: SANtricity Storage in a Real World Environment and derivatives of this course, and any additional future training modules or courses to which the Parties mutually agreed.

     Subscription to the Courseware is on an annual basis beginning on the Effective Date and ending one calendar year later. For an annual subscription fee described below, SSI grants StorageTek a non-exclusive, nontransferable right and license to:

          1. Receive one set of Courseware in both paper and electronic format. Updates made to the Courseware through the subscription period will be distributed via a unique password and ftp site. Each course requires a separate subscription for that set of courseware.

          2. Modify and customize the Courseware. The preface shall include acknowledgement of copyright of original materials to SSI.

          3. Produce as many copies as needed during the subscription period. Continued use of the Courseware requires the annual subscription.

     StorageTek does not have the right to resell or distribute the Courseware to other training organizations. StorageTek does not have the right to use the label "Authorized Training Center of SSI" on its course documents.

     Acceptance of StorageTek's order for the Courseware will be effective upon issuance of a confirmation letter, or confirmation e-mail if appropriate, or by issuance of an invoice by SSI. The Courseware will be deemed accepted upon receipt by StorageTek. In no event will SSI be liable for any loss, damage or penalty resulting from a delay in delivery of updated and/or edited courseware.

PRICING AND PAYMENT TERMS

     StorageTek shall pay SSI [*] of the StorageTek [*] in effect on the date of delivery of the StorageTek course per individual and per course (the "FEE"). StorageTek must pay the Fee for courses taught to Distributors, End Users, and other participants for which StorageTek charges a fee to attend. StorageTek will not pay a Fee to SSI for courses given to StorageTek employees or for courses provided at no charge either at a StorageTek or SSI facility.

     StorageTek shall send a class roster to SSI with the dates of the class, number of participants, name of training class, and the course fee for each participant. StorageTek shall not be required to provide personally identifiable information regarding the participants to SSI.

     SSI shall invoice StorageTek based on the submitted class roster. In addition to the Fees, StorageTek will be responsible for and will pay (or will reimburse SSI, if applicable) all duties and sales, value added taxes or use taxes imposed upon the sale, license, purchase, delivery, possession or use of the Courseware.

     Except for payments made in advance, payment terms are [*] from after receipt of an invoice. Payment in advance of delivery is required if StorageTek elects to purchase the courseware by credit card.

     SSI shall reference StorageTek purchase order number [*] on all invoices. Invoices shall be sent to: StorageTek

     Attn: Accounts Payable MS: 8183
     One StorageTek Drive
     Louisville, Colorado 80028-8183

TERM OF SUBSCRIPTION

     The annual subscription shall automatically be renewed on a yearly basis unless StorageTek notifies SSI of termination prior to the subscription renewal. Upon termination of the subscription, StorageTek rights to use the Courseware or any derivatives created from such Courseware shall terminate.

     If StorageTek cancels the subscription during the term, SSI shall not issue a refund for the remaining portion of the subscription period.

     SSI reserves the right to cancel this subscription service for material breach of these terms and conditions; provided that [*] of such cancellation is given to StorageTek and StorageTek has not cured such material breach with such [*] period.

     SSI reserves the right to audit StorageTek's training records pursuant to the provisions as outlined in Section 21.

CERTIFICATION

     Subscription to the Courseware does not give StorageTek any rights to testing or certification programs created by SSI. Authorized Training and Testing Centers are separate programs that are in development at SSI, and SSI reserves the right to issue the certification program and authorized training center status. StorageTek may use the Courseware to qualify its employees and its Distributors to perform installation and other services for the Co-branded Products.

OWNERSHIP/DERIVATIVES OF COURSEWARE

     SSI is the owner of all intellectual property rights in the Courseware delivered to StorageTek pursuant to these terms and conditions, including all copyrights therein. SSI grants StorageTek the right to use such Courseware as contemplated under these terms and conditions. Subject to SSI's ownership of the intellectual property rights in the original Courseware delivered to StorageTek, StorageTek shall own all intellectual property rights in and to all customizations, modifications and derivative works of the Courseware including all copyrights therein made by StorageTek pursuant to the licenses contained herein.

SOFTWARE LICENSE

     All software utilized or distributed as part of the Courseware, or an element thereof, is licensed pursuant to the license agreement accompanying the software.

INDEMNIFICATION

     Under this Agreement, SSI agrees to indemnify, defend and hold StorageTek, and all its officers, directors, agents, employees and affiliates, harmless from and against any and all third party claims for loss, damage, liability and expense (including reasonable attorney's fees and costs) arising out claims that the Courseware violates the rights of any third party.

     Under this Agreement, StorageTek agrees to indemnify, defend and hold SSI, and all its officers, directors, agents, employees and affiliates, harmless from and against any and all third party claims for loss, damage, liability and expense (including reasonable attorney's fees and costs) arising out the StorageTek's customization, modifications and derivative works of the Courseware.

DISCLAIMER OF WARRANTIES

     SSI warrants that the Courseware does not violate any patent, copyright, trade secret or other proprietary right of any third party and it has use reasonable care in preparing the Courseware.

     Except as specifically provided herein, the SSI courseware is provided on an "As Is" and "As Available" basis, without warranty of any kind. SSI does not warrant that the courseware will meet StorageTek's requirements, will be uninterrupted, timely, secure, or error-free; or will produce results that are reliable.

     WITH RESPECT TO THE COURSEWARE, SSI EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF TITLE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

                                 SCHEDULE 3.12



                                EVALUATION UNITS



     1.1 Evaluation Units. SSI shall make available to StorageTek the Evaluation Units for the purpose of StorageTek's customers evaluating the Evaluation Units (as defined below) during an Evaluation Period (as defined below) pursuant to the terms set forth in this SCHEDULE 3.12 and the documented evaluation process agreed to by the parties in writing (the "EVALUATION PROCESS"). StorageTek may provide Evaluation Units to its Subsidiaries or Distributors for evaluations by the Subsidiaries' or Distributors' End User customers. StorageTek is responsible for making sure the shipping and handling of the Evaluation Units comply with requirements of Section 6.



     1.2 Definitions. "EVALUATION UNITS" means [*] outstanding at any given time selected pursuant to the Evaluation Process from the Systems offered for sale by StorageTek with the configurations specified in the Evaluation Process or otherwise agreed to by the parties in writing. The [*] of Evaluation Units will be increased [*] Evaluation Units [*] in StorageTek [*] for Co-branded Product over [*] in StorageTek [*] for Co-branded Product. The number of Evaluation Units may also be increased [*] as determined by SSI on a case-by-case basis. "EVALUATION PERIOD" means the term during which an End User customer evaluates an Evaluation Unit, which shall begin on the date the Evaluation Unit [*] and continue until the Evaluation Unit is [*]; provided that if the Evaluation Period exceeds [*], SSI shall have the right to invoice StorageTek for the Evaluation Units as set forth in SECTION 1.3 OF THIS SCHEDULE
3.12. StorageTek shall provide SSI with the waybill number for each Evaluation Unit shipment through the common carrier via a process to be mutually agreed upon by the parties.



     1.3 Orders of Evaluation Units. StorageTek shall order an Evaluation Unit by [*] to SSI [*]. SSI shall [*] on an Evaluation Unit during the Evaluation Period. If StorageTek [*] of the Evaluation Period, SSI may invoice StorageTek for that Evaluation Unit at [*] the Evaluation Unit on [*] submitted by StorageTek, and the invoice shall be payable pursuant to Section 4.6. StorageTek shall have the right to sell any Evaluation Unit it purchases at its sole discretion and sublicense any Software included with the Evaluation Unit. All Evaluation Units returned to SSI prior to the end of the Evaluation Period may be subject to [*] described in [*] OF THIS SCHEDULE 3.12 below.



     1.4 Software License. SSI hereby grants to StorageTek, its Subsidiaries and their Distributors, during the Term and for the sole purpose of evaluating the Evaluation Units, a non-exclusive, non-royalty bearing, worldwide, limited right and license to execute, store, display and use the Software in connection with the Evaluation Unit.



     1.5 Shipment Delivery and Support Title and Risk of Loss. Title and risk of loss for the Evaluation Unit when shipped from SSI to StorageTek shall transfer as set forth in Section 6.1. The Evaluation Units shall be shipped and delivered pursuant to Section 6.1 and 6.2. When the Evaluation Unit is returned to SSI by StorageTek, if the Evaluation Unit is [*] of the Evaluation Period, the Evaluation Period is terminated; provided however, title and risk of loss for the Evaluation Unit remains with StorageTek and [*]. SSI shall have [*] from the receipt of an Evaluation Unit to notify StorageTek of any modifications to the original system configuration, damage (excluding ordinary wear and tear) occurring prior to return shipping to SSI, or shipping damage. The parties agree to work together to resolve any such outstanding issues in a timely manner.



     1.6 Warranty and Returns. SSI shall warrant the Evaluation Units in the same manner SSI warrants the Co-Branded Products as set forth in Section 13. StorageTek shall have the right to return any Evaluation Unit pursuant to
Section 3.8 and 3.9.



     1.7 Installation, Deinstallation and Recirculation. StorageTek shall be responsible for all costs to install and deinstall the Evaluation Units. SSI shall [*] Evaluation Units pursuant to the Recirculation Process that were not purchased by an End User customer or StorageTek. StorageTek may recirculate any Evaluation Units it purchases pursuant to the Recirculation Process, and [*]. The available pool of Evaluation Units shall be [*], up to the level(s) as identified in SECTION 1.2 OF THIS SCHEDULE 3.12 (total of [*] Evaluation Units in the pool or as the number is increased pursuant to SECTION 1.2 OF THIS
SCHEDULE 3.12).

     1.8 Disk Drive[*]. The parties acknowledge that disk drive [*] and that the value of disk drives in an Evaluation Unit may [*] during an Evaluation Period. In consideration of the [*] Evaluation Units as described in this
SCHEDULE 3.12, StorageTek agrees that SSI may bill StorageTek and that StorageTek will pay SSI for the [*] in SCHEDULE 1.1 (CO-BRANDED PRODUCTS) [*]
SCHEDULE 1.1 (CO-BRANDED PRODUCTS), as amended [*]. SSI will invoice such [*] against the [*] Order for the evaluation.



     1.9 Effect of Termination. Upon termination or expiration of the Agreement for any reason, the right of StorageTek to order further Evaluation Units from SSI and to provide any new Evaluation Units to End Users shall cease and all orders for Evaluation Units that are unfilled as of termination or expiration shall automatically be cancelled as of the effective date of such termination or expiration. The Evaluation Period for any Evaluation Unit that is in the field at the time of termination or expiration [*]. If the Evaluation Unit has not been returned by the end of such Evaluation Period, SSI may invoice StorageTek for such Evaluation Unit pursuant to SECTION 1.3 OF THIS SCHEDULE 3.12 and StorageTek shall pay for such unit.

                                  SCHEDULE 5.3

                               CANCELLATION FEES

                                      [*]

                                  SCHEDULE 5.6



                                 RECIRCULATION



OVERVIEW OF RECIRCULATION PROCESS FOR CO-BRANDED PRODUCTS [*]:



     StorageTek and its Subsidiaries may return Co-branded Products to SSI for recirculation. The Co-Branded Products must be packaged and shipped to SSI in a "like new" process and follow the normal RMA processes. SSI will continue to offer StorageTek [*] to facilitate this effort.



     StorageTek agrees that for the Co-branded Products that StorageTek intends to recirculate (a) the Co-branded Product has been under StorageTek's, or its Distributors control for installation/de-installation, and (b) the Co-branded Product has been maintained through normal warranty and engineering change orders processes.



     SSI will use the recirculated Co-branded Product [*].



     To effectively manage [*], returns of Co-branded Products must be received by SSI no later than [*] (SSI's goal is to process RMA the [*] and shipping the recirculated Co-branded Products [*]).



REQUIREMENTS FOR RECIRCULATION IN WICHITA, KANSAS



     Once received at SSI, and prior to [*] to StorageTek, SSI will perform the following steps:



     - inspect for damage, verify accuracy and completeness of the RMA



     - determine if Co-branded Product may be refurbished to meet SSI quality standards



     - promptly notify StorageTek of any issues to support a quick resolution



     - if Co-branded Product is damaged so that it doesn't meet SSI's quality standards, the Co-branded Product will not be received into inventory. The Parties agree to work in good faith to resolve how the Co-branded Product became damaged and how to prevent the damage in the future. SSI recommends that StorageTek photograph the Co-branded Product prior to shipment to SSI so the Parties can easily determine if the damage occurred during shipping.



     The [*] of Co-branded Product to be returned to SSI for recirculation [*] on a worldwide basis. Both SSI and StorageTek will monitor the [*] returns. SSI will notify StorageTek if the recirculation [*].



ADDITIONAL REQUIREMENTS RELATED TO RECIRCULATION IN CORK, IRELAND:



     StorageTek's Subsidiary, StorageTek Global Trading, B.V. ("SGT"), will consign Co-branded Products to SSI's third party manufacturer in Cork, Ireland ("SSI-CORK"). SGT will retain title to the consigned Co-branded Product. SGT and SSI-Cork will work closely on reviewing that inventory and [*] to apply the recirculated Co-branded Product to the [*] that SGT issues to SSI-Cork. SGT will [*] for the re-circulation [*] on which the re-circulated Co-branded Product ships.



SSI-CORK WOULD PERFORM THE FOLLOWING:



     - Verify and ensure the module meets established new build cosmetic guidelines



     - Verify and ensure internal assemblies are present, undamaged pursuant to SSI's quality standards and are at a shippable level per established guidelines.



     - Verify and ensure all mandatory engineering changes that affect functionality are applied to the module.



     - Configure module to the End User's requirements



     - Functionally test the module to new build functionality specifications



     - Establish necessary inventory management transactions (unit configuration records)

     - Prep and package module or system for End User shipment (collectively, the ("REQUIRED STANDARDS").



     If the Co-branded Product meets the Required Standards, SSI will reconfigure hardware (including drive and controller module quantities, as well as drive capacity types within a system/cabinet), update Software and firmware levels to the current StorageTek production levels of functionality. In addition, SSI will use commercially reasonable efforts to aesthetically refurbish hardware.



     SSI will use best efforts to deplete both new and re-circulated Co-branded Product inventory and retains the right to reject the return of Co-branded Product to prevent excess and obsolete materials, based on the following:



     - Verify proper documentation is included



     - Verify equipment [*]



     - a. from the day the Co-branded Product was originally shipped from SSI (RMA request must occur [*])



     - Incoming order rates



     - Incoming rate/configuration of re-circulation Co-branded Product



WARRANTY PERIOD:



     StorageTek and SSI agree the date on which the Co-branded Product warranty begins [*] is offered for this program.



DOMESTIC PRICING:



     If a Co-branded Product meets all the terms outlined above, SSI [*] StorageTek for [*], except for [*], of which, those will be [*]. SSI and StorageTek agree to work on the frequency and format of issuing [*] to StorageTek ([*],[*], etc).



     Pricing does not include:



     - [*]



     - [*]



     - [*]



     - [*]



     - [*]



INTERNATIONAL PRICING (THROUGH SSI -- CORK):



     [*]



RECONFIGURATION FOR CO-BRANDED PRODUCTS OF [*]:



     SSI will support StorageTek in reducing inventory of Co-branded Products which were shipped from SSI [*] prior to reconfiguration by providing StorageTek Toulouse with the [*] necessary to reconfigure and update Co-branded Products. Within [*] of the Effective Date, the appropriate representatives of StorageTek and SSI shall meet in [*], including without limitation, the ability for [*] and the ability for [*].



     SSI has provided a [*].



     If the Parties mutually agree that a Co-branded Product [*], SSI will assist StorageTek with [*] the Co-branded Product.

PRICING:



     There will be [*] to SSI for Co-branded Products reconfigured by StorageTek-Toulouse.



WARRANTY PERIOD:



     For Co-branded Products reconfigured prior to the Effective Date, StorageTek and SSI agree the date on which the Co-branded Product warranty begins will [*].



     For Co-branded Products reconfigured on or after the Effective Date, StorageTek and SSI agree that SSI [*].

                                 SCHEDULE 17.2

                                TRADEMARK SAMPLE

                                      [*]

                                 SCHEDULE 20.4

                                      ARR

                                      [*]

                                   EXHIBIT A

                            FORM OF FIR MEASUREMENT

                                      [*]

                                   EXHIBIT B

                CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT
                               CO-BRANDED PRODUCT
                         SERVICE AND SUPPORT AGREEMENT

     This CO-BRANDED PRODUCT SERVICE AND SUPPORT AGREEMENT (this "AGREEMENT") is made and entered into effective as of April 15, 2004 (the "EFFECTIVE DATE"), by and between LSI Logic Storage System, Inc., a Delaware corporation having its principal place of business at 1621 Barber Lane, Milpitas, California 95035 ("SSI"), and Storage Technology Corporation, a Delaware corporation having its principal place of business at One StorageTek Drive, Louisville, Colorado 80028 ("STORAGETEK").

1.  OVERVIEW OF RELATIONSHIP

     This Agreement is Exhibit B to the Distribution Agreement, and as part of the Distribution Agreement, the Parties have agreed to service and support the Co-branded Products as described in this Agreement. In the event of a conflict between this Agreement and the Distribution Agreement with respect to service and support of the Co-branded Products, the Distribution Agreement shall prevail.

2.  STRUCTURE OF AGREEMENT

     It is intended by the Parties that each StorageTek Subsidiary and SSI shall agree to the terms of this Agreement with regard to the service and support activities described for each particular territory where the StorageTek Subsidiaries sell StorageTek products generally. Each StorageTek Subsidiary will evidence its agreement to the terms herein in respect of its own territories by signing an Assumption Agreement with SSI in the form attached hereto as Appendix A, with such changes as shall be necessary to make such assumption effective and enforceable in such territory.

3.  DEFINITIONS

     Unless otherwise defined below or in this Agreement, capitalized terms used herein without definition shall have the respective meanings set forth in the Distribution Agreement.

     "KEY" shall mean any numerical or alpha-numerical code which is necessary to gain access to Software or Hardware features or functionality.

     "LEVEL 1 SUPPORT" shall have the meaning set forth in Section 6.1.

     "LEVEL 2 SUPPORT" shall have the meaning set forth in Section 6.2.

     "SSI CERTIFIED COMPATIBLE LIST" shall mean the list of components or configured systems, either from SSI or StorageTek or other third parties, that operate compatibly with the Co-branded Products (e.g., a "system" might be comprised of a server operating system, a Co-branded Product and third party software) that SSI or its Subsidiaries have determined, in accordance with SSI's procedures and testing, to be compatible with the Co-branded Products; provided that the testing of such components may be completed by StorageTek, its Subsidiaries or a third party. The SSI Certified Compatible List appears under SSI's Hardware/Software Compatibility Matrices on the Metastor Reseller Partners web site, and is updated from time to time. Subsequent to the date hereof, SSI or its Subsidiaries may designate a different web site to StorageTek for the SSI Certified Compatible List.

     "SSI LEVEL 3 SUPPORT" shall have the meaning set forth in Section 6.4.

     "PINNACLE" shall mean StorageTek's Pinnacle Problem Management System, or such replacement system as StorageTek may implement during the term hereof, used by StorageTek to track service and support problems for products that StorageTek manufactures, sells and otherwise distributes.

     "PROFESSIONAL SERVICES" shall mean any services offered by StorageTek to enhance customer implementation, functionality or value of the Co-branded Products using standard ADIM (i.e., "ADIM" herein means "Assessment, Design, Implementation, Manage") methodology.

     "SERVICE COMMITTEE" shall have the meaning set forth in Section 4.2.

     "STORAGETEK LEVEL 3 SUPPORT" shall have the meaning set forth in Section
6.3.

4.  ADMINISTRATION

     StorageTek and SSI recognize that in order to deliver service and support for the Co-branded Products and the SSI Certified Compatible List in a manner that achieves the greatest customer satisfaction, it is important for the respective support and service personnel of each of SSI or its Subsidiaries and StorageTek or its Subsidiaries to have designated contacts for timely and focused communication of issues. In addition, the Parties have agreed to establish a joint Service Committee that will meet on a regular basis to handle any service and support issues that may arise and are not routinely handled on a day-to-day basis pursuant to this Agreement.

     4.1 Designated Service Contacts. The service contacts for each of SSI and StorageTek shall be designated at the [*] Service Committee review meetings and updated from time to time at such meetings. At such time, appropriate contact information shall be exchanged for dissemination to appropriate personnel of SSI, StorageTek and their Subsidiaries. The initial StorageTek and SSI service contacts are set forth in Schedule 1 to this Agreement.

     4.2 Service and Support Committee. The Parties will establish a service committee comprised of at least [*] and no greater than [*] individuals from each of (i) StorageTek and its Subsidiaries and (ii) SSI and its Subsidiaries (the "SERVICE COMMITTEE"). The Service Committee will be responsible for the overall management of the service relationship for the Co-branded Products. The Service Committee shall meet as frequently as such committee shall deem appropriate (in person, by telephone or otherwise), but at least [*]. In addition, the Service Committee shall conduct an organizational meeting within [*] of the Effective Date. The Service Committee will review the service reports and resolve any operating issues and other service and support matters.

5.  RESPONSIBILITIES WITH RESPECT TO SERVICE AND SUPPORT

     5.1 StorageTek Responsibilities.  StorageTek will:

          5.1.1 offer and provide basic installation of the Co-branded Products in accordance with its then-current standard installation policies and in accordance with SSI's published installation procedures; provided, however, that StorageTek acknowledges that installation other than in accordance with SSI's installation procedures may void the warranty of any Co-branded Product not installed pursuant thereto;

          5.1.2 at StorageTek's option and discretion, offer Professional Services to End Users with respect to the Co-branded Products;

          5.1.3 provide on an exclusive basis Level 1 Support and Level 2 Support through End of Service as described in Section 6.4 of the Distribution Agreement for Co-branded Products and the SSI Certified Compatible List in accordance with StorageTek's then-current policies;

          5.1.4 contract with End Users for service and support of Co-branded Products sold by StorageTek directly or indirectly through its distribution channel partners. With respect to geographical locations outside of the United States, StorageTek and its Subsidiaries shall undertake this responsibility on a direct level with the particular territory; and

          5.1.5 engage SSI Level 3 Support through the StorageTek Level 3 Support function, whereby StorageTek personnel designated as StorageTek Level 3 Support personnel shall contact designated SSI Level 3 Support personnel for service and support of the Co-branded Products and the SSI Certified Compatible List, as more fully described in Section 6.3 below.

     Level 1 Support and Level 2 Support provided by StorageTek or its Subsidiaries pursuant to this Agreement shall meet specified quality performance standards as mutually agreed upon from time to time by the Parties and in accordance with StorageTek's standard guidelines. The initial quality standards will be established at the first meeting of the Service Committee.

     5.2 SSI Responsibilities. SSI or one or more of its Subsidiaries will:

          5.2.1 provide SSI Level 3 Support to StorageTek Level 3 Support for Co-branded Products and SSI Certified Compatible List only through End of Service as described in Section 6.4 of the Distribution Agreement in accordance with, and subject to, the terms and conditions hereof;

          5.2.2 at SSI's discretion and option, provide the services described in Section 14.1; and

          5.2.3 provide to StorageTek at no charge, replacement Keys as may be necessary to activate or restart functions and features of previously licensed Software. Such Keys will be available worldwide on a [*] basis until the End of Service date for each Co-branded Product and provided electronically.

     SSI Level 3 Support provided by SSI or its Subsidiaries pursuant to this Agreement shall meet specified quality performance standards as mutually agreed upon from time to time by the Parties and in accordance with SSI's support guidelines. The initial quality standards will be established at the first meeting of the Service Committee.

     5.3 SSI Level 3 Support for SSI Certified Compatible List. With respect to any component that is listed on the SSI Certified Compatible List, SSI or its Subsidiary(ies) will provide SSI Level 3 support to StorageTek and its Subsidiaries during such time as such component appears on such list and for a reasonable time if such component is removed from such list. SSI will provide StorageTek with 180 days advance notice of SSI's intent to remove any such component from such SSI Certified Compatible List and the StorageTek may escalate the removal of the component, pursuant to Section 9.4.1(e) of the Distribution Agreement.

     5.4 Anomalies. The responsibilities of each of StorageTek and SSI above are intended to apply for the Co-branded Products in the vast majority of service and support requirements; provided, however, that on a case-by-case basis, there may arise a scenario for service and support which requires the Parties in good faith to agree upon different responsibilities as to each Party. In such cases, the Parties agree to reasonably cooperate to address special End User requirements, it being acknowledged that StorageTek will [*].

6 SUPPORT LEVELS -- DEFINITIONS AND PROCESSES.

     The following definitions and processes shall be used by the Parties in undertaking their respective responsibilities for the Co-branded Products under this Agreement.

     6.1 "Level 1 Support" shall mean that level of support for the Co-branded Products that will be provided by StorageTek, including first line, End User contact, most likely via a telephone call handling group provided by StorageTek. Level 1 Support includes:

     - First contact direct End User interaction

     - Information collection and analysis

     - Determination of service entitlement level

     - Identification of whether the problem is known and has a known solution

     - Troubleshooting and problem reproduction, as possible

     - Problem report administration and tracking

     6.2 "Level 2 Support" includes product experts who may serve as the escalation point for Level 1 Support. Level 2 Support is expected to resolve all known problems, installation and configuration issues, assist in firmware or driver updates at the End User site, search SSI posted Technical Notes and other technical information made available by SSI or its Subsidiaries that will assist in providing problem resolutions. All pertinent data should be entered into StorageTek's PINNACLE problem management system.

     Should the Level 2 Support be unable to resolve a problem, either because of lack of expertise (after consulting other Level 2 Support or StorageTek Level 3 Support personnel), exhausted troubleshooting knowledge, or expiration of the allotted Level 2 Support resolution time, the Level 2 Support personnel will escalate the problem to StorageTek Level 3 Support personnel pursuant to the escalation matrix on Schedule 2.

     Level 2 Support will continue to provide information to StorageTek Level 3 Support in order to accomplish resolution of the problem. Level 1 Support and/or Level 2 Support shall engage and direct on-site service activities performed by the End-User or service representatives in their attempts to resolve or remedy the reported problem. This will include, but will not be limited to, the replacement of Co-branded Products with Spare Parts or application of Co-branded Product firmware or software releases and versions.

     6.3 "StorageTek Level 3 Support" is the first point of contact for technical issues between SSI Level 3 Support and StorageTek Level 3 Support, with primary contact via PINNACLE or by telephone. StorageTek will designate support specialists to serve as the highest level of problem resolution capability, with the capability of understanding the design of the Co-branded Products and the operating environment to be able to determine defect or problem-related Co-branded Product or system operability.

     Prior to escalating to SSI Level 3 Support, it is expected that StorageTek shall provide all relevant error log and system information through the PINNACLE system, which may include (but shall not be limited to):

     - Log files from Co-branded Product, host system or operating environment

     - Names and firmware revisions of hardware equipment

     - Firmware revisions or levels

     - Other output from devices or software in the configuration

     - Such additional information from PINNACLE as may be identified and reasonably requested from time to time by SSI

     6.4 "SSI Level 3 Support" SSI Level 3 Support is expected to provide new fixes and workarounds, replication for complex problems, resolution of problems through generation of formal fixes and assistance requiring knowledge of SSI Level 3 Support personnel of Co-branded Product source code. SSI Level 3 Support will be provided by SSI technically competent personnel. In any instance where StorageTek Level 3 Support has verified that, with respect to a problem involving a Co-branded Product, the applicable components or system complies with specifications and requirements set forth in the SSI Certified Compatible List, StorageTek Level 3 Support will escalate the problem to SSI Level 3 Support pursuant to the escalation matrix on Schedule 2. SSI or its Subsidiaries will be responsible for resolution of the problem, and will utilize commercially reasonable efforts to resolve such problem. StorageTek and its Subsidiaries will reasonably cooperate with SSI and its Subsidiaries to provide such additional information and/or documentation as SSI or its Subsidiaries may deem necessary or request, and, at SSI's or its Subsidiaries' request, StorageTek will permit SSI or its Subsidiaries to contact directly End Users if further information may be needed. In consideration for providing SSI Level 3 Support to StorageTek, StorageTek will pay to SSI the applicable amounts set forth on Schedule 2 to this Agreement.

     Assigned SSI Level 3 Support technically competent personnel can be contacted via PINNACLE or email to an established "support" alias, or by calling SSI's support number at (800) 705-2375 (for StorageTek's and its Subsidiaries' use only and not that of Distributors or End Users). Access to SSI Level 3 Support personnel will be available [*].

7. SEVERITY LEVELS -- DEFINITIONS AND GUIDELINES FOR RESOLUTION OF PROBLEMS.

     The Parties agree to use the following Severity Level descriptions and guidelines for resolution of problems associated with the service and support of the Co-branded Products:

SEVERITY LEVEL                                                RESPONSE
--------------                                                --------
[*].........................................................    [*]
[*].........................................................    [*]
[*].........................................................    [*]
[*].........................................................    [*]

8.  WARRANTY MATTERS.

     Except as provided herein, all warranty matters are addressed in the Distribution Agreement. SSI and its Subsidiaries will have sole responsibility for determining eligibility of a Co-branded Product for warranty service by SSI or its Subsidiaries and SSI Level 3 Support on a Co-branded Product unit serial number basis.

9.  ENGINEERING CHANGE AND CODE REVISION PROCESSES.

     Engineering changes and code revisions for Standard Storage Products that are released generally to SSI customers through SSI's Internet site shall be available to StorageTek on the same basis and by the same means to support Level 1 Support and Level 2 Support by StorageTek in respect of the Co-branded Products and/or as mutually agreed and implemented by the Parties.

10.  PRODUCT SERVICE PLAN.

     StorageTek shall prepare a Co-branded Product service plan (the "PRODUCT SERVICE PLAN") for each Co-Branded Product that defines the service delivery and support philosophy, techniques, spares, tools, product requirements, and the support infrastructure necessary to install, implement, maintain, and support the End User in achieving the expected level of product function and performance. The Product Service Plan is intended for use within StorageTek and its Subsidiaries, and by other organizations outside of StorageTek who have entered into a contract or agreement with StorageTek for the purpose of distribution, integration, installation, implementation, maintenance, service or support of a Co-branded Product. The Product Service Plan will be used by StorageTek and SSI as the standard of performance to measure achievement of product and service delivery goals for the Co-branded Products.

     SSI will, in SSI's reasonable discretion, provide StorageTek with such information as is then available with respect to a configuration or system to assist StorageTek in preparing a Product Services Plan for the Co-branded Products.

11.  TECHNICAL TRAINING.

     11.1  SSI Training.

     11.1.1 Generally. Schedule 3.5.3 to the Distribution Agreement sets forth the general training that SSI will provide to StorageTek Level 3 Support personnel and the charges, if any, for that training.

     11.1.2 Primus. SSI will provide StorageTek's Level 1 Support and Level 2 Support personnel with one-on-one, interactive training for the web-based front-end of Primus, a knowledge information system. SSI will provide such training free of charge to StorageTek.

     11.2 StorageTek Training.

     11.2.1 PINNACLE Training. StorageTek Level 3 Support personnel will provide SSI Level 3 Support personnel with one-on-one, interactive training sufficient for SSI to be able to effectively use the PINNACLE problem management system. StorageTek will provide such training free of charge to SSI.

     11.3 Other Training. As the Parties may mutually agree from time to time at [*] review meetings.

12.  LICENSE OF AND ACCESS TO DIAGNOSTICS/OTHER PROPRIETARY ITEMS.

     12.1 Primus Knowledge Base License and Access. SSI is the owner of all right, title and interest to a service and support database, and information contained therein, which is identified by SSI as the Primus Knowledge Base. Access to the Primus Knowledge Base is enabled with the use of Primus Software, including the Primus eServer software and the Primus eSupport software. SSI is licensed to use the Primus Software, including a license to the Primus eServer software and the Primus eSupport software, for a specified number of Concurrent Users. SSI hereby: (i) grants StorageTek limited permission to access via the Internet, view, display, but not modify, SSI's Primus Knowledge Base information system (A) solely for the purpose of and only to the extent necessary for providing service and support of the Co-branded Products under this Agreement and (B) subject to SSI's rights under, and the limitations set forth in, SSI's license agreement with Primus; and (ii) pursuant to its rights under the Primus software license, grants StorageTek permission to access and use the Primus eServer software as a Concurrent User solely in connection with the Primus Knowledge Base, and further grants StorageTek permission to provide an End User of the Co-Branded Products with permission to access and use the Primus eSupport software as a Concurrent User solely in connection with the Primus Knowledge Base. In the event the number of Concurrent Users exceeds the specified number, SSI and StorageTek shall cooperate in updating the Primus Software license to accommodate the number of Concurrent Users in excess of the specified number, wherein the license fees for the Concurrent Users in excess of the specified number shall be at StorageTek's sole expense.

     12.2 PINNACLE License and Access. StorageTek herein grants SSI a nonexclusive, worldwide, royalty-free license to the portions of StorageTek's PINNACLE system relating only to the Co-branded Products for the sole purpose of providing Level 3 Support in respect of the Co-branded Products sold under the Distribution Agreement, the SSI Certified Compatible List of components or systems or any other SSI-approved activity under Section 14 hereunder and for no other purpose. Such license shall include the right to view, display and modify the information solely for purposes of tracking StorageTek service and support and service problems relating to the Co-branded Products, the components or systems that comprise the SSI Certified Configurations List and any SSI-approved out-of-scope activities under Section 14.

     12.3 Documentation. To the extent available, SSI will furnish such documentation as may be reasonably requested by StorageTek and, in SSI's reasonable judgment, be necessary or desirable in order for StorageTek to provide Level 1 Support, Level 2 Support, and StorageTek Level 3 Support in accordance with this Agreement, and, in SSI's reasonable discretion, for StorageTek's provision of Professional Services and any SSI approved out-of-scope services provided in accordance with Section 14. hereunder. SSI grants to StorageTek and its Subsidiaries the worldwide, royalty-free right and license to use and copy the installation, service and support documentation associated with the Co-branded Products solely for the purposes of service and support of such Co-branded Products in accordance with the terms of this Agreement. The foregoing limited right includes the right of StorageTek or its Subsidiaries to sublicense to Distributors. The foregoing right also includes the right of StorageTek and its Subsidiaries to download and print and copy such materials with the exception of SSI Level 3 Support technical training materials, for which no right to copy is granted.

13.  REPORTING AND RECORD KEEPING.

     StorageTek and SSI will keep track of problems associated with the service and support of the Co-branded Products in accordance with the processes and using systems to be agreed upon at the first [*] meeting of the Service Committee.

14.  OUT OF SCOPE SUPPORT ACTIVITIES.

     14.1 Support for Professional Services. As part of its professional services offerings, at StorageTek's request, SSI may provide support, on a case-by-case basis, for integration and proof of concept. SSI will provide such support on a time and materials pricing basis, as described on Schedule 1 to this Agreement, and in accordance with SSI's standard procedures. Products or configurations for which SSI may provide integration and proof of concept services in accordance herewith shall not be placed on the SSI Certified

Compatible List unless and until designated by SSI on SSI's Hardware/Software Compatibility Matrices, as described in the definition above for "SSI Certified Compatible List."

     14.2 On-Site Support and Other Out-of-Scope Services. From time to time StorageTek may request that SSI provide certain on-site support or other services for Co-branded Products that are outside the scope of this Agreement. Such request shall be submitted to SSI in writing (but in the case of emergency on-site support requests, such request may be made by any expeditious means available) with details of the services requested. If SSI has available resources to undertake such request, SSI will provide StorageTek with an estimate of the time and cost for performing such out-of-scope services. On-site support will be provided at SSI's then current "time and materials" rate, plus any per diem and travel expenses incurred by the SSI personnel. Such per diem and travel expenses shall be in accordance with StorageTek's then-current Expense Policy.

15.  GENERAL PROVISIONS.

     15.1 Term. Section 18.1 of the Distribution Agreement shall apply with respect to the term of this Agreement.

     15.2 Termination and Survival Obligations.

          15.2.1 Upon a termination of the Distribution Agreement in accordance with its terms: (a) this Agreement will survive until the applicable End of Service date for the last Co-branded Product sold under the Distribution Agreement; and (b) the Sections and Articles of the Distribution Agreement expressly incorporated herein by reference to the Distribution Agreement shall survive for purposes of this Agreement until the End of Service date for the last Co-branded Product sold under the Distribution Agreement.

          15.2.2 Notwithstanding anything in Section 15.2.1 above, this Agreement may be terminated:

          15.2.3 by the Parties upon mutual written consent thereto, having taken into consideration and providing reasonably for implementation of any survival provisions that may be reasonably necessary to effectuate the Parties' respective service obligations as stated herein with respect to any then-current (as of such date of termination) installed Co-branded Products that are then under a service and support agreement with StorageTek, directly or indirectly through its channel of distribution;

          15.2.4 by StorageTek:

             (a) if SSI commits a material breach under this Agreement, upon at least [*] prior written notice for a material breach by SSI, unless the material breach is cured, to the reasonable satisfaction of StorageTek, within the [*] notice period; or

             (b) if an event under Section 18.5.2(a) of the Distribution Agreement occurs in respect of SSI and specific, continuing and adequate assurances for the provision of the obligations of SSI hereunder are not timely provided (in accordance with the particular insolvency or applicable injunctive proceedings) in respect thereof; or

          15.2.5 by SSI, if StorageTek commits a material breach under this Agreement, upon at least [*] prior written notice for a material breach by StorageTek, unless the material breach is cured, to the reasonable satisfaction of SSI, within the [*] notice period.

     15.3 Limitation of Liability.  The limitation of liability provisions of
Section 14 of the Distribution Agreement shall apply with respect to any claims for damages by either Party hereunder.

     15.4 Equitable Remedies. Notwithstanding anything above to the contrary, the Parties hereto acknowledge that, with respect to obligations which only the breaching Party is capable of performing in accordance with the terms of this Agreement, money damages would not be an adequate remedy at law if either Party fails to perform its obligations hereunder, and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, and if any action should be brought in equity to enforce such provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a Party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach.

     15.5 Nonexclusive Remedies. No remedy stated hereunder shall be exclusive of any other remedy. All available remedies shall be cumulative.

     15.6 Notices. Section 26.3 of the Distribution Agreement shall apply with respect to notices given by the Parties under this Agreement, with an extra copy of notices relating to this Agreement to be sent to:

    For StorageTek:                StorageTek Corporation
                                   One StorageTek Drive
                                   Louisville, Colorado 80028-5232
                                   MS: 5232
                                   Fax: 303.673.4151
                                   Phone: 303.673.6320
                                   Attention: Manager, StorageTek Services Planning
    For SSI:                       LSI Logic Storage System, Inc.
                                   3718 North Road
                                   Wichita, Kansas 67266
                                   Fax: 316.636.8315
                                   Phone: 316.636.8324
                                   Attention: Director, Worldwide Service and Support

     15.7 Dispute Resolution and Governing Law. Article 25 of the Distribution Agreement shall apply with respect to governing law of and the resolution of disputes of the Parties under this Agreement.

     15.8 Other General Provisions Incorporated. Sections 26.1 through 26.6, inclusive, 26.8 through 26.10, inclusive, and Section 26.12 of the Distribution Agreement shall apply to this Agreement as if rewritten in whole herein.

     15.9 Entire Agreement. Appendix A and the Schedules to this Agreement are incorporated in this Agreement by reference and made a part of this Agreement. All references to this Agreement shall include this Agreement and Appendix A and all such Schedules. This Agreement, together with Appendix A and the Schedules, and the Distribution Agreement constitute the entire agreement of the Parties concerning the subject matter hereof, and supersede all previous statements, representations, and agreements, whether written or oral, concerning the subject matter hereof.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, StorageTek and SSI have executed this Agreement by their duly authorized representatives, effective as of the Effective Date.

LSI LOGIC STORAGE SYSTEM, INC                  STORAGE TECHNOLOGY CORPORATION



           By: /s/ THOMAS GEORGENS             By:
  -----------------------------------------        -----------------------------------------
            Name: Thomas Georgens                  Name:
             Title:   President                    Title:

                                   APPENDIX A

                              ASSUMPTION AGREEMENT

     This ASSUMPTION AGREEMENT (hereinafter, the "ASSUMPTION AGREEMENT") is
entered into between                , a corporation organized under the laws of
               (hereinafter "STORAGETEK SUBSIDIARY"), and LSI Logic Storage System, Inc, a Delaware corporation, having its principal place of business at 1621 Barber Lane, Milpitas, California 95035 ("SSI"). The applicable "TERRITORY"
under this Assumption Agreement is           . Capitalized terms not defined
herein shall have the meanings set forth in the Agreement (as defined in paragraph 1 below).

     1 BACKGROUND. Storage Technology Corporation ("StorageTek") and SSI entered into a Co-branded Product Service and Support Agreement, dated as of
          (the "Agreement"), a copy of which is attached hereto as Attachment 1, pursuant to which StorageTek and LSI have agreed to provide certain service and support activities in respect of the Co-branded Products (as defined therein). Pursuant to that Agreement, the Parties contemplated that on a local geography basis the applicable StorageTek Subsidiary or Distributor would assume and perform StorageTek's obligations under such Agreement in the country in which such entity is resident and provides, on a routine basis, service and support for StorageTek products generally. StorageTek Subsidiary hereby agrees to undertake such obligations by signing this Assumption Agreement below.

     2. ASSUMPTION. Except as specifically modified in this Assumption Agreement by paragraph 3 below, the StorageTek Subsidiary or Distributor hereby assumes and agrees to be bound by each and every term and condition of the Agreement with each reference to "StorageTek" under the Agreement.

     3. TERMS THAT ARE TO BE CHANGED. For purposes of the Agreement, StorageTek personnel (and not StorageTek Subsidiary or any Distributor personnel) will serve as the designated StorageTek Level 3 Support personnel for contacting SSI Level 3 Support under the Assumption Agreement.

     4. NOTICES. Except as specified otherwise, notices and other communications made or required under this Assumption Agreement by a party to this Agreement shall be given in writing by mail and addressed to the parties at their respective addresses as set forth below. Notices shall be effective as described in the Agreement.

     IN WITNESS WHEREOF, the undersigned StorageTek Subsidiary or Distributor and SSI have executed this Agreement by their duly authorized representatives, effective as of the Effective Date.

StorageTek Subsidiary or                       LSI LOGIC STORAGE SYSTEM, INC.
Distributor:
-------------------------------------------



By:                                            By:
    -----------------------------------------      -----------------------------------------
    Name:                                          Name:
    Title:                                         Title:


Consented to by:


STORAGE TECHNOLOGY CORPORATION



By:
    -----------------------------------------
    Name:
    Title:

                                   SCHEDULE 1

RESPONSIBILITY  NAME AND TITLE   CONTACT INFORMATION
--------------  --------------   -------------------
                     STORAGETEK
     [*]          [*]                [*]
     [*]          [*]                [*]
     [*]          [*]                [*]
     [*]          [*]                [*]
     [*]          [*]                [*]
                        SSI
     [*]          [*]                [*]
     [*]          [*]                [*]
     [*]          [*]                [*]

                                   SCHEDULE 2

     2 PROBLEM ESCALATION. THE PARTIES WILL ESCALATE SEVERITY LEVELS AS SET FORTH BELOW:

SEVERITY 1
 ELAPSED                              SEVERITY 2
   TIME      SEVERITY 1 ESCALATION   ELAPSED TIME   SEVERITY 2 ESCALATION
----------   ---------------------   ------------   ---------------------
 [*]                  [*]                [*]                 [*]
 [*]                  [*]                [*]                 [*]
 [*]                  [*]                [*]                 [*]

SEVERITY 3
 ELAPSED                              SEVERITY 4
   TIME      SEVERITY 3 ESCALATION   ELAPSED TIME   SEVERITY 4 ESCALATION
----------   ---------------------   ------------   ---------------------
 [*]                  [*]                [*]                 [*]
 [*]                  [*]                [*]                 [*]
 [*]                  [*]                [*]                 [*]

                                  SUPPORT FEES

            [*]                          [*]                           [*]
            [*]                          [*]                           [*]
            [*]                          [*]                           [*]
            [*]                          [*]                           [*]
            [*]                          [*]                           [*]
            [*]                          [*]                           [*]

     NOTES:

     [*]

                                   EXHIBIT D

                       STORAGETEK SOFTWARE LICENSE TERMS

                             LICENSE AGREEMENT FOR
                          STORAGE MANAGEMENT SOFTWARE

     READ THIS LICENSE CAREFULLY BEFORE USING THE SOFTWARE CONTAINED IN THIS PACKAGE, EMBEDDED IN THE HARDWARE OR ACTIVATED BY SOFTWARE KEY, OR ANY OTHER SOFTWARE ORDERED OR OTHERWISE ACQUIRED FROM STORAGETEK FOR USE WITH THE SYSTEM. YOUR USE OF THE SOFTWARE CONSTITUTES YOUR ASSENT TO THE TERMS OF THIS AGREEMENT. SIMILARLY, THE ACTIVATION OF A SOFTWARE KEY TO ENABLE ADDITIONAL FUNCTIONALITY CONTAINED IN THE HARDWARE CONSTITUTES YOUR ASSENT TO THE TERMS OF THIS AGREEMENT. IF YOU DO NOT WANT TO ENTER INTO THIS LICENSE AGREEMENT, DO NOT REQUEST A SOFTWARE KEY, AND RETURN THE UNOPENED PACKAGE TO YOUR STORAGE TECHNOLOGY CORPORATION SALES REPRESENTATIVE FOR CREDIT.

     This Agreement governs your use of the SANtricity storage management software, any additional functionality embedded in the firmware which You may cause to be activated and any additional software or firmware you order or otherwise acquire from StorageTek for use with the System (together the "Software"). These terms and conditions apply unless You entered into a separate written license agreement with Storage Technology Corporation ("StorageTek") for the use of the Software, in which case that separate agreement shall govern.

                                    LICENSE

     Subject to the terms of this Agreement, StorageTek grants You a limited and non-exclusive license to use and operate the Software on a StorageTek storage system (the "System"). StorageTek grants You this license pursuant to its right to sub-license the Software from LSI Logic Storage Systems, Inc. ("LSI"), the owner of all right, title and interest in and to the Software. Nothing in this Agreement provides You with any right in the Software except for the license granted herein.

     You may make a reasonable number of copies of the Software for backup and archival purposes only.

     Except as expressly permitted under this Agreement or by applicable law without the possibility of contractual waiver, You may not copy, merge, transmit, modify, reverse engineer, decompile or disassemble the Software, or sublicense, rent, lease, assign or otherwise transfer the Software to anyone.

                                  TERMINATION

     Your license shall automatically terminate when You are no longer in possession of the System or You violate the terms of this Agreement. Upon termination of the license You shall immediately stop using the Software, and purge and destroy any and all copies of the Software with notice to StorageTek of such destruction or return the copies to StorageTek.

                       SUPPORT, WARRANTY AND LIMITATIONS

     For a period of 90 days following the date of delivery of the Software to You, StorageTek will provide world-wide telephone support 7 days a week, 24 hours. In the event additional support or on-site service is requested by You, StorageTek may provide such "billable service" subject to the terms and conditions of a service agreement. After the initial 90-day period, StorageTek will provide support as it makes generally available for the Software, subject to the terms of a StorageTek service agreement and Your payment of related support fees. StorageTek reserves the right to discontinue support of obsolete or superseded versions or releases of the Software.

     StorageTek warrants for 90 days following delivery of the Software to You that: (i) the media on which the Software is contained will be free of defects in material and workmanship; and (ii) the Software will perform in accordance with published specifications for the Software.

     THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES WITH RESPECT TO THE SOFTWARE. STORAGETEK DISCLAIMS, AND YOU HEREBY WAIVE, ANY AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AND THE STATUTORY WARRANTY OF NON-INFRINGEMENT. STORAGETEK DOES NOT WARRANT THAT THE SOFTWARE WILL OPERATE UNINTERRUPTED OR ERROR-FREE, OR THAT USE OF THE SOFTWARE WILL MEET YOUR REQUIREMENTS.

     In case of breach of the warranty, StorageTek at its option will: (i) replace the defective Software; (ii) repair or correct the defective Software so they will operate in substantial conformance with published specifications for the Software; or (iii) refund the license fee paid by You for the defective Software. Any claim based on this warranty must be submitted in writing within the applicable warranty period. The foregoing states Your sole and exclusive remedy and StorageTek's sole and exclusive liability with respect to any breach of the warranty.

     Regardless of the basis for any claim, whether in contract, tort, or otherwise, StorageTek will be liable to You only for the amount of Your actual direct loss or damage relating to the Software, up to the license fee paid by You for the Software.

     Irrespective of the basis of the claim, StorageTek and its resellers, licensors and developers of the Software will not be liable for any special, indirect, punitive, incidental or consequential damages of any kind (including, without limitation lost profits, loss of or damage to Your records or data, or the cost of cover), nor will StorageTek be liable for any third party claims unless specifically provided in this Agreement. Neither party may bring a legal action under this Agreement more than two years after the cause of action arose.

                                INDEMNIFICATION

     StorageTek will defend at its expense any third party legal action brought against You to the extent that it is based upon a claim that the Software used within the scope of this Agreement infringes a United States patent or United States copyright. StorageTek will pay costs and damages finally awarded against You in any action that are attributable to such claim, or any settlement amount payable by You, provided that You: (i) notify StorageTek promptly in writing of the claim; (ii) permit StorageTek to have sole control of the defense, compromise or settlement, and (iii) cooperate fully with StorageTek in the defense or settlement of the claim at no cost to StorageTek.

     StorageTek will have no liability for any claim of infringement based on:
(i) use of superseded or altered versions or releases of Software if the infringement would have been avoided by the use of a current unaltered version or release of the Software, (ii) modification of the Software by You, or (iii) the combination, operation, or use of the Software with hardware, software, or data not furnished by StorageTek.

     Should the Software become, or in StorageTek's opinion be likely to become, the subject of an infringement claim, You will permit StorageTek, at StorageTek's option and expense, to: (i) replace or modify the Software so that it becomes non-infringing, (ii) obtain for You the right to continue using the Software or (iii) grant You a credit in the amount of the license fee paid by You for the Software.

     The foregoing states the entire liability of StorageTek, its resellers, licensors and developers of the Software, and Your exclusive remedy for any claim of infringement or misappropriation of intellectual property rights related to the Software.

                                 EXPORT POLICY

     You agree that You shall not directly or indirectly, export, re-export or transship the Software in violation of any applicable export control laws or regulations promulgated and administered by the governments of the countries claiming jurisdiction over the parties or transactions. You acknowledge that U.S. laws, regulations and requirements regulate the export of U.S. origin products/technology and prohibit use, sale or re-export if You know, or have reason to know, that such products/technology are for use in connection with the design, development, production, stockpiling or use of nuclear, chemical or biological weapons or missiles.

                               RESTRICTED RIGHTS

     With respect to any acquisition of the Software by or for any unit or agency of the U.S. Government, the Software shall be classified as "commercial computer software" as defined in the applicable provisions of the Federal Acquisition Regulation ("FAR") 12.212 dated October 1988. The Software was developed entirely at private expense and no part of it was first produced in the performance of a U.S. Government Contract. If the Software is supplied for use by the Department of Defense ("DOD"), it is delivered subject to the terms of this Agreement and in accordance with DOD FAR Supplement ("DFARS") 227.7202-1(a). If the Software is supplied for use by a Federal agency other than DOD, it is restricted computer software delivered subject to the terms of this Agreement and (i) FAR 12.212(a); (ii) FAR 52.227-19; or (iii) FAR 52.227-14 (ALT III), as applicable.

                              HIGH RISK ACTIVITIES

     THE SOFTWARE AND HARDWARE PRODUCTS ARE NOT DESIGNED, MANUFACTURED, OR INTENDED FOR USE OR RESALE AS ON-LINE CONTROL PRODUCTS REQUIRING FAIL-SAFE CONTROLS, SUCH AS IN THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATIONS SYSTEMS, AIR TRAFFIC CONTROL, LIFE SUPPORT, OR WEAPONS SYSTEMS WHERE FAILURE OF THE SOFTWARE AND HARDWARE PRODUCTS COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY AND/OR SUBSTANTIAL PROPERTY DAMAGE. YOU AGREE NOT TO USE THE SOFTWARE AND HARDWARE PRODUCTS FOR ANY SUCH PURPOSES, AND LSI, STORAGETEK AND THEIR AFFILIATES EXPRESSLY DISCLAIM AND ARE RELEASED FROM ANY RESPONSIBILITY OR LIABILITY FOR ANY AND ALL DAMAGES THAT MAY BE INCURRED DUE TO THE USE OF THE SOFTWARE AND HARDWARE PRODUCTS IN SUCH APPLICATIONS.

                                 GOVERNING LAW

     This Agreement is governed by the laws of the State of Colorado.

                                   EXHIBIT E


LSI LOGIC STORAGE SYSTEMS                                  TEST DESIGN DOCUMENTS



   THIS DOCUMENT AND INFORMATION HEREIN IS THE PROPERTY OF LSI LOGIC STORAGE
     SYSTEMS, INC. AND ALL UNAUTHORIZED USE AND REPRODUCTION IS PROHIBITED



                   CRITICAL END PRODUCT PARAMETERS AND LIMITS



OWNER:      [*]
            --------------------------------------------------------------
            Manufacturing Test Engineer                       Date

APPROVALS:  [*]
            --------------------------------------------------------------
            Manufacturing Test Engineer Manager               Date

            [*]
            --------------------------------------------------------------
            Manufacturing Tech. Support Manager               Date

REVIEWERS:  [*]
            --------------------------------------------------------------
            Manufacturing Tech. Support Test Engineer         Date

            [*]
            --------------------------------------------------------------
            Manufacturing Test Engineer                       Date

            [*]
            --------------------------------------------------------------
            Manufacturing Test Engineer                       Date

            [*]
            --------------------------------------------------------------
            Manufacturing Test Engineer                       Date



LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

                      (THIS PAGE INTENTIONALLY LEFT BLANK)


LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

CRITICAL END PRODUCT PARAMETERS AND LIMITS                    349-1043250 REV. A


                                                                   JUNE 24, 2004

--------------------------------------------------------------------------------


                                  CHANGE SHEET



-----------------------------------------------------------------------------------------------------
  REV.          DATE         SECTION                                CHANGE
-----------------------------------------------------------------------------------------------------
    A         04-15-04         All       Original document
-----------------------------------------------------------------------------------------------------



LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

                                                              349-1043250 REV. A


CRITICAL END PRODUCT PARAMETERS AND LIMITS                         JUNE 24, 2004

--------------------------------------------------------------------------------


                               TABLE OF CONTENTS



1.   INTRODUCTION................................................    5
2.   MINIMUM CRITICAL END PRODUCT REQUIREMENTS FOR A COMMAND         5
     MODULE......................................................
3.   MINIMUM CRITICAL END PRODUCT REQUIREMENTS FOR A DRIVE TRAY      6
     MODULE......................................................
4.   APPENDICES..................................................    7
4.1  Appendix A -- Acronyms......................................    7



LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

                                                              349-1043250 REV. A


CRITICAL END PRODUCT PARAMETERS AND LIMITS                         JUNE 24, 2004

--------------------------------------------------------------------------------


1.  INTRODUCTION



     The purpose of this document is to detail the minimum requirements for the manufacturing process.



2.  MINIMUM CRITICAL END PRODUCT REQUIREMENTS FOR A COMMAND MODULE



     This section will provide the minimum requirements that must be verified prior to shipping a Command Module to a customer.



REQUIREMENT   LIMITS
-----------   ------
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]



Notes:


     1.This is the configuration as shipped


LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

                                                              349-1043250 REV. A


CRITICAL END PRODUCT PARAMETERS AND LIMITS                         JUNE 24, 2004

--------------------------------------------------------------------------------


3.  MINIMUM CRITICAL END PRODUCT REQUIREMENTS FOR A DRIVE TRAY MODULE



     This section will provide the minimum requirements that must be verified prior to shipping a Tray Module to a customer.



REQUIREMENT   LIMITS
-----------   ------
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]
    [*]        [*]



Notes:



     1. [*]



     2. [*]


     3. [*]


LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

                                                              349-1043250 REV. A


CRITICAL END PRODUCT PARAMETERS AND LIMITS                         JUNE 24, 2004

--------------------------------------------------------------------------------


4.  APPENDICES



4.1  Appendix A -- Acronyms



        FRU -- Field Replaceable Unit



        NVSRAM -- Non Volatile Static Random Access Memory



        SFP -- Small Form-factor Plugable (external modules used to support copper or optical Fiber Channel connections)



        BOM -- Bill of Materials



        F/W -- Firmware


        ESM -- Environmental Service Monitor


LSI LOGIC STORAGE SYSTEMS, INC.


CONFIDENTIAL INFORMATION

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. OMITTED INFORMATION HAS BEEN REPLACED BY [*]. THE INFORMATION OMITTED CONSISTS OF 2 PAGES.


                                   EXHIBIT F

                               FORM OF SCORECARD

                                      [*]

                                AMENDMENT NO. 1



                                       TO



                              AMENDED AND RESTATED



                             DISTRIBUTOR AGREEMENT



     THIS AMENDMENT NUMBER ONE (this "AMENDMENT NO. 1") to that certain AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into effective as of June 29, 2004 (the "EFFECTIVE DATE"), by ENGENIO INFORMATION TECHNOLOGIES, INC., (FORMERLY LSI LOGIC STORAGE SYSTEMS, INC.), a Delaware corporation having its principal place of business at 1621 Barber Lane, Milpitas, California 95035 ("ENGENIO") and Storage Technology Corporation, a Delaware corporation having its principal place of business at One StorageTek Drive, Louisville, Colorado 80028 ("STORAGETEK"). Engenio and StorageTek are referred to individually as a Party and collectively as the Parties.



                                    RECITALS



     Whereas the Parties entered into the Agreement on April 15, 2004 and have conducted their business activities thereunder since such time;



     Whereas LSI Logic Storage Systems, Inc. has changed its name to Engenio Information Technologies, Inc.;



     Whereas the subject matters covered by certain attachments to the Agreement are subject to periodic change and revision in the ordinary course of the Parties' business relationship under the Agreement as the Parties mutually determine and agree;



     Whereas the Parties find it more appropriate and mutually convenient that such subject matters be managed in the ordinary course of their dealings, as has been the case during the period of the Agreement and the Original Agreement without the need for amending and updating the content of such certain attachments to the Agreement;



     Whereas the Parties do now desire to make certain revisions to the Agreement to reflect the foregoing:



     In consideration of the mutual premises and the covenants herein, the Parties agree as follows:



1.0 Defined Terms



     Capitalized terms herein have the same meaning as defined terms in the Agreement unless otherwise expressly set forth herein.



2.0 Revised Sections of Agreement



     The following sections of the Agreement are revised as follows:



     2.1 Schedule 1.1 is hereby deleted from the Agreement. All references in the Agreement to said Schedule 1.1 are hereby revised to be references to the documentation used by the Parties consistent with their past practice, which henceforth will be in lieu of said Schedule 1.1. The last sentence of the definition of "Co-branded Products" at Section 1 of the Agreement is hereby replaced and amended to read in its entirety as follows:



        "The Parties, consistent with their past practices under the Agreement and the Original Agreement, shall mutually agree upon the Products that will be considered as Co-branded Products hereunder and which will be modified from time to time pursuant to the Parties' mutual agreement."



     2.2 Schedule 1.4 is hereby deleted from the Agreement. The definition of "Specifications" at Section 1 of the Agreement is hereby replaced and amended to read in its entirety as follows:



        "Specifications" -- means Engenio's standard published specifications for the Standard Storage Products and the standard published specifications for the Unique Components, the documentation of which shall be prepared and maintained in a manner consistent with the Parties' past practices and as modified from time to time (a) by StorageTek as to the Unique Components, and (b) by Engenio for Product modifications in accordance with Section 9 and as specified by Engenio for new Products at the time the new Products are incorporated into this Agreement."



     2.3 The fourth sentence of Section 9.1 of the Agreement is hereby deleted in its entirety and the Exhibit C that was previously incorporated herein by that reference is deleted from the Agreement. The remainder of said Section 9.1 is confirmed and the Parties' confirm their respective obligations thereunder.



3.0 Notices



     References to LSI Logic Storage Systems, Inc. in the Agreement, including but not limited to as set forth at Section 26.3 are hereby changed to Engenio Information Technologies, Inc.



4.0 Agreement Otherwise Confirmed



     Except as expressly set forth herein the remainder of the Agreement is hereby confirmed by the Parties.



IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.



ENGENIO INFORMATION                            STORAGE TECHNOLOGY
TECHNOLOGIES, INC.                             CORPORATION



          By: /s/ DAVID E. SANDERS                     By: /s/ RICHARD M. PELLETIER
  -----------------------------------------      -----------------------------------------
           Name: David E. Sanders                       Name: Richard M. Pelletier
        Title:   V.P. General Counsel                Title:   Mrg. Worldwide Sourcing
            Date:   July 2, 2004                           Date:   July 2, 2004

                                AMENDMENT NO. 2



                                       TO



                              AMENDED AND RESTATED



                             DISTRIBUTOR AGREEMENT



     THIS AMENDMENT NUMBER TWO (this "AMENDMENT NO. 2") to that certain AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into effective as of July 2, 2004 (the "EFFECTIVE DATE"), by ENGENIO INFORMATION TECHNOLOGIES, INC., (FORMERLY LSI LOGIC STORAGE SYSTEMS, INC.), a Delaware corporation having its principal place of business at 1621 Barber Lane, Milpitas, California 95035 ("ENGENIO") and Storage Technology Corporation, a Delaware corporation having its principal place of business at One StorageTek Drive, Louisville, Colorado 80028 ("STORAGETEK"). Engenio and StorageTek are referred to individually as a Party and collectively as the Parties.



                                    RECITALS



     Whereas the Parties entered into the Agreement on April 15, 2004 and have conducted their business activities thereunder since such time;



     Whereas part of the Agreement included a certain schedule, Schedule 4.1, which dealt with, inter alia, a Meet Comp Pool;



     Whereas the Parties do now desire to make certain revisions to said
Schedule 4.1 in order to more clearly reflect their intent with respect thereto:



     In consideration of the mutual premises and the covenants herein, the Parties agree as follows:



1.0 Defined Terms



     Capitalized terms herein have the same meaning as defined terms in the Agreement unless otherwise expressly set forth herein.



2.0 Amended and Restated Schedule 4.1



     The Schedule 4.1 that was originally part of the Agreement, is hereby deleted and replaced in its entirety by the Amended and Restated Schedule 4.1 that is attached as Exhibit A hereto and incorporated herein by this reference.



3.0 Agreement Otherwise Confirmed



     Except as expressly set forth herein the remainder of the Agreement is hereby confirmed by the Parties.



IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.



ENGENIO INFORMATION                            STORAGE TECHNOLOGY
TECHNOLOGIES, INC.                             CORPORATION



        Signed: /s/ ERIC R. WILLIAMS                 Signed: /s/ RICHARD M. PELLETIER
  -----------------------------------------      -----------------------------------------
           Name: Eric R. Williams                       Name: Richard M. Pelletier
         Title:   Director, Finance                  Title:   Mgr. Worldwide Sourcing
            Date:   July 2, 2004                           Date:   July 2, 2004

                                   EXHIBIT A



                              AMENDED AND RESTATED



                                  SCHEDULE 4.1



                               PRICING PROVISIONS



     1. Forward Pricing [*]. SSI agrees that it will provide StorageTek the following pricing [*] during the Term ("[*]"). These [*] will [*].



     1.1 Disk Drive Pricing. Disk drives included in any Co-branded Product will be subject [*] in pricing on a [*] model pursuant to SCHEDULE 4.1.1 (MARK UP SCHEDULE) (the "MARK UP SCHEDULE"). The [*] in which a disk drive is first purchased by StorageTek from SSI shall be considered the [*] for the purposes of the Mark Up Schedule. If disk drives are purchased by StorageTek from SSI in the [*] of a StorageTek's [*], it shall be considered a [*] for the purpose of the Mark Up Schedule. The Parties will establish the Mark Up Schedule for newly introduced disk drives no later than [*] after SSI achieves ICIP or its equivalent for the newly introduced disk drives; however, the parties agree that if SSI [*].



     1.2 Hardware [*]. SSI will [*] the pricing for Hardware (excluding disk drives, Software and Unique Components) [*] of the then current price paid by StorageTek for such Hardware [*] (a) [*], (b) [*], and (c) [*]. If StorageTek does not add a new Co-branded Product which is a Substitute for a Co-branded Product, [*] on the Co-branded Product for which the Substitute is for until such time as StorageTek adds the Substitute. If a Substitute has achieved ICIP or its equivalent in the [*] of a StorageTek's [*], it shall be considered a [*] for the purpose of Hardware [*].



     2. Unique Component Price [*]. To the extent any [*] are achieved with respect to SSI's [*] of Unique Components used in building the Co-branded Products, SSI shall [*] the price of such Co-branded Product by the [*].



     3. Minimum Pricing [*]. The Parties agree that the [*] shall be not [*] on a golden system basis for the [*]. During the Term, the Parties will meet [*] and during in the [*] of the [*] to reset the golden systems, to review overall market conditions and establish the [*] for the [*]. If the Parties are unable to agree upon [*] for any [*] after [*] of negotiation, the [*] will continue at [*] until the Parties resolve the issue pursuant to escalation procedure as set forth in Section 25.2.



     4. Pricing Meetings. The Parties will meet after the [*] to review [*] or its equivalent data for the purpose of [*] and using agreed upon "golden systems" for the purpose of benchmarking. Data reviewed will be primarily [*]; however, [*] may be reviewed as appropriate in the marketplace. Upon mutual agreement, the Parties may update the prices on SCHEDULE 1.1 (CO-BRANDED PRODUCTS) based upon the [*].



     5. Premium Software [*]. SSI will [*] StorageTek based on StorageTek's and its Subsidiaries' [*] of Premium Software [*] (the "[*]"). For the [*], SSI will [*] StorageTek a [*] of StorageTek's and its Subsidiaries' [*] Premium Software in [*]. For each [*] thereafter, the Parties will establish a "PREMIUM SOFTWARE VOLUME TARGET" based on a reasonable growth target which will include the consideration of the following factors (a) [*], (b) [*], (c) [*], and (d) [*]. The Premium Software Volume Target shall be set [*] after the end of the [*]. SSI shall [*] to StorageTek [*] from the [*].



     6. Sales Incentive Programs. The parties agree that SSI will provide StorageTek with sales incentive programs throughout the Term, in SSI's sole discretion.



     7. [*] Pricing. Beginning the [*] in which the Effective Date occurs and for each subsequent [*] during the Term, SSI [*] StorageTek [*] generated by StorageTek and its Subsidiaries from the [*] of Co-branded Products ([*]). SSI
(a) will notify StorageTek of the [*] of the [*] for the [*] after the end of SSI's [*], such [*] to be not less than [*] of StorageTek's [*] in effect on the first day of such current StorageTek's [*], and (b) will provide StorageTek a [*] equal to the [*] for that [*] within such [*]. The actual [*] by SSI for such [*] will be no less than the [*] and SSI will [*] between the actual [*] to be made and the [*] of which StorageTek was previously notified in the following [*]. StorageTek may [*] at StorageTek's discretion on a [*] for sales opportunities between StorageTek or its Subsidiaries and any other source of products that compete with the Co-Branded Products. If StorageTek [*] for any [*], StorageTek may request and SSI will consider, and respond by the next business day, to requests from StorageTek to adjust Co-branded Product [*], to [*] for sales opportunities submitted by StorageTek or its Subsidiaries from any other source of products that compete with the Co-branded Products. The [*] provisions of this Section 4.4 shall be subject to compliance with applicable laws. As a material condition hereto, StorageTek will [*]. [*]. StorageTek and SSI will meet [*] to review the [*] for the purpose of putting plans in place to [*].



     8. Most Favored Nations Pricing. The pricing of Co-branded Products shall be [*] (the "MOST FAVORED NATION"). [*] pricing transactions (whether between SSI (or its Subsidiaries) and StorageTek (or its Subsidiaries) or between SSI (or its Subsidiaries) and any other person or entity) and [*] pricing when such [*] price was not priced in connection with the [*] in which it was sold (whether to StorageTek or its Subsidiaries or to any other person or entity) shall be excluded from the Most Favored Nations calculations. Any [*] shall be factored into the price match determination. Any Most Favored Nation price as calculated when compared to any particular customer hereunder shall [*] SSI or its Subsidiaries, [*]; provided, however, that the Most Favored Nation price shall not prevent SSI and its Subsidiaries from making a [*], including StorageTek and its Subsidiaries.

                                 SCHEDULE 4.1.1

                                MARK UP SCHEDULE

                                      [*]